                                                          SEC File No. 333-11637

                       SECURITIES AND EXCHANGE COMMISSION


                          AMENDMENT NO. 3 TO FORM S-1


           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      Dransfield China Paper Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                   Territory of the British Virgin Islands
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)

                                     2676
            --------------------------------------------------------
            (Primary Standard Industrial Classification Code Number)

                                  None Required
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

                         49 Strawberry Lane, Suite 200,
                            Palos Verdes Peninsula,
                            California 90274, U.S.A.
                                 310-541-4415
        -------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   T.E. King
                         49 Strawberry Lane, Suite 200,
                            Palos Verdes Peninsula,
                            California 90274, U.S.A.
                                 310-541-4415
        -------------------------------------------------------------
        (Address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:

                            Thomas J. Kenan, Esq.
                                  Suite 800
                          201 Robert S. Kerr Avenue
                           Oklahoma City, OK 73102
                                 405-235-2575

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                          Proposed          Proposed
each class                        maximum           maximum
of securities                     offering          aggregate      Amount of
to be            Amount to be     price per         offering       registration
registered       registered       unit              price          fee

--------------------------------------------------------------------------------
Common Stock        461,572       $0.001              $   462       $   0.16(1)
                                                                    --------

                                                      Minimum fee:  $ 100.00
--------------------------------------------------------------------------------

(1) These 461,572 shares are owned by SuperCorp Inc., the controlling shareholder of the Registrant, and are to be distributed by SuperCorp Inc. to its shareholders as a stock dividend. The registration fee is based upon the book value of the Registrant as of two business days prior to the date of filing this registration statement. Reg. 230.457(a).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS


                       Dransfield China Paper Corporation
           (a British Virgin Islands international business company)

                         461,572 Shares of Common Stock
        (For the account of a distributing shareholder, SuperCorp Inc.)

         Dransfield China Paper Company ("the Company") is a recently formed, development-stage shell company without significant assets or any business. It was formed by SuperCorp Inc., an Oklahoma corporation, for the purpose of (i) creating a public market for the Company's securities by distributing to SuperCorp's approximately 2,500 shareholders ("the Spinoff") 461,572 shares of the Company's Common Stock ("the Spinoff Shares"), (ii) merging with another British Virgin Islands company, Dransfield Paper Holdings Limited ("Dransfield Paper") ("the Merger"), which other company is a viable company with significant assets and an ongoing business, and (iii), following the Merger, engaging in the business and activities now being conducted by Dransfield Paper
- buying and selling paper, distributing Proctor & Gamble's "Tempo" brand paper handkerchiefs in Hong Kong and China, and converting jumbo rolls of paper into finished hygienic paper products for sale in Hong Kong and China.

         In addition to the 461,572 Spinoff Shares registered herein and to be distributed pro rata to SuperCorp's shareholders, 38,428 unregistered shares of Common Stock will be issued to two persons for services rendered to the Company and 500,000 unregistered Callable Common Stock Purchase Warrants ("U.S. Callable Warrants" exercisable at $5.50 and callable by the Company at $8.00) will be issued for nominal consideration to eight "insiders" of the Company (either directly or indirectly through family members), three of whom are officers and directors of SuperCorp and seven of whom are SuperCorp shareholders who will receive 41 percent of the Spinoff Shares through the pro rata spinoff distribution. Following the Merger, should it be approved by Dransfield Paper's shareholder, and assuming the conversion into Common Stock of all securities distributed in the Merger including the 500,000 U.S. Callable Warrants distributed to the eight insiders of the Company, the SuperCorp shareholders receiving the Spinoff Shares and the eight insiders would own an aggregate of 1,000,000 shares of Common Stock or 7.7 percent of the outstanding 13,046,004 shares of Common Stock of the Company. Of this 7.7 percent, or 1,000,000 shares, the "insiders" would own 72.6 percent, or 725,930 shares - 187,502 shares of which they would

                                                        (continued on next page)

                   ----------------------------------------

                                                                Underwriting
                                           Price to             Discounts and        Proceeds to
                                           Recipient            Commissions          Other Persons(1)
-------------------------------------------------------------------------------------------------------
Per Share                           $            0.001(2)           $0               $        0.001
461,572 Shares                      $              462(3)           $0               $          462(4)
--------------------------------------------------------------------------------------------------------





          The date of this Prospectus is                        , 1997.
                                        ------------------------

(1) The estimated expenses of the transaction described herein are $185,255, all of which is being borne by Dransfield Paper Holdings Limited ("Dransfield Paper"), a British Virgin Islands international business company with whom the Company proposes to merge. These expenses are federal and state registration fees - $1,380; stock transfer agent's fee - $4,375; escrow agent's fee - $500; printing and engraving - $10,000; legal fees - $40,000; auditor's fee - $75,000; mailing cost - $4,000; and Nasdaq listing fee - $50,000.

(2) Based upon the book value of Dransfield China Paper Corporation ("the Company") on June 30, 1996.

(3) These 461,572 Shares ("the Spinoff Shares") of Common Stock are owned by SuperCorp Inc. ("SuperCorp"), a shareholder of the Company. Certificates evidencing these Spinoff Shares will be distributed to an escrow agent ("the Spinoff") for delivery to the approximately 2,500 shareholders of SuperCorp at such time as (i) a proposed merger ("the Merger") between the Company and Dransfield Paper should be effected,
         (ii) this Prospectus is supplemented to indicate the date the Merger was effected, and (iii) information concerning the surviving Company shall have been made available to the public and to National Association of Securities Dealers member firms. See "Plan of Distribution."

(4) These funds represent the aggregate book value, at $0.001 a Share, of the Spinoff Shares at the time of the Spinoff (and before the proposed Merger), which Shares shall be received by the shareholders of SuperCorp.

----------------------------------------

have received through the pro rata spinoff distribution, 38,428 shares they would have received for services rendered, and 500,000 shares they would have purchased for $2,750,000, and the other SuperCorp shareholders would own 27.4 percent, or 274,070 shares, which they would have received as a dividend through the pro rata spinoff distribution. See "Certain Insider Transactions."

--------------------------------------------------------------------------------

         THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5.

                        ------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


         Prior to the date of this Prospectus the Company was not a "reporting company," as such term is employed in the Securities Exchange Act of 1934, and its Common Stock was neither listed on any exchange nor eligible for quotation on the Nasdaq Stock Market. There presently is no public market for the Common Stock of the Company, and there can be no assurance that such a market will develop or can be sustained should there be a completion of the proposed Merger. Should the proposed Merger be approved and effected, it is expected that the Common Stock of the Company will then be eligible for quotation on the Nasdaq Stock Market.

Should the proposed Merger not be effected, there will be no public market for the securities of the Company because of the above-described escrow arrangement. See "Summary of Proposed Transaction - Plan of Distribution."

                             ADDITIONAL INFORMATION


         REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission in Washington, D.C. a Registration Statement under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this Prospectus. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits listed in the Registration Statement. The Registration Statement can be examined at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained upon payment of the prescribed fees. The Company is an electronic filer, and the Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.


         REPORTS TO SHAREHOLDERS. Provided the Merger is effected, the post-Merger Company will be a "private foreign issuer," as such term is defined by the Securities and Exchange Commission, and will file reports with the Securities and Exchange Commission as required of private foreign issuers. The Company intends to furnish shareholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as it may deem appropriate or as required by law.

         STOCK CERTIFICATES. It is expected that certificates for the securities offered hereby will be ready for delivery within one week after the date of this Prospectus (see "The Escrow Arrangement").

         POST-EFFECTIVE AMENDMENT AND PROSPECTUS STICKERS CONCERNING PROPOSED MERGER. Should the proposed merger described herein be approved by the requisite shareholder vote and become effective, the Company will file a post-effective amendment to the Registration Statement described above and cause stickers to be placed on the front cover page of all copies of the Prospectus, which amendment and stickers will describe the results of the vote and the effective date of the merger.

                      ENFORCEABILITY OF CIVIL LIABILITIES

         The Company is incorporated in the Territory of the British Virgin Islands as an international business company and has no assets there. After the merger described herein, all of the Company's directors and officers and certain experts named herein will reside outside the United States either in Hong Kong, in the Peoples Republic of China (the "PRC") or in the British Virgin Islands, and virtually all the assets of the Company and of such persons are or may be located outside the United States. Therefore, with respect to the enforcement by investors of civil liabilities under the U.S. Federal securities laws, it may not be possible for investors to effect service of process within the United States against such persons or, if service is effected and a judgment in U.S. courts is obtained against such persons, it is unlikely that such a judgment could be enforced in the U.S. courts. In July 1997 Hong Kong becomes part of the PRC, and as the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, administrative actions brought by regulatory authorities, such as the Securities and Exchange Commission ("the Commission"), and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law and the Company's Articles of Association to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. Finally, the Company has been advised by Harney, Westwood & Riegels, solicitors in the British Virgin Islands, that there is uncertainty as to whether the courts of the British Virgin Islands would enforce (i) judgments of United States courts obtained against the Company or such persons predicated solely upon the civil liability provisions of the Federal securities laws or (ii), in original actions brought in the British Virgin Islands, liabilities against the Company or such persons predicated solely upon the Federal securities laws.

UNTIL _____________, 1997 (90 DAYS AFTER THE EFFECTIVE DATE OF THE MERGER) ALL U.S. DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES MAY BE REQUIRED TO DELIVER A PROSPECTUS.

                                TABLE OF CONTENTS                           PAGE
Additional Information  . . . . . . . . . . . . . . . . . . . . . . . . . .  iii
         Registration Statement . . . . . . . . . . . . . . . . . . . . . .  iii
         Reports to Shareholders  . . . . . . . . . . . . . . . . . . . . .  iii
         Stock Certificates . . . . . . . . . . . . . . . . . . . . . . . .  iii
         Post-Effective Amendment and Prospectus Stickers
                 Concerning Proposed Merger . . . . . . . . . . . . . . . .  iii

Enforceability of Civil Liabilities . . . . . . . . . . . . . . . . . . . .  iii

Summary Information   . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         The transaction    . . . . . . . . . . . . . . . . . . . . . . . .    1
         The Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         The Spinoff Shares . . . . . . . . . . . . . . . . . . . . . . . .    1
         Terms of the Spinoff . . . . . . . . . . . . . . . . . . . . . . .    1
         Other securities of the Company  . . . . . . . . . . . . . . . . .    1
         The proposed Merger  . . . . . . . . . . . . . . . . . . . . . . .    1
         The survivor of the Merger . . . . . . . . . . . . . . . . . . . .    1
         Business of the Company  . . . . . . . . . . . . . . . . . . . . .    1
         Business of Dransfield Paper . . . . . . . . . . . . . . . . . . .    1
         Terms of the Merger  . . . . . . . . . . . . . . . . . . . . . . .    2
         Management of the Company after the Merger . . . . . . . . . . . .    2
         Insiders to the transaction  . . . . . . . . . . . . . . . . . . .    2
         Securities to be outstanding after the Merger  . . . . . . . . . .    2
         Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . .    4
         Tax consequences of the Spinoff  . . . . . . . . . . . . . . . . .    4
         Tax consequences of the Merger . . . . . . . . . . . . . . . . . .    4
         Address of SuperCorp . . . . . . . . . . . . . . . . . . . . . . .    4
         Address of the Company . . . . . . . . . . . . . . . . . . . . . .    4
         Address of Dransfield Paper  . . . . . . . . . . . . . . . . . . .    4
         Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .    5

Risk Factors    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
         No Assurance of a Public Market  . . . . . . . . . . . . . . . . .    5
         No Assurance of Success of Planned Business Expansion                 5
         Reliance on Key Personnel  . . . . . . . . . . . . . . . . . . . .    6
         Volatility of Price of Pulp  . . . . . . . . . . . . . . . . . . .    6
         Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Political Considerations . . . . . . . . . . . . . . . . . . . . .    7
         Economic Considerations  . . . . . . . . . . . . . . . . . . . . .    7
         Legal System   . . . . . . . . . . . . . . . . . . . . . . . . . .    7
         Government Control of Currency Conversion and
                 Exchange Rate Risks  . . . . . . . . . . . . . . . . . . .    8
         Environmental Liability Exposure . . . . . . . . . . . . . . . . .    9
         Dividends Not Likely . . . . . . . . . . . . . . . . . . . . . . .    9

Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

Exchange Rate Information . . . . . . . . . . . . . . . . . . . . . . . . .   10

SuperCorp - The Distributing Shareholder  . . . . . . . . . . . . . . . . .   11
         SuperCorp May be Deemed to be an Underwriter . . . . . . . . . . .   12
         SuperCorp's Exposure as a Control Person . . . . . . . . . . . . .   13

Terms of the Transaction    . . . . . . . . . . . . . . . . . . . . . . . .   13
         Reasons for the Merger and Spinoff . . . . . . . . . . . . . . . .   14
         Accounting Treatment of Proposed Merger  . . . . . . . . . . . . .   15
         Degree of Management Control of Vote on Merger . . . . . . . . . .   15
         Dissenters' Right of Appraisal . . . . . . . . . . . . . . . . . .   15
         Compliance with Governmental Regulations . . . . . . . . . . . . .   15
         Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . .   16

Transactions with Insiders  . . . . . . . . . . . . . . . . . . . . . . . .   16
         Services Rendered by Insiders  . . . . . . . . . . . . . . . . . .   18

Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
         The Escrow Arrangement . . . . . . . . . . . . . . . . . . . . . .   19
                 Should the Merger Occur  . . . . . . . . . . . . . . . . .   20
                 Consequences Should the Merger Not Occur . . . . . . . . .   20

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . .   21
         Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . .   22
                 Voting rights  . . . . . . . . . . . . . . . . . . . . . .   22
                 Dividend rights  . . . . . . . . . . . . . . . . . . . . .   22
                 Liquidation rights . . . . . . . . . . . . . . . . . . . .   22
                 Preemptive rights  . . . . . . . . . . . . . . . . . . . .   22
                 Registrar and transfer agent . . . . . . . . . . . . . . .   22
                 Dissenters' rights . . . . . . . . . . . . . . . . . . . .   22
         Preferred Stock    . . . . . . . . . . . . . . . . . . . . . . . .   22
                 Series A Convertible Preferred Stock . . . . . . . . . . .   22
                 Dividend rights  . . . . . . . . . . . . . . . . . . . . .   23
                 Liquidation or dissolution rights  . . . . . . . . . . . .   23
                 Conversion rights  . . . . . . . . . . . . . . . . . . . .   24
                 Voting rights  . . . . . . . . . . . . . . . . . . . . . .   24
                 Changes in Terms of Series A Convertible
                          Preferred Stock . . . . . . . . . . . . . . . . .   25
                 Preemptive rights  . . . . . . . . . . . . . . . . . . . .   25
                 Registrar and transfer agent . . . . . . . . . . . . . . .   25
                 Dissenters' rights . . . . . . . . . . . . . . . . . . . .   25
         Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . .   25
                 Liquidation rights . . . . . . . . . . . . . . . . . . . .   25
                 Other rights . . . . . . . . . . . . . . . . . . . . . . .   25
                 Registrar and transfer agent . . . . . . . . . . . . . . .   26
         Warrants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
                 Call Feature of the Callable Warrants  . . . . . . . . . .   26
                 Registrar and transfer agent . . . . . . . . . . . . . . .   26

Income Tax Consequences     . . . . . . . . . . . . . . . . . . . . . . . .   26
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         The Spinoff  . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         Shareholders of SuperCorp  . . . . . . . . . . . . . . . . . . . .   27
         Recipients of the U.S. Callable Warrants . . . . . . . . . . . . .   27

Other Financial Considerations  . . . . . . . . . . . . . . . . . . . . . .   28
         Pro Forma Financial Information and Dilution . . . . . . . . . . .   28
         Material Contacts Among the Companies  . . . . . . . . . . . . . .   28

Information About the Company . . . . . . . . . . . . . . . . . . . . . . .   28
         Description of Business and Properties . . . . . . . . . . . . . .   28

         Course of Business Should the Merger Not Occur . . . . . . . . . . 29
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . 29
         Market for the Company's Common Stock and Related
                 Stockholder Matters  . . . . . . . . . . . . . . . . . . . 29
                 Dividends  . . . . . . . . . . . . . . . . . . . . . . . . 30
         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . 30

Information About Dransfield Paper  . . . . . . . . . . . . . . . . . . . . 30
         Description of Business and Properties . . . . . . . . . . . . . . 31
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . 32
         Management's Discussion and Analysis of Financial
                 Condition and Results of Operations  . . . . . . . . . . . 33
                 Overview . . . . . . . . . . . . . . . . . . . . . . . . . 34
                 Results of Operations  . . . . . . . . . . . . . . . . . . 34
                 Sales  . . . . . . . . . . . . . . . . . . . . . . . . . . 34
                          Interim results . . . . . . . . . . . . . . . . . 35
              Gross margin  . . . . . . . . . . . . . . . . . . . . . . . . 35
                          Interim results . . . . . . . . . . . . . . . . . 35
                 Selling, general and administrative expenses . . . . . . . 35
                          Interim results . . . . . . . . . . . . . . . . . 35
                 Interest expense . . . . . . . . . . . . . . . . . . . . . 35
                          Interim results . . . . . . . . . . . . . . . . . 36
                 Net income . . . . . . . . . . . . . . . . . . . . . . . . 36
                          Interim results . . . . . . . . . . . . . . . . . 36
                 Balance sheet items  . . . . . . . . . . . . . . . . . . . 36
                          Interim results . . . . . . . . . . . . . . . . . 36
                 Liquidity and capital resources  . . . . . . . . . . . . . 36
                          Interim results . . . . . . . . . . . . . . . . . 38
                 Outlook    . . . . . . . . . . . . . . . . . . . . . . . . 38
                 Timing of the expansion  . . . . . . . . . . . . . . . . . 39
                          Paper Mill No. 1  . . . . . . . . . . . . . . . . 39
                          Paper Mill No. 2  . . . . . . . . . . . . . . . . 40
                          Paper Mills No. 3 and 4 . . . . . . . . . . . . . 41
         The Paper Industry in China  . . . . . . . . . . . . . . . . . . . 43
         Properties   . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
                 Conghua - Paper Mill No. 1 . . . . . . . . . . . . . . . . 44
                 Jiangyin - Paper Mill No. 2  . . . . . . . . . . . . . . . 44
                 Office facilities  . . . . . . . . . . . . . . . . . . . . 44
         Dependence on major customers and suppliers  . . . . . . . . . . . 44
         Research and development . . . . . . . . . . . . . . . . . . . . . 45
         Environmental controls   . . . . . . . . . . . . . . . . . . . . . 45
         Number of employees  . . . . . .  . . . . . . .  . . . . . . . . . 45
         Venue of sales   . . . . . . . . . . . . . . . . . . . . . . . . . 45
         Patents, Copyrights and Intellectual Property  . . . . . . . . . . 45
         Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . 46
         Market for Dransfield Paper's Capital Stock and
                 Related Stockholder Matters  . . . . . . . . . . . . . . . 46
         Financial Statements   . . . . . . . . . . . . . . . . . . . . . . 46

Taxation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         British Virgin Islands Taxation  . . . . . . . . . . . . . . . . . 46
         U. S. Federal Income Taxation  . . . . . . . . . . . . . . . . . . 47
                 Taxation of the Company  . . . . . . . . . . . . . . . . . 47
                 Taxation of Shareholders . . . . . . . . . . . . . . . . . 47
                          Tax on Dividends  . . . . . . . . . . . . . . . . 47

                          Sale or Other Disposition . . . . . . . . . . . .   47
         Hong Kong Taxes    . . . . . . . . . . . . . . . . . . . . . . . .   47
                 Tax on Dividends . . . . . . . . . . . . . . . . . . . . .   47
                 Profits Tax  . . . . . . . . . . . . . . . . . . . . . . .   48
                 Estate Duty  . . . . . . . . . . . . . . . . . . . . . . .   48
                 Stamp Duty . . . . . . . . . . . . . . . . . . . . . . . .   48
         Taxation of the Company by the PRC . . . . . . . . . . . . . . . .   48
                 Income Tax . . . . . . . . . . . . . . . . . . . . . . . .   48
                 Value added tax  . . . . . . . . . . . . . . . . . . . . .   48

Management Information      . . . . . . . . . . . . . . . . . . . . . . . .   48
         Security Ownership of Certain Beneficial Owners and
                 Management . . . . . . . . . . . . . . . . . . . . . . . .   48
         Directors, Executive Officers and Significant
                 Employees  . . . . . . . . . . . . . . . . . . . . . . . .   51
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
         Executive directors of Dransfield Paper  . . . . . . . . . . . . .   52
                 Horace YAO Yee Cheong  . . . . . . . . . . . . . . . . . .   52
                 Warren MA Kwok Hung  . . . . . . . . . . . . . . . . . . .   52
                 Jeremy LU Yuen Tong  . . . . . . . . . . . . . . . . . . .   52
         Senior executives of Dransfield Paper  . . . . . . . . . . . . . .   52
                 James MADISON  . . . . . . . . . . . . . . . . . . . . . .   52
                 Peter KEATINGE . . . . . . . . . . . . . . . . . . . . . .   52
                 CHOW Yeung Chee  . . . . . . . . . . . . . . . . . . . . .   52
                 Manuel ALVAREZ . . . . . . . . . . . . . . . . . . . . . .   52
                 Terry BURTON . . . . . . . . . . . . . . . . . . . . . . .   52
                 Eddy WU    . . . . . . . . . . . . . . . . . . . . . . . .   53
                 Joe PANKRATZ . . . . . . . . . . . . . . . . . . . . . . .   53
         The Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
                 T. E. King . . . . . . . . . . . . . . . . . . . . . . . .   53
         Remuneration of Directors and Officers . . . . . . . . . . . . . .   53
                 The Company  . . . . . . . . . . . . . . . . . . . . . . .   53
                 Dransfield Paper . . . . . . . . . . . . . . . . . . . . .   53
                 Stock Options  . . . . . . . . . . . . . . . . . . . . . .   54
                          The Plan  . . . . . . . . . . . . . . . . . . . .   54
                          Other Options . . . . . . . . . . . . . . . . . .   54
         Certain Relationships and Related Transactions . . . . . . . . . .   54
                 Company's Transactions with Promoters  . . . . . . . . . .   54
                 Dransfield Paper's Transactions with Management  . . . . .   55

Interests of Named Experts and Counsel  . . . . . . . . . . . . . . . . . .   55

Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55

Financial Statements Index  . . . . . . . . . . . . . . . . . . . . . . . .   57

Appendix A - Agreement of Merger  . . . . . . . . . . . . . . . . . . . . .  A-1

Appendix B - The People's Republic of China . . . . . . . . . . . . . . . .  B-1

                              SUMMARY INFORMATION

         The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. All financial statements set forth herein for the Company and Dransfield Paper Holdings Ltd. have been prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").

The transaction -                          A Spinoff and a proposed Merger.

The Spinoff -                              A pro rata distribution by SuperCorp
                                           Inc. ("SuperCorp") to its
                                           approximately 2,500 shareholders of
                                           461,572 shares of Common Stock of
                                           Dransfield China Paper Company ("the
                                           Company"), which SuperCorp purchased
                                           for $0.001 a share.

The Spinoff Shares -                       The 461,572 shares of Common Stock
of the Company held by SuperCorp.

Terms of the Spinoff -                     1 Spinoff Share for each 14 shares
                                           of Common Stock of SuperCorp held of
                                           record on January 22, 1997.

Other securities of the Company -          38,428 shares of Common Stock and
                                           500,000 Callable Common Stock
                                           Purchase Warrants ("the U.S.
                                           Callable Warrants"), each warrant
                                           exercisable at $5.50 and callable by
                                           the Company at $8.00, all held by
                                           "insiders" of the Company and of
                                           SuperCorp.

The proposed Merger -                      Subject to shareholder approval of
                                           both companies, the Company will
                                           merge with Dransfield Paper Holdings
                                           Limited ("Dransfield Paper"),
                                           another British Virgin Islands
                                           international business company.

The survivor of the Merger -               The Company.

Business of the Company -                  None.  A development-stage, shell
                                           corporation, organized to merge with
                                           Dransfield Paper.

Business of Dransfield Paper -             Buying, selling and distributing, to
                                           consumers, hygienic paper, including
                                           Proctor & Gamble's "Tempo" brand
                                           paper handkerchiefs, in Hong Kong and
                                           China, which business is proposed to
                                           be expanded to include the
                                           manufacture in China of such paper.

Terms of the Merger -                      Dransfield Paper's sole shareholder,
                                           Dransfield Holdings Limited
                                           ("Dransfield Holdings"), a Cayman
                                           corporation, would exchange its
                                           existing shareholdings in Dransfield
                                           Paper for the following securities
                                           of the Company:  (1) 9,300,000
                                           shares of Common Stock, (2)
                                           2,300,000 shares of Series A
                                           Convertible Preferred Stock, which
                                           are convertible into 2,300,000
                                           shares of Common Stock, and (3)
                                           446,004 Callable Common Stock
                                           Purchase Warrants exercisable at
                                           $5.50 and callable by the Company at
                                           $8.00 (the "Merger Callable
                                           Warrants").

Management of the Company
         after the Merger -                Dransfield Paper's management.

Insiders to the transaction -              The following persons may be deemed
                                           to be "insiders" to the transaction:
                                           J. Douglas Bowey, T.E. King, John E.
                                           Adams, Thomas J. Kenan, Albert L.
                                           Welsh, George W. Cole, Robert G.
                                           Rader and Gary E. Bryant.  Each of
                                           them will receive directly, or may
                                           be attributed indirectly through
                                           receipt by family members or family
                                           controlled entities, securities of
                                           the Company in addition to their
                                           receipt of shares of Common Stock
                                           through the pro rata distribution of
                                           the Spinoff Shares.  See
                                           "Transactions with Insiders."

Securities to be outstanding
         after the Merger -                See table below:

                                                              Other                  Dransfield
   Type of                                                  SuperCorp                  Paper
Company's Security                   Insiders              Shareholders             Shareholders            Total
------------------                   --------              ------------             ------------            -----
Common Stock                         225,930(1)               274,070(2)            9,300,000(3)          9,800,000
      Percent                           2.3%                     2.8%                  94.9%                 100%
Series A Convertible
  Preferred Stock
  (converts to
  Common Stock,
  share for
  share)                                  0                        0                2,300,000(3)          2,300,000
      Percent                             0                        0                   100%                  100%
Callable Warrants,
  exercisable
  at $5.50                           500,000(4)                    0                446,004(5)              946,004
      Percent                          52.9%                       0                   47.1%                 100%
Common Stock (after
  conversion of
  Preferred Stock
  and exercise
  of all Callable
  Warrants)                          725,930                  274,070               12,046,004           13,046,004
      Percent                           5.6%                    2.1%                   92.3%                 100%


-----------------------
(1) 187,502 of these shares are Spinoff Shares, registered with the Securities and Exchange Commission ("the Commission"). 38,428 of these shares are restricted securities, are held 26,786 by J. Douglas Bowey, a finder, and 11,642 by T.E. King, president and sole director of the Company and president and a director of SuperCorp, and are proposed to be registered with the Commission for resale soon after the Merger should become effective.

(2) Registered with the Commission and unrestricted for transfer in the stock market.

(3) Unregistered shares, but the issuance of which, for the Merger, is not subject to the registration provisions of the Securities Act. Some of these shares may be registered later for resale by Dransfield Holdings or could later enter the U.S. stock market through the limited amount "dribble rule" provision of the Commission's Rule 144 which is applicable to affiliates of issuers.

(4) Unregistered, as are the 500,000 shares of Common Stock underlying the U.S. Callable Warrants. Proposed to be registered for resale soon after the Merger should become effective.

(5) Unregistered, but the issuance of which, for the Merger, is not subject to the registration provisions of the Securities Act. Proposed to be registered for resale soon after the Merger should become effective.

Plan of Distribution -               Certificates representing the 500,000
                                     shares of Common Stock and 500,000 U.S.
                                     Callable Warrants to be distributed to the SuperCorp shareholders and insiders will be delivered to Liberty Bank and Trust
                                     Company of Oklahoma City to be held in
                                     escrow, pursuant to SEC Regulation
                                     230.419, until the Merger should be
                                     approved by Dransfield Holdings. Should it be so approved, Liberty Bank will then transmit such certificates to their owners; provided, however, that SuperCorp shareholders entitled to receive fewer than 10 shares of Common Stock will be notified by SuperCorp that they can elect to receive their certificates or have their shares aggregated with other small-denomination shareholders and sold in a broker's transaction into the open market, after which they will receive the net cash proceeds of the sale.

Tax consequences of the Spinoff -    Taxable both to SuperCorp and to the
                                     SuperCorp shareholders receiving the
                                     461,572 Spinoff Shares.  Based upon the
                                     opinion of counsel, SuperCorp believes the value of the Spinoff Shares for federal income tax purposes is negligible - $0.001 a share. See "Income Tax Consequences."

Tax consequences of the Merger -     Not taxable under the laws of the British
                                     Virgin Islands, the U.S., or Hong Kong.
                                     See "Income Tax Consequences.

Address of SuperCorp -               49 Strawberry Lane, Suite 200
                                     Palos Verdes Peninsula, CA 90274
                                     Telephone:  310-541-4415

Address of the Company -             Same as SuperCorp

Address of Dransfield Paper -        36-42 Pok Man Street
                                     First and Second Floors
                                     Mongkok, Kowloon, Hong Kong
                                     Telephone:  011-852-2787-0838
                                     (by direct dial from the U.S.)

RISK FACTORS.

        Ownership of the Common Stock of the Company is speculative and involves a high degree of risk, whether the Merger with Dransfield Paper be effected or not. See "Risk Factors" below.

                                  RISK FACTORS

        Any person acquiring securities of the Company, either through a purchase in the open market or through exercise of the U.S. Warrants, is making an investment decision that involves a high degree of risk and should carefully consider the following factors:

        1. No Assurance of a Public Market. There is presently no public market for the Spinoff Shares and there is no assurance that a public market for such securities will develop after the occurrence of the Merger described in this Prospectus or, if one develops, that it will be sustained. Until the Merger should be approved by Dransfield Paper - and no assurance can be or is given that such approval will be given, certificates representing the Spinoff Shares will be placed in escrow with Liberty Bank and Trust Company of Oklahoma City, N.A. ("the Escrow Agent"). See "Plan of Distribution." No market for the securities can or will develop as long as the escrow continues. Should the Merger be approved and effected, the Escrow Agent will distribute the certificates to their owners, but this will not in itself create an active market in the Company's Common Stock. The Company anticipates that its Common Stock will be listed on the Nasdaq Stock Market, but no assurance can be given that this will occur or, if it occurs, that such listing can be maintained. Further, should the Company's Common Stock trade on the Nasdaq Small Cap Market at less than $5 a share - and no assurance can be given that this will not be the case, many broker-dealer firms will not allow their registered representatives to recommend the stock to their customers because of certain administrative severities placed by the Securities and Exchange Commission on so-called "penny stocks," which disallowance would tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market.

        2. No Assurance of Success of Planned Business Expansion. Should the proposed Merger occur, the post-Merger Company will be engaged in an effort to effectuate an ambitious plan to expand its operations to those of a vertically integrated paper manufacturer and distributor of paper products.
See "Information About Dransfield Paper." There is, and can be, no assurance that this business expansion will be realized. While a considerable part of the capital expenditures required for this business expansion have been obtained or made available by Dransfield Paper's corporate parent, additional funds, not yet obtained, are required, and there is and can be no assurance that these additional funds will be obtained. Further, the success of this planned business expansion can be affected by many other factors which are not in the Company's control, such as political and economic decisions made by the Chinese government and economic developments affecting the paper manufacturing industry throughout the world. The planned expansion is complex in conception, its parts are interdependent, delays in one area can create delays in other areas, and the post-Merger Company has no prior experience in paper manufacturing as a company, even though it has acquired experienced personnel to effectuate this expansion. Further, execution of the entire plan over the next several years requires that the Company obtain the manufacture, by other companies in the PRC, of certain equipment now being imported by the Company from the United States and Europe. While the Company believes such equipment manufacture in the PRC can be achieved, no assurance can be given that it will be. A failure to achieve such equipment manufacture in the PRC should be expected to materially and adversely affect the cost of the planned business expansion, by reason of recent actions of the Chinese government in significantly raising import duties on some of the equipment to be needed in the future. A projection is made herein of the timing of the planned business expansion, but no assurance is or can be given that the timing can be met; indeed, it has been and will be subject to periodic revisions caused by unanticipated delays. See "Information About Dransfield paper."

        3. Reliance on Key Personnel. Should the Merger occur, the post-Merger Company will be reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the Company. These persons are Horace Yao, deputy chairman and chief executive officer of the Company; Warren Ma, treasurer and secretary; Jeremy Lu, assistant to Mr. Yao; James Madison, general manager for deinked pulp and tissue; Peter Keatinge, manager for maintenance and engineering; Yeung Chee Chow, plant manager of Guangzhou Dransfield Paper Ltd.; Manuel Alvarez, general manager for paper converting operations; and Terry Burton, general manager of the Fine Paper Division. For example, an illness to Mr. Alvarez in early 1996 caused a delay of two months in commencing operations at the Company's paper converter facility at Paper Mill No. 1 in Conghua in the PRC. Two experienced persons had to be recruited to fill Mr. Alvarez's position during his absence. The Company is continually identifying and sourcing experienced paper industry personnel, particularly in the United Kingdom and the United States, but there can be no assurance, particularly because of its efforts at expansion, that the loss of key personnel will not materially and adversely affect its operations and, particularly, its expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

        4. Volatility of Price of Pulp. The profitability of the Company's paper making operations, should the Merger described herein be effected, can be severely affected by the price of pulp used in the manufacture of paper. In the recent past, the price of pulp has been most unstable and subject to significant increases and decreases within a single year's period. Even though conservative inventory practices may be followed, some raw materials must be purchased in advance to assure a continued supply. Until such time as a planned, vertically-integrated paper business is achieved, which integration can tend to offset increased costs of raw materials by higher prices obtainable for finished goods, the Company's profitability can be affected quarter to quarter by the volatility of pulp prices.

        5. Tax Consequences. In the opinion of tax counsel to the Company (see "Income Tax Consequences"), the proposed Merger will be a tax-free reorganization and the distribution of the 461,572 Spinoff Shares to the SuperCorp shareholders will occasion negligible income taxes to the SuperCorp shareholders and none to the Company. These anticipated favorable tax consequences are not supported by an advance ruling by the Treasury Department or the tax authorities of the Territory of the British Virgin Islands but are based upon opinions of tax counsel to the Company and to SuperCorp. Should the actual tax consequences be different than as represented herein, SuperCorp's shareholders, to whom would be distributed 461,572 Spinoff Shares, could recognize taxable dividend income equal to the fair market value of the Spinoff Shares, which could range from as low as $0.34 a Spinoff Share (the June 30, 1996 book value) to a higher price possibly set by initial trading activity in the stock market.

        6. Political Considerations. The Company's business may be adversely affected by political, economic and social uncertainties in China. A change in policies by the Chinese government could adversely affect the Company's interests by, among other things, changes in laws, regulations, or the interpretation thereof, confiscatory taxation, restrictions on currency conversion, imports and sources of suppliers, or the expropriation of private enterprises. Although the Chinese government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the Chinese government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting China's political, economic and social life. See "Risk Factors - Legal System" and see generally "Appendix B: The People's Republic of China."

        7. Economic Considerations. The economy of China differs significantly from the United States economy in such respects as structure, level of development, gross national product, growth rate, capital reinvestment, resource allocation and self-sufficiency, rate of inflation and balance of payments position, among others. Since the early 1950s, the economy of China has been a planned economy subject to five-year and annual plans adopted by central authorities which set forth production goals. Only recently has the Chinese government encouraged substantial private economic activity. The Chinese economy has experienced significant growth in the past five years, but such growth has been uneven among various sectors of the economy and there can be no guarantee that the government's pursuit of economic reforms will be consistent or effective. Action by the central government of China could have a significant adverse effect on economic conditions in China. Further, much of the economic activity is export driven and, therefore, affected by developments in the economies of China's principal trading partners. See generally "Appendix B: The People's Republic of China".

        8. Legal System. In December 1982, the National People's Congress of China amended the Constitution of China to authorize foreign investment and to guarantee the "lawful rights and interests" of foreign investors in China. Despite the subsequent activity and progress in developing the legal system, China does not have a comprehensive system of laws. Enforcement of existing laws may be uncertain and sporadic, and implementation and interpretation thereof inconsistent. The Chinese judiciary is relatively inexperienced in enforcing the laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even where adequate law exists in China, it may be impossible to obtain swift and equitable enforcement of such law, or to obtain enforcement of a judgment by a court of another jurisdiction. See "Enforceability of Civil Liabilities".

               While Chinese law expressly protects the status and rights of Sino-foreign joint venture enterprises, including their right to use land during the term of their respective joint venture contracts, the state reserves the right, in extreme and exceptional circumstances, to terminate the joint venture and provide compensation therefor. In such an event, a joint venture's right to use land would terminate and all plant and facilities would revert to the state in exchange for just compensation.

        9. Government Control of Currency Conversion and Exchange Rate Risks. The Company receives its revenues in the PRC in Renminbi, which is not freely convertible into foreign exchange. However, the Company requires foreign currency to fund a portion of its operations. For example, the Company requires, and expects to require in the future, U.S. dollars to purchase equipment for expansion projects. In addition, revenues will need to be converted into United States dollars, Hong Kong dollars and other currencies in the amounts needed for the Company to discharge obligations denominated in foreign currency.

               The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports.


               In general, domestic enterprises operating in the PRC must price and sell their goods and services in the PRC in Renminbi and are also required, with certain exceptions, to sell all their foreign exchange revenues to designated foreign exchange banks in the PRC. In addition, domestic enterprises must provide satisfactory evidence of their need for foreign currency before converting Renminbi to foreign currency through designated foreign exchange banks. However, according to regulations which took effect on July 1, 1996, foreign investment enterprises may be able to access foreign exchange from both designated foreign exchange banks and swap centers, provided that such foreign exchange will be used for current account transactions.

               Prior to January 1, 1994, there was significant volatility in the exchange rate of Renminbi to U.S. dollars. Although the Renminbi to U.S. dollar exchange rate has been relatively stable since January 1, 1994 and the PRC Government has stated its intention to intervene in the future to support the value of the Renminbi, there can be no assurance that exchange will not again become volatile or that the Renminbi will not devalue significantly against the U.S. dollar. See "Exchange Rate Information." Exchange rate fluctuations may adversely affect the Company's financial performance and ability to meet its obligations because of its current and future foreign currency denominated liabilities and may materially adversely affect the value, translated into U.S. dollars, of the Company's net fixed assets, earnings and any declared dividends.

               The current restrictions and uncertainties relating to the currency conversion system in the PRC give rise to risks affecting the ability of the Company to obtain adequate foreign exchange at acceptable rates to meet its foreign exchange needs.



        10. Environmental Liability Exposure. The Company is subject to PRC national and local environmental protection regulations which currently impose fees for the discharge os waste substances, require the payment of fines for pollution, and provide for the closure by the PRC Government of any facility that fails to comply with orders requiring it to cease or improve upon certain activities causing environmental damage. Due to the nature of the Company's business, the Company produces significant amounts of waste water and solid waste materials during the course of its production. The Company has established environmental protection systems to treat such waste materials and to safeguard against accidents. The Company believes its environmental protection facilities and systems are adequate for it to comply with the existing national, provincial, and local environmental protection regulations. However, there can be no assurance that the PRC national, provincial, or local authorities will not impose additional or more stringent regulations which would require additional expenditure on environmental matters or changes in the Company's processes or systems. See "Information About Dransfield Paper - Properties - Environmental Controls."

        11. Dividends Not Likely. Should the Merger be effected, for the foreseeable future it is anticipated that any earnings which may be generated from operations of the emergent company will be used to finance the growth of such company, and cash dividends will not be paid to holders of the Common Stock.

                                USE OF PROCEEDS

        No funds will be raised for the Company through the Spinoff and Merger transactions described herein. However, 500,000 U.S. Callable Warrants and (should the Merger be effected) 446,000 Merger Callable Warrants, each exercisable at $5.50, are being distributed, expire 18 months after the effective date of the Merger, and are callable by the

Company on 30 days notice at such time as the Company's Common Stock should have traded at or above a $8 closing price for 10 consecutive trading days. Should all the Callable Warrants be exercised, the Company would receive $5,203,022 from the sale of the 946,004 shares of Common Stock underlying the Callable Warrants, which funds would be used as part of the capital requirements for Dransfield Paper's planned Paper Mill Nos. 3 and 4. See "Information About Dransfield Paper - Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

                           EXCHANGE RATE INFORMATION

        Should the Merger described herein be approved and effected, the business of the Company will be conducted in and from Hong Kong and the People's Republic of China ("the PRC") in Hong Kong dollars and the PRC Renminbi. Periodic reports will be made to U.S. shareholders (see "Additional Information - Reports to Shareholders") and will be expressed in U.S. dollars using the then-current exchange rates.

        The PRC Government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. The conversion of the Renminbi into U.S. dollars must be based on the PBOC Rate. The PBOC Rate is set based on the previous day's PRC interbank foreign exchange market rate and with reference to current exchange rates on the world financial markets. In line with the unification of the two exchange rates, the Renminbi was revalued at HK$1.00=RMB1.12 and US$1.00=RMB8.70 on January 3, 1994. Since revaluation, the exchange rate has fluctuated between a range of US$1.00 = RMB8.30 and US$1.00 = RMB8.70.

        The following table sets forth certain information concerning exchange rates between Renminbi and U.S. dollars for the periods indicated:

                                                             NOON BUYING RATE(1)
                                             -------------------------------------------------
PERIOD                PERIOD END             AVERAGE(2)            HIGH                  LOW
------                ----------             -------               ----                  ---
                                              (EXPRESSED IN RMB PER US$)
1989                  4.7339                 3.8149                4.7339               3.7314
1990                  5.2352                 4.8175                5.2352               4.7334
1991                  5.4478                 5.3431                5.4478               5.2352
1992                  5.7662                 5.5309                5.9007               5.4124
1993                  5.8145                 5.7769                5.8245               5.7076
1994                  8.6044                 8.6402                8.7128               8.5999
1995                  8.3374                 8.3692                8.3993               8.3543


---------------------------
Source: The Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

Notes:

(1) The Noon Buying Rate did not differ significantly from the Official Rate prior to January 1, 1994, the date on which the Official Rate was abolished. Prior to the adoption of the PBOC Rate, there was a significant degree of variation between the Official Rate and the rates obtainable at Swap Centers, such as the Shanghai Swap Center. After January 1, 1994 and the unification of the foreign currency exchange system there have not been significant differences between the Noon Buying Rate, the PBOC Rate and the Shanghai Swap Center Rate. As of May 6, 1996, the Noon Buying Rate was US$1.00 = RMB8.35, the PBOC Rate was US$1.00 = RMB8.33 and the Shanghai Swap Center Rate was US$1.00 = RMB8.33.

(2) Determined by averaging the rates on the last business day of each month.

        The Hong Kong dollar is freely convertible into the U.S. dollar. Since October 17, 1983, the Hong Kong dollar has been linked to the U.S. dollar at the rate of HK$7.80 to US$1.00. The central element in the arrangements which give effect to the link is an agreement between the Hong Kong government and the three Hong Kong banknote issuing banks, the Hongkong and Shanghai Banking Corporation Limited, Standard Chartered Bank and the Bank of China, whereby certificates of indebtedness, which are issued by the Hong Kong Government Exchange Fund to the banknote issuing bank to be held as cover for their banknote issues, are issued and redeemed only against payment in U.S. dollars, at the fixed exchange rate of US$1.00 = HK7.80. When the banknotes are withdrawn from circulation, the banknote issuing banks surrender the certificates of indebtedness to the Hong Kong Government Exchange Fund and are paid the equivalent of U.S. dollars at the fixed rate. Exchange rates between the Hong Kong dollar and other currencies are influenced by the linked rate between the U.S. dollar and the Hong Kong dollar.

        The market exchange rate of the Hong Kong dollar against the U.S. dollar continues to be determined by the forces of supply and demand in the foreign exchange market. However, against the background of the fixed rate system which applies to the issue of Hong Kong currency in the form of banknotes, as described above, the market exchange rate has not deviated significantly from the level of HK$7.80 to US$1.00. See "Information About Dransfield Paper - Selected Financial Data." The Hong Kong government has stated its intention to maintain the link at that rate. The Hong Kong government has stated that is has no intention of imposing exchange controls in Hong Kong and that the Hong Kong dollar will remain freely convertible into other currencies (including the U.S. dollar). The PRC and the United Kingdom agreed in 1984 pursuant to the Joint Declaration of the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the People's Republic of China on the Question of Hong Kong ("the Joint Declaration") that, after Hong Kong becomes a special administrative region of the PRC on July 1, 1997 (an "SAR"), the Hong Kong dollar will continue to circulate and remain freely convertible. However, no assurance can be given that the Hong Kong government, or the successor SAR government, will maintain the link at HK$7.80 to US$1.00, if at all.

                    SUPERCORP - THE DISTRIBUTING SHAREHOLDER

        SuperCorp Inc. ("SuperCorp") was organized under the laws of the State of Oklahoma on October 21, 1988. SuperCorp has approximately 2,500 shareholders in 48 states which it acquired in early 1989 when it purchased all the assets of Naturizer, Inc., through a chapter 11 plan of reorganization, in exchange for shares of common stock of SuperCorp, which shares were distributed to the creditors and shareholders of Naturizer, Inc. One of the purposes for which SuperCorp was organized is to engage in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies.

        SuperCorp has assets consisting of approximately $65,000 in cash. Each of its three directors, T.E. King, Thomas J. Kenan, and Albert L. Welsh, either directly or by attribution through ownership by family members, owns 375,000 shares of common stock of SuperCorp, which amount is less than 6 percent of the number of outstanding shares. See "Management Information - Security Ownership of Certain Beneficial Owners and Management."

        SuperCorp is not subject to the reporting requirements imposed by
Section 15(d) of the Securities Act of 1933 or Section 13 of the Securities Exchange Act of 1934. Its common stock does not trade in the stock market, and it has never sought a market maker for its stock.

        SuperCorp organized the Company in June 1996 as a vehicle specifically for the proposed Merger. The Company has no business history, $500 in assets, no liabilities, and three shareholders - SuperCorp; T.K. King, the sole officer and director of the Company and president and a director of SuperCorp; and J. Douglas Bowey, a "finder" with respect to the transaction with Dransfield Paper. See "Information About the Company." Should the proposed Merger not be effected, see "Plan of Distribution - The Escrow Arrangement - Consequences Should the Merger Not Occur" below for an explanation of what disposition would be made of the Company.

SUPERCORP MAY BE DEEMED TO BE AN UNDERWRITER.

        The 461,572 Spinoff Shares described herein are owned by SuperCorp and are to be redistributed by SuperCorp, who might be deemed to be an underwriter by reason of its intent to distribute such Shares.

        After the distribution by SuperCorp of the Spinoff Shares to its shareholders, SuperCorp will no longer own any shares of capital stock of the Company, except to the extent that 2,250 Spinoff Shares, reserved for rounding up purposes, would not be allocated in the rounding up process (see "Terms of the Merger").

        A consequence to SuperCorp, should it be deemed to be an underwriter of the Shares to be distributed to its shareholders, is that any person who purchases the registered Shares within 3 years after the distribution could assert a claim against SuperCorp under Section 11 of the Securities Act of 1933. The purchase could be in the open market as long as the shares purchased can be traced to the registered Shares SuperCorp distributes to its shareholders. Such a claim, to be successful, must be based upon a showing that statements in the registration statement were false or misleading with respect to a material fact or that the registration statement omitted material information required to be included therein.

        Open market purchasers may have to prove reliance upon the alleged misstatement or omission, but reliance may not necessarily require a showing that the purchaser actually read the registration statement but, instead, that the misstatements or omissions in the registration statement were a substantial factor in the purchase of the shares.

SUPERCORP'S EXPOSURE AS A CONTROL PERSON.

        SuperCorp organized the Company and, since its organization and until the proposed Merger should become effective, has been and will be a "control person" of the Company, as that term is defined in Section 15 of the Securities Act of 1933 ("the Act").

        Section 15 of the Act imposes joint and several liability on persons who control other persons substantively liable under other sections of the Act
- Section 11, for misrepresentations in a registration statement, Section 12(1)
- the unlawful sale of unregistered securities, and Section 12(2) - misrepresentations in the sale of securities. A controlling person can avoid liability by proving "he had no knowledge of or reasonable grounds to believe in the existence of the facts by reason of which the liability of the controlled person is alleged to exist."

                            TERMS OF THE TRANSACTION

        The Company, SuperCorp, and Dransfield Paper, pursuant to approval by their respective boards of directors, have entered into an agreement of merger between the Company and Dransfield Paper, a copy of which is included herein (see "Appendix A - Agreement of Merger"). In order for the merger contemplated by the Agreement of Merger to become effective, it is necessary that each of the following occur:

               (i) a registration statement covering 461,572 Spinoff Shares (for distribution pro rata to SuperCorp's securities holders) must be filed with the Securities and Exchange Commission and with appropriate state securities regulatory agencies and must become effective;

               (ii) the shareholders of each of the Company and of Dransfield Paper must, by a requisite vote of the shares outstanding, approve the merger contemplated by the Agreement of Merger; and

               (iii) certain documents evidencing the approved merger must be prepared and filed with the appropriate state authority in the Territory of the British Virgin Islands.


        The terms of the proposed merger ("the Merger") are as follows:

        1.     Dransfield Paper shall merge into the Company.

        2. Upon the effectiveness of the Merger, the outstanding 80 shares of common stock of Dransfield Paper shall be exchanged for 9,300,000 shares of Common Stock of the Company ("the Merger Shares") and 446,004 Callable Common Stock Purchase Warrants ("the Callable Merger Warrants"), and the 2,300,000 outstanding shares of Series A Convertible Preferred Stock of Dransfield Paper shall be exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company of equivalent tenor. See "Description of Securities."

        3. The business of Dransfield Paper shall be conducted, after the Merger, by the Company, into which Dransfield Paper shall have merged, but Dransfield Paper's management and directors shall become the management and directors of the Company. See "Management Information."

        4. Prior to the Merger, SuperCorp shall have distributed to its shareholders ("the Spinoff"), on a basis proportionate to their shareholdings in SuperCorp, 461,572 Shares ("the Spinoff Shares") of Common Stock of the Company now held by SuperCorp. Each SuperCorp shareholder shall receive one share of the Company for each 14 shares of SuperCorp held of record on January 22, 1997.

        5. At the time of the Spinoff and prior to the Merger, the Company shall exchange 38,428 shares of its Common Stock, at $0.001 a share ("the Escrow Shares") for 38,428 outstanding shares of its Series B Preferred Stock held by two persons, T.E. King, president and director of the Company and president and a director of SuperCorp; and G. Douglas Bowey, a finder. See "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management."

        6. At the time of the Spinoff and prior to the Merger, the Company shall exchange 500,000 Callable Common Stock Purchase Warrants ("the U.S. Callable Warrants") for 100,000 presently outstanding stock options of the Company held by 8 persons. See "Transactions with Insiders."


        7. The historical financial statements of the post-Merger Company shall be those of Dransfield Paper. See "Financial Statements - Dransfield Paper."

        8. Should the Merger not be approved by the sole shareholder of Dransfield Paper, none of Dransfield Paper, the Company, or SuperCorp shall be liable to any of the others, but it shall be the sole obligation of Dransfield Paper to pay all three parties' expenses relating to the registration of the Shares described herein.

REASONS FOR THE MERGER AND SPINOFF.

        The managements of the Company and of Dransfield Paper believe that Dransfield Paper's shareholders will benefit from receiving shares that have been registered under the Securities Act in exchange for their shares of capital stock of Dransfield Paper. They believe that the distribution of shares to the stockholders of SuperCorp in the Spinoff will provide the basis for the creation of a public market for the Common Stock of the post-Merger Company and that the existence of such a public market will facilitate the raising of expansion funds in the U.S. and elsewhere for the post-Merger Company. No assurance can be given, however, that a market will develop for the Common Stock or, if it develops, that it will be sustained. See "Risk Factors - No Assurance of a Public Market."

ACCOUNTING TREATMENT OF PROPOSED MERGER.

        Because the Company is only a corporate shell and not an operating entity, the proposed Merger will be accounted for as if Dransfield Paper recapitalized.

DEGREE OF MANAGEMENT CONTROL OF VOTE ON MERGER.

        The Merger must be approved by a vote of a majority of the outstanding shares of Common Stock of each of the Company and Dransfield Paper. With respect to such companies, the percentage of outstanding shares entitled to vote and held by officers, directors and their affiliates are as follows: the Company - 95%; and Dransfield Paper - 100%.

DISSENTERS' RIGHTS OF APPRAISAL.

        No dissenters' rights of appraisal come into effect with respect to the proposed Merger. While the British Virgin Islands International Business Companies Ordinance does provide dissenters' rights of appraisal in the case of mergers, (1) all the issued and outstanding shares of capital stock of the Company will be voted by the SuperCorp directors and the finder, and a unanimous vote approving the Merger is assured, and (2) all the issued and outstanding shares of capital stock of Dransfield Paper are held by one shareholder, which shareholder will either vote to approve or disapprove the Merger, and no dissenters' rights of appraisal would be created by either vote because a vote to disapprove would defeat the Merger.

COMPLIANCE WITH GOVERNMENTAL REGULATIONS.

        No federal or state regulatory requirements, other than securities laws and regulations, must be complied with or federal or state approval obtained in connection with the Spinoff and Merger, other than the filing of articles of merger with the Registrar of Companies of the Territory of the British Virgin Islands after a favorable vote might be obtained on the proposed merger. Dransfield Holdings, the sole shareholder of Dransfield Paper, has communicated the details of the proposed Merger to officials of The Hong Kong Stock Exchange, which officials have determined that the shareholders of Dransfield Holdings need not be given the opportunity to vote on the proposed Merger after approval of the Merger, should such approval occur, by the directors of Dransfield Holdings. More than 60 percent of the voting capital stock of Dransfield Holdings is held by or attributed to directors and the families of directors of Dransfield Holdings.

AGREEMENT AND PLAN OF MERGER.

        The complete Agreement of Merger among the Company, Dransfield Paper, and SuperCorp is included in this Prospectus. See "Appendix A - Agreement of Merger."

                           TRANSACTIONS WITH INSIDERS

        The 461,572 Spinoff Shares will be distributed pro rata to all SuperCorp shareholders of record on _____________________, 1996. An additional 38,423 shares of Common Stock and 500,000 U.S. Callable Warrants (exercisable at $5.50 a warrant and callable by the Company at $8.00) will be received by eight persons, either directly or by attribution through receipt by their family members or family controlled entities.

        Seven of these eight persons, either directly or by attribution, are shareholders of SuperCorp, six of whom will each receive in the pro rata Spinoff distribution, either directly or by attribution, 26,786 shares of the Spinoff Shares and one of whom, Robert G. Rader, will receive, through attribution, 17,858 shares of the Spinoff Shares. The eighth person is a finder, is not a shareholder of SuperCorp and will receive none of the Spinoff Shares. All eight of these persons, by reason of their receipt of securities in addition to the pro rata receipt of Spinoff Shares by all but the finder, may be deemed to be "promoters" or "insiders" of the Company who will receive benefits from the transaction not received by SuperCorp shareholders who are not insiders.

        The identities of the insiders, their positions with the Company and with SuperCorp, and the securities each will receive, in addition to the pro rata receipt of Spinoff Shares by all but the finder, are as follows:

                               Position with              Shares of             Number
                                Company or                 Common                 of
Insider                          SuperCorp                  Stock               Warrants(1)
-------                          ---------                  -----               --------
J. Douglas Bowey                Finder                     26,786(2)             30,000

T.E. King                       Company president and      11,642(2)            250,000
                                sole director; Super-
                                Corp president and
                                director

Thomas J. Kenan                 Company counsel;               0                 20,000(3)
                                SuperCorp counsel;
                                SuperCorp officer
                                and director

Albert L. Welsh                 SuperCorp officer              0                 40,000
                                and director

George W. Cole                  None                           0                 40,000(4)

John E. Adams                   None                           0                 40,000(5)

Robert G. Rader                 None                           0                 40,000(6)

Gary E. Bryant                  None                           0                 40,000


--------------------
(1) Each U.S. Callable Warrant entitles the holder to purchase 1 share of the Company's Common Stock for $5.50 and expires 18 months from the effective date of a Merger with Dransfield Paper. The Warrants are callable by the Company on 30 days notice at such time as the Company's Common Stock has traded at $8 a share for 10 consecutive days. The 500,000 U.S. Callable Warrants, at the time of the Spinoff, will be exchanged for 100,000 options that were issued to the 8 insiders listed above as partial payment for the services described immediately below. The options entitle the option holders to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and expire if not exercised on December 31, 1997.

(2) These shares of Common Stock, at the time of the Spinoff, will be received by the holders in exchange for an equal number of shares of Series B Preferred Stock of the Company that were issued to the two insiders listed above as partial payment for the services described immediately below. The Series B Preferred Stock has the same rights as the Company's Common Stock and, in addition, is entitled to receive in liquidation $1 a share before liquidating distributions are made to the Common Stock holders.

(3) These warrants will be held by the Marilyn C. Kenan Trust, of which trust Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary.

(4)     These warrants will be held by Marjorie J. Cole, Mr. Cole's spouse.

(5) These warrants will be held by Meridyne Corporation, of which Mr. Adams is an officer and director.

(6)     These warrants will be held by Judith Rader, Mr. Rader's spouse.

SERVICES RENDERED BY INSIDERS.

        Mr. Bowey's finder services consisted of introducing Mr. King to SuperCorp in 1995, and the Company securities he will receive represent compensation to him for these services.

        Mr. King developed personal contacts with officers of Dransfield Paper in 1995 and, together with Messrs. Kenan and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper. Subsequent to the November 1995 due diligence trip and throughout 1996, Mr. King has done additional due diligence services, financial and economic analyses, economic projections with respect to the business of Dransfield Paper and near-daily liaison with officers of Dransfield Paper. Mr. King is the sole officer and director of the Company prior to the Merger, should the Merger be approved, and is and will be the Company's agent for service of process after the Merger. For these services, Mr. King has received $45,000 from Dransfield Paper and will receive the securities listed above.

        Mr. Kenan, together with Messrs. King and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper and throughout 1996 has done additional due diligence services and has performed legal services in organizing the Company and registering the Spinoff transaction with the Securities and Exchange Commission ("the Commission"). For these services and for additional legal services Mr. Kenan is to perform with respect to the Commission should the Merger be approved by Dransfield Paper, Mr. Kenan has been paid $60,000 by Dransfield Paper and will receive the securities listed above.

        Mr. Welsh, together with Messrs. King and Kenan during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper.

        Other than as stated above, none of the insiders has received any compensation from SuperCorp or the Company with respect to the transaction with Dransfield Paper. Further, none other than Mr. Adams, the former president and a former director of SuperCorp, has received a salary or other compensation from SuperCorp for his services as an officer or director of SuperCorp.

        All of the insiders have performed services for SuperCorp, Messrs. Kenan and Adams since 1989, Mr. Welsh since 1991, and the others since 1994, such services being in the nature of searching for and developing candidates, such as Dransfield Paper, for a spinoff-merger transaction that will benefit SuperCorp shareholders. Other than payments made to Mr. Adams for 6 years of services rendered as past president and a former director of SuperCorp, these services go uncompensated, and the attendant expenses in most instances go unreimbursed, unless and until an opportunity for indirect compensation presents itself, such as the 500,000 U.S. Callable Warrants to be distributed or attributed to the eight insiders. Until such time as the Company's Common Stock should be listed on the Nasdaq National Market or otherwise qualify as a "covered security" under the National Securities Markets Improvement Act, and no assurance can be given that such would ever occur, the distribution of these warrants to approximately 2,500 SuperCorp shareholders in 48 states on a pro rata basis would require registration under the state Blue Sky laws and would be economically prohibitive and, in some states, impossible, due to state securities laws and regulations. Yet, the distribution and potential exercise of the 500,000 U.S. Callable Warrants was essential to the negotiation of the transaction with Dransfield Paper.

        Should the Merger be approved by Dransfield Paper, the Company proposes to register for resale the insiders' 500,000 U.S. Callable Warrants as well as 446,000 Merger Callable Warrants to be distributed to Dransfield Paper's shareholder, Dransfield Holdings, and perhaps redistributed by it to its shareholders. Should such registration occur, the resale of the Callable Warrants cannot be made to residents of most states unless registered there (the cost of which is deemed prohibitive) or unless the Company's Common Stock qualifies for listing on the Nasdaq National Market for which it may not immediately qualify. Accordingly, the market value of the U.S. Callable Warrants could be adversely affected. Nevertheless, the eight insiders, through their receipt of the U.S. Callable Warrants, are positioned to obtain financial benefits from the U.S. Callable Warrants, either through exercising them at a price lower than the prevailing Common Stock price in the stock market or through selling them at a premium should they be registered for resale and a buyer be found in a state where transfer of the U.S. Callable Warrants is permitted.

        For a comparison of the securities to be received by the insiders and to be received by other SuperCorp shareholders, see the table under "Summary Information - Securities to be Outstanding after the Merger." For details concerning the direct ownership and the attribution of ownership of Company securities by the finder and the insiders who are officers and directors of SuperCorp and the Company, see "Management Information - Security Ownership of Certain Beneficial Owners and Management."

                              PLAN OF DISTRIBUTION

THE ESCROW ARRANGEMENT.

        A vote to approve the Merger by the shareholders of the Company is assured. After such vote but before any vote by the shareholder of

Dransfield Paper, SuperCorp shall declare a dividend to its shareholders of the 461,572 shares of Common Stock of the Company held by it ("the Spinoff Shares"). Some 38,428 unregistered shares shall be exchanged for the 38,428 outstanding shares of Series B Preferred Stock of the Company held by 2 insiders, and the 8 insiders holding the Company's outstanding Options shall exchange the Options for the 500,000 U.S. Callable Warrants. Certificates representing the 461,572 Spinoff Shares, the 38,428 unregistered shares, and the 500,000 U.S. Callable Warrants shall be distributed by SuperCorp to Liberty Bank of Oklahoma City, N.A. ("the Escrow Agent") to be held in escrow pursuant to the provisions of Securities and Exchange Commission Regulation 230.419. Later distribution by the Escrow Agent would be as follows:

        SHOULD THE MERGER OCCUR. Upon the legal effectiveness of the Merger (should Dransfield Paper's shareholder approve the Merger), the Company shall supplement this Prospectus to indicate the fact and date of the Merger. At such time as the Company's Common Stock is declared eligible for quotation on Nasdaq, the Company shall provide to the Escrow Agent the Company's representation that the requirements of Securities and Exchange Commission Regulation Section 230.419(e) have been met, and the Escrow Agent shall distribute, subject to the small shareholders' provision described in the next paragraph, the escrowed certificates representing the 461,572 Spinoff Shares, the 38,428 unregistered shares, and the 500,000 U.S. Callable Warrants to the owners of such securities.

        With respect to certificates representing the ownership of fewer than 10 Spinoff Shares of the Company, the Escrow Agent shall not immediately distribute these certificates to the SuperCorp shareholders. Rather, each SuperCorp shareholder entitled to one of these small denomination certificates shall be advised by SuperCorp that the shareholder can elect either (i) to receive his certificate or (ii) to have his shares aggregated with those of other small- denomination shareholders who choose not to receive their certificates, have his shares sold through a broker into the open market after trading in the shares should commence in the open market, and receive the net cash proceeds of the sale.

        CONSEQUENCES SHOULD THE MERGER NOT OCCUR. There can be no assurance that the proposed Merger between the Company and Dransfield Paper will occur, since a favorable shareholder vote of Dransfield Paper's shareholder must be obtained, and Dransfield Paper's shareholder, Dransfield Holdings, has indicated that it will delay deciding whether to approve the Merger until it is time to actually vote, in order that its directors can keep open any other opportunities for Dransfield Paper that might be foreclosed by a vote to approve the Merger.

        Should the Merger not become effective, (i) Dransfield Paper will continue as a wholly-owned subsidiary of Dransfield Holdings with its existing assets and business, and (ii) the Company will have no significant assets or business, and there will be no trading market for its securities, which will still be held in escrow by the Escrow Agent. As long as this escrow continues, no transfer or other disposition of the securities held in escrow shall be permitted other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title 1 of the Employee Retirement Income Security Act or the rules thereunder. The Company's management has no specific plans for an alternative to a rejection of the proposed Merger but would seek to acquire a business or assets that would constitute a business, using funds contributed by management to pay the costs of such search. Upon execution of any agreement for the acquisition of a business or assets that would constitute a business, the Company shall file a post-effective amendment to the Registration Statement and shall supplement this Prospectus to disclose information about the alternative business or assets acquisition, including financial statements and other information required by the Securities and Exchange Commissions's Rule 419. Upon the legal effectiveness of the acquisition described in the amended registration statement and supplemented Prospectus, an additional post-effective amendment to the registration statement would be filed, and upon the effectiveness of such post-effective amendment filed with the Commission, the Escrow Agent would distribute the certificates held in escrow. Should no alternative to the Merger be effected within 18 months after the effective date of the Registration Statement of which this Prospectus is a part, the holders of a majority of the Company's Common Stock will have the voting rights to cause a dissolution of the Company and persons who will constitute such a majority have indicated their intentions to so exercise these voting rights to that effect at that time. Such persons are T.E. King, president and sole director of the Company and president and a director of SuperCorp; Nita Kaye Adams, Renee Adams, Chris Adams, and Meridyne Corp., all of whom are related to or affiliated with John Adams, a former director of SuperCorp; the Marilyn C. Kenan Trust, which is under the control of the spouse of Thomas J. Kenan, a director of SuperCorp and Mary M. Kenan and Joseph N. Kenan, the adult daughter and son of Thomas J. Kenan; Albert L. Welsh, a director of SuperCorp; Marjorie Cole; Judith Rader, Gary E. Bryant, Suzanne Kerr, and Suzanne Peterson, shareholders of SuperCorp; and J. Douglas Bowey, a finder. See "The Escrow Arrangement."

                           DESCRIPTION OF SECURITIES

        The Company is organized under the laws of the British Virgin Islands, ("the BVI"). The relevant BVI law imposes no limitations on the rights of nonresidents or foreign owners to hold or vote securities of the Company, nor are there any charters or other constituent documents of the Company that would impose similar limitations. There are no BVI governmental laws, decrees or regulations affecting the remittance of dividends or other payments to nonresident holders of the Company's securities. U.S. holders of the securities of the Company are subject to no taxes or withholding provisions under existing BVI laws and regulations. By reason of the fact that the Company conducts no business operations within the BVI, there are no applicable reciprocal tax treaties between the BVI and the U.S. that would affect the preceding statement that there are no BVI taxes, including withholding provisions, to which U.S. security holders are subject under existing laws and regulations of the BVI.

     COMMON STOCK. The Company is authorized to issue 40 million shares of Common Stock, no par value. The Company has 461,572 shares of Common Stock issued and outstanding.

        VOTING RIGHTS. Holders of the shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shares voting for the election of the board of directors can elect all members of the board of directors.

        DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the board of directors out of funds of the Company legally available therefor.

        LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

        PREEMPTIVE RIGHTS. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

        REGISTRAR AND TRANSFER AGENT. Liberty Bank and Trust Company of Oklahoma City serves as the transfer agent and registrar of the Common Stock of the Company.

        DISSENTERS' RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's memorandum and articles of association.

     PREFERRED STOCK. The Company is authorized to issue 10 million shares of Preferred Stock, no par value. The Preferred Stock may be issued from time to time by the directors as shares of one or more series. The description of shares of each series of Preferred Stock, including any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption shall be set forth in resolutions adopted by the directors.

        SERIES A CONVERTIBLE PREFERRED STOCK. The directors of the Company have designated as "Series A Convertible Preferred Stock"

2,300,000 shares of Preferred Stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms, are set forth below. Dransfield Paper has 2,300,000 identical shares of Series A Convertible Preferred Stock issued and outstanding. None of the Company's authorized 2,300,000 shares of Series A Convertible Preferred Stock have been issued but are reserved for issuance in the event of the effectiveness of the Merger.

        DIVIDEND RIGHTS. Commencing on October 1, 1996 the holders of the Series A Convertible Preferred Stock shall be entitled to receive, out of surplus, a cumulative dividend at the rate of US$0.15 per share per annum, payable semi- annually in equal installments on the first days of April and October in each year, if, as and when determined by the directors, before any dividend shall be set apart or paid on any other capital stock for such year, after which payment they shall be entitled to participate in dividends set apart or paid on other capital stock on the same basis as the holders of the company's Common Stock.

        LIQUIDATION OR DISSOLUTION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive $1.50 for each share of Series A Convertible Preferred Stock before any distribution of the assets of the Company shall be made to the holders of any other capital stock, plus all accrued and unpaid dividends declared thereon, with interest on such accrued and unpaid dividends. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Company shall be made, a dollar amount equal to the aggregate dollar amount already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed pro rata to the holders of the other issued and outstanding capital stock of the Company, subject to the rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association of the Company. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Company, and, subject to any rights of any other class of capital stock set forth in the Memorandum of Association and Articles of Association, the remaining assets of the Company shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding; provided, however, that for this purpose the holders of the issued and outstanding shares of Series A Convertible Preferred Stock shall be regarded as having converted into Common Stock their shares of Series A Convertible Preferred Stock in accordance with their conversion rights described below. If, upon such liquidation, dissolution, or winding-up, the assets of the Company distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the Company, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Company of any class, shall not be regarded as a "liquidation, dissolution, or winding-up of the affairs of the Company."

               CONVERSION RIGHTS. Series A Convertible Preferred Stock shall be convertible into Common Stock as follows and, when so converted, shall be cancelled and retired and shall not be reissued as such:

                       (A) Any holder of the Series A Convertible Preferred Stock may at any time or from time to time convert such stock into Common Stock of the Company, on presentation and surrender to the Company, of the certificates of the Series A Convertible Preferred Stock to be so converted.

                       (B) Each holder of Series A Convertible Preferred Stock shall have the right to convert such Series A Convertible Preferred Stock on and subject to the following terms and conditions:

                       (i) The Series A Convertible Preferred Stock shall be converted into Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as described below, the conversion rate shall be one share of Common Stock for each share of Series A Convertible Preferred Stock so converted.

                       (ii) The conversion rate described above shall be subject to adjustment as follows: In case the Company shall (a) pay a dividend consisting of shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of its capital stock, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing shareholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred

Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification.

        VOTING RIGHTS. Each share of Series A Convertible Preferred Stock is entitled to one vote, voting together with the holders of shares of Common Stock and not as a class, on each matter submitted to a vote at a meeting of shareholders of the Company.

        CHANGES IN TERMS OF SERIES A CONVERTIBLE PREFERRED STOCK. The terms of the Series A Convertible Preferred Stock may not be amended, altered or replaced, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A Convertible Preferred Stock as to dividends, liquidation or vote, without the consent of the holders of at least two-thirds of the outstanding shares of Series A Convertible Preferred Stock.

        PREEMPTIVE RIGHTS. Holders of shares of the Series A Convertible Preferred Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

        REGISTRAR AND TRANSFER AGENT. The Company serves as its own registrar and transfer agent for its Series A Convertible Preferred Stock.

        DISSENTERS' RIGHTS. Under current British Virgin Islands law, a shareholder is afforded dissenters' rights which if properly exercised may require the corporation to repurchase its shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's memorandum and articles of association.

     SERIES B PREFERRED STOCK. The Company has designated as "Series B Preferred Stock" 38,428 shares of its Preferred Stock. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms are set forth below. The Company has all 38,428 shares of its Series B Preferred Stock issued and outstanding.

        LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the Company, holders of shares of the Series B Preferred Stock are entitled to receive, after the satisfaction of the liquidation rights of the holders of the Company's Series A Convertible Preferred Stock but before the satisfaction of liquidation rights of the holders of outstanding shares of common stock, $1.00 a share, after which they are entitled to receive pro rata with the holders of the outstanding shares of common stock of the Company, all of the assets of the Company available for distribution to shareholders, subject to the prior satisfaction of the liquidation rights of the holders of outstanding shares of Preferred Stock.

        OTHER RIGHTS. All other rights of the holders of the shares of Series B Preferred Stock are identical to the rights of the holders of the shares of Common Stock of the Company.

        REGISTRAR AND TRANSFER AGENT. The Company serves as its own registrar and transfer agent for its Series B Preferred Stock.

     WARRANTS. The Company has authorized the issuance of 946,004 Callable Warrants, each of which Callable Warrants entitles the holder to purchase 1 share of Common Stock of the Company for $5.50. None of the authorized Callable Warrants have been issued but are reserved for issuance in connection with the Spinoff and Merger described herein. Each warrant expires 18 months after the effective date of the Merger, should the Merger be effected, but is subject to call by the Company on 30-days notice at such time as the Company's common stock has traded at or above an $8 closing price for 10 consecutive trading days.

        CALL FEATURE OF THE CALLABLE WARRANTS. Should the Company be able to exercise its right to call the Warrants, as described above, holders of the Callable Warrants will forfeit their rights to exercise the Warrants unless the rights are exercised before the call date set in a notice of the call.

     Notice of a call of the Warrants shall be made by the Company (i) to the record holders of the Warrants by registered mail or other means of mail that provides a record of delivery, to the extent such means are available in the countries of the record holders of the Warrants, and, should the Warrants be widely distributed, (ii) publication of the notice of the call in Hong Kong in the Hong Kong English and Chinese Newspaper and in the U.S. in the national edition of the Wall Street Journal no less than once a week for four weeks prior to the date of the call, and (iii) continuously during the period of the call through the electronic facilities of Nasdaq or the NASD.

        REGISTRAR AND TRANSFER AGENT. Should the Callable Warrants be registered for resale, Liberty Bank and Trust Company of Oklahoma City will serve as the registrar and transfer agent of the Company's Callable Warrants. At present, the Company will serve as the registrar and transfer agent of the Callable Warrants.

                            INCOME TAX CONSEQUENCES

     THE MERGER. In the opinion of Harney, Westwood & Riegels, solicitors in the British Virgin Islands, the Merger will be a tax-free reorganization and the Company and the recipients of all distributions made by it to persons who are not resident in the British Virgin Islands are exempt from British Virgin Islands income tax on all income arising to the Company, both before and after the Merger and Spinoff.

     THE SPINOFF. In the opinion of Thomas J. Kenan, U.S. counsel to the Company, the distribution by SuperCorp to its shareholders (all of whom are assumed to be U.S. citizens or U.S. residents) of the 461,572 Spinoff Shares will be a taxable event to SuperCorp and to each of its shareholders receiving any of the Spinoff Shares. Gain (but not loss) would be recognized by SuperCorp under Section 311 of the Internal Revenue Code for any excess of the fair market value of the Company's stock on the date of actual distribution over the tax basis to SuperCorp of such stock.

     SHAREHOLDERS OF SUPERCORP.      As for SuperCorp's shareholders who
receive Spinoff Shares of the Company, the Spinoff shall occur prior to the vote by Dransfield Paper's shareholder to accept or reject the Merger. Since the result of the vote by Dransfield Paper's shareholder cannot be forecast, and since the Merger cannot and shall not become effective until after a favorable vote is obtained on the Merger, it is Mr. Kenan's opinion that it is more likely than not that the fair market value of the Spinoff Shares on the date of the Spinoff should not have increased over the $0.001 price paid by SuperCorp for the 461,572 Spinoff Shares.

        SuperCorp has no current or accumulated earnings, and the distribution is being made from excess capital. Each shareholder of SuperCorp should reduce the adjusted basis of his SuperCorp stock by the fair market value of the distribution to him, and any remaining portion will be treated as capital gain in the same manner as a sale or exchange of the stock. This fair market value is assumed to be $0.001 per share. SuperCorp undertakes to advise its shareholders in early 1997 should it deem the fair market value of the distributed Spinoff Shares on the date of distribution to have been different than $0.001 per share or should it have had earnings in 1996 which would cause the distribution, to the extent of such earnings, to be taxed as a dividend and as ordinary income.

     RECIPIENTS OF THE U.S. CALLABLE WARRANTS.    As for the persons who
presently hold options to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and who will exchange these options for the 500,000 U.S. Callable Warrants, which can be exercised to purchase 500,000 shares of Common Stock of the Company at $5.50 a share, it is Mr. Kenan's opinion that neither the options nor the U.S. Callable Warrants have any value on the day of the exchange, because (i) the exchange takes place before Dransfield Paper votes on the Merger and the outcome of the vote is uncertain, (ii) the exchange takes place when the book value of the Company is only $0.001 a share, and
(iii) there is no market for the Company's Common Stock on the date of the exchange.

        The $5.50 exercise price for the U.S. Callable Warrants and the Merger Callable Warrants was established by the Company, SuperCorp, and Dransfield Paper as being an estimate of what would be the initial trading price of the Company's Common Stock should the Merger be approved and effected.

        The above discussion as to British Virgin Islands and U.S. income tax consequences is not based upon an advance ruling by the Treasury Department or the tax authorities of the Territory of the British Virgin Islands but upon the opinion of tax counsel to the

Company (which tax opinions are exhibits to the registration statement of which this Prospectus is a part). See "Risk Factors - Tax Consequences."

                         OTHER FINANCIAL CONSIDERATIONS

PRO FORMA FINANCIAL INFORMATION AND DILUTION.

        Due to the fact that the Company has no substance or operating history
- it was organized as a shell to accommodate the desire of Dransfield Paper's management to provide for the issuance of securities registered under the Securities Act to Dransfield Paper's shareholder, pro forma financial information giving effect to the Merger would not vary in any significant respect from the financial information of Dransfield Paper.

        Essentially, the immediate effect of the Merger is to dilute by 4.1 percent the equity of the shareholder of Dransfield Paper by transferring this equity to the present shareholders of SuperCorp. See "Summary Information - Securities to be Outstanding After the Merger."

MATERIAL CONTACTS AMONG THE COMPANIES.

        Other than the proposed Spinoff and Merger described herein, there have been no material contracts, arrangements, understandings, relationships, negotiations or transactions among Dransfield Paper, the Company, and SuperCorp during the periods for which financial statements appear herein.



                         INFORMATION ABOUT THE COMPANY

        The Company was incorporated under the laws of the Territory of the British Virgin Islands on June 24, 1996. It is a development stage company, has no business or significant assets, and was organized for the purpose of entering into the Merger proposed herein (see "Terms of the Transaction - Terms of the Merger"). It has no employees; its management will serve without pay until the Merger should become effective.

DESCRIPTION OF BUSINESS AND PROPERTIES

        Should the Merger be approved and effected, the Company shall be the surviving company, but the Company's management shall not remain as the management of the Company. Control of the Company, through the voting power to elect the entire board of directors and thereby to replace management, shall pass to the present shareholder of Dransfield Paper, and Dransfield Paper's present management shall become the management of the Company. See "Management Information - Directors, Executive Officers, and Significant Employees."

        It is the intention of Dransfield Paper's present management to continue the business of Dransfield Paper as the business of the Company

(see "Information about Dransfield Paper - Description of Business and Properties") after the Merger.

        The Company's present management consists of one person, T.E. King.
Mr. King is the president of King & Associates, a Los Angeles, California-based firm which provides financial-community relations services for publicly-held corporation, and also is the president and a director of SuperCorp.

COURSE OF BUSINESS SHOULD THE MERGER NOT OCCUR.

        Should the Merger not be approved and effected, the Company will be without any property or business. The Company's management would seek to acquire, in exchange for stock of the Company, a business or assets that would constitute a business. Should no acquisition that would cause the Company to become a going concern be made within 18 months after the date of the Registration Statement of which this Prospectus is a part, the holders of the majority of the issued and outstanding shares of Common Stock will have the voting power to cause a dissolution of the Company, and persons who are today the holders of a majority of these shares have indicated their intention to do so. See "Plan of Distribution - The Escrow Arrangements - Consequences Should the Merger Not Occur."

LEGAL PROCEEDINGS

        Neither the Company nor its property is a party to or the subject of pending legal proceedings.

MARKET FOR THE COMPANY'S COMMON STOCK AND RELATED STOCKHOLDER MATTERS.

        As of the date of this Prospectus there is no public trading market in the U.S. or elsewhere for the Company's Common Stock or its warrants. After the Spinoff and before any vote on the merger by the directors of Dransfield Holdings, all certificates representing the 461,572 Spinoff Shares, the 38,428 unregistered shares, and the 500,000 U.S. Callable Warrants shall be held in escrow by the Escrow Agent.

        Should the Merger be approved and effected, (i) the Escrow Agent will release from escrow the certificates representing the ownership of the escrowed securities, which certificates would be delivered to the approximately 2,500 persons owning the securities represented by the certificates, and (ii) the shareholder of Dransfield Paper will receive 9,300,000 Shares of Common Stock of the Company, the 446,004 Merger Callable Warrants and 2,300,000 shares of Series A Convertible Preferred Stock of the Company in exchange for all the issued and outstanding shares of capital stock of Dransfield Paper.

        Should the Merger be effected, the Common Stock is expected to be listed on the Nasdaq Stock Market, and the Company proposes to register for resale the 38,428 shares of Common Stock received by Messrs. King and Bowey at the time of the Spinoff and the 500,000 U.S. Callable Warrants received by the eight insiders.

        Should the Merger be effected and trading commence in the Company's Common Stock and Warrants, Dransfield Paper has no immediate plans to sell any of the 9,300,000 Merger shares acquired by it in the Merger. Accordingly, there shall be available for trading the 461,572 Spinoff Shares and the 38,428 shares of Common Stock registered for resale, which number is subject to being increased through the exercise of any of the 500,000 U.S. Callable Warrants and 446,004 Merger Callable Warrants. Dransfield Paper has advised the Company that its sole shareholder, Dransfield Holdings, may distribute the 446,004 Merger Callable Warrants to the shareholders of Dransfield Holdings on the basis of one Merger Callable Warrant for each 1,000 shares of Dransfield Holdings. Dransfield Holdings is a publicly-held company whose shares are listed on The Hong Kong Stock Exchange. Should such a distribution of Merger Callable Warrants be made by Dransfield Holdings, the Company proposes to register for resale into the U.S. stock market the Merger Callable Warrants and the shares of Common Stock underlying them. Some 237,614 of the 446,004 Merger Callable Warrants initially would be held by affiliates of the post-Merger Company. Dransfield Holdings, which will be an affiliate of the post-merger Company, would be restricted to the provisions of Rule 144 should it determine to sell into the U.S. market any of the 9,300,000 Merger Shares it would acquire in the Merger (or any of the 2,300,000 shares of Common Stock it could acquire through the conversion provision of the 2,300,000 shares of Series A Preferred Stock it would acquire in the Merger) unless it registered such shares for resale. The limitation upon amount that would be imposed upon Dransfield Holdings for each 3 months would be the greater of 1% of the total outstanding number of shares of the Company or the average weekly trading volume in such shares over a four-week period as reported on all national securities exchanges or through the automated quotation system of a recognized quotation service such as Nasdaq. Finally, should Dransfield Holdings transfer some of its shares of Common Stock of the post-Merger Company to a non-U.S. person, unaffiliated with the post- Merger Company, such person, after a 40-day holding period, could sell such shares into the U.S. stock market.

        DIVIDENDS. The Company has had no operations or earnings and has declared no dividends on its capital stock. Should the Merger be approved and effected, there are no restrictions that would, or are likely to, limit the ability of the Company to pay dividends on its Common Stock, but the Company has no plans to pay dividends in the foreseeable future and intends to use earnings for business expansion purposes (see "Information about the Company - Description of Business and Properties").

FINANCIAL STATEMENTS.

        See "Financial Statements - Dransfield China Paper Corporation" for the independent auditor's report dated December 13, 1996 with respect to the Company's balance sheet as of November 30, 1996, such balance sheet, and the notes to the balance sheet.

                       INFORMATION ABOUT DRANSFIELD PAPER

        Dransfield Paper Holdings Limited ("Dransfield Paper") was incorporated under the International Business Companies Ordinance (No.

8 of 1984) of the Territory of the British Virgin Islands on March 11, 1994.

DESCRIPTION OF BUSINESS AND PROPERTIES.

        Dransfield Paper is a wholly-owned subsidiary of Dransfield Holdings Limited ("Dransfield Holdings"), a Cayman Islands company which was founded by Sir Kenneth Fung, CBE, JP, in the 1940s to market and to distribute consumer products in Hong Kong. Dransfield Holdings has four business divisions - a consumer electronics division which distributes household appliances under the brand names of AIWA and Turbo; a paper business which buys and sells hygienic paper products for consumer use, including a Proctor & Gamble brand-name paper handkerchief, which Dransfield Paper distributes to retailers, and which business division is expanding its operations to include paper manufacturing; a food and beverage division which has breweries in China and the United Kingdom, an edible oil factory in China, and which distributes alcoholic and non-alcoholic beverages in Hong Kong; and a logistics and services division which provides warehousing, deliveries, repair, exhibition and buying-program services to affiliated and non-affiliated companies in Hong Kong and China.

        Dransfield Paper's parent, Dransfield Holdings, has been listed on the Hong Kong Stock Exchange since April 1993.

        The purpose of the merger and the spinoff described herein is to transfer, from the Hong Kong Stock Exchange to the Nasdaq Stock Market in the U.S., Dransfield Holdings' equity in its paper business division, which paper business is conducted in Dransfield Paper. The paper business dates back to 1975, when A Dransfield & Co. Ltd., a wholly-owned subsidiary of Dransfield Holdings Limited (the parent of Dransfield Paper), secured the exclusive distribution for Tempo paper handkerchiefs from Vereinigte Papierwerke in Hong Kong and Macau. In 1994 Dransfield Paper succeeded to this business from its sister company and continued to develop a substantial distribution network principally through supermarkets, drug stores and newspaper stands for Tempo handkerchiefs.

        Based on Dransfield Paper's surveys and management estimates, Tempo's market share of paper handkerchiefs in Hong Kong and Macau currently stands at approximately 46%.

        In November 1994 Dransfield Paper undertook to establish business contacts and to gain experience in buying waste paper, which it did both on an indent basis (a pre-sold basis) or on an agency basis, all in support of a plan to expand its business to that of an integrated manufacturer and distributor of hygienic paper products for consumers. See below, "Management's Discussion and Analysis of Financial Condition and Results of Operations - Sales, and Outlook." This paper merchanting operation was organized through the formation of a holding company named C.S. Paper Holdings (International) Ltd.
A minority partner, Mr. Ian Fung, through his holding company, Summerhouse Profits, Ltd., holds a one-third interest. Dransfield Paper owns a two-thirds interest. The joint venture includes the following operations:

        o A paper agency company, Central National Hong Kong., Ltd., through a joint venture with Central National Gottesman, Inc., a U.S. company.

        o A paper trading company in Hong Kong, Dransfield Paper (HK) Trading, Ltd., selling packaging grade papers through indent or from stock.

        In August 1996, Dransfield Paper commenced testing production runs on a paper converting facility it established situated in Conghua in the city of Guangzhou, Guangdong Province in Southern China - another step in its plan to expand its operations to those of a vertically-integrated hygienic paper producer and distributor in some of the largest population and fastest growing economies of China as well as in Hong Kong. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Outlook."

SELECTED FINANCIAL DATA.

        The following selected financial data for the five years ended March 31, 1996, are derived from the audited consolidated financial statements of Dransfield Paper. The financial data for the six-month period ended September 30, 1996 and 1995 are derived from unaudited financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Dransfield Paper considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the six months ended September 30, 1996, are not necessarily indicative of the results that may be expected for the year ending March 31, 1997. The data should be read in conjunction with the consolidated financial statements and the related notes, which are included elsewhere in this Prospectus.

                                                                                                      Six month
                                                                                                     period ended
                                        Years ended March 31,                                        September 30,
                 ----------------------------------------------------------------------------     -------------------
                                    1992       1993     1994     1995        1996        1996        1995        1996
                                 HK$'000    HK$'000  HK$'000  HK$'000     HK$'000     US$'000     HK$'000     HK$'000
                                 -------    -------  -------  -------     -------     -------     -------     -------
Income Statement Data:

Net Sales(1)                      74,391     65,322   78,387   94,359     307,047      39,701     169,441      89,965

Income before interest and
  income taxes and minority        4,354      2,049    4,809    6,951      13,443       1,738      15,227       2,259
  interests

Interest income/(expenses),
  net(1)                            (491)      (131)      60     (198)     (5,603)       (724)     (2,871)     (2,119)

Provision for income taxes          (637)      (336)    (960)  (1,130)     (1,391)       (180)     (1,986)        (94)

Income/(loss) after income
  taxes but before minority
  interests                        3,226      1,582    3,909    5,623       6,449         834      10,370          46

Net income(1)                      3,226      1,582    3,909    5,215       5,034         651       7,234         382

Pro forma income per share ($)       N/A        N/A      N/A      N/A        0.42        0.05         N/A        0.03

                                                  As at March 31,                                 As at September 30,
                 ----------------------------------------------------------------------------     -------------------
                                    1992       1993     1994     1995        1996        1996        1995        1996
                                 HK$'000    HK$'000  HK$'000  HK$'000     HK$'000     US$'000     HK$'000     HK$'000
                                 -------    -------  -------  -------     -------     -------     -------     -------
Balance Sheet Data:

Fixed assets(2)                   12,644     12,644   12,780   25,467      57,880       7,484      40,611      72,975

Total assets(2)                   52,389     41,629   69,216   91,518     176,577      22,831     201,286     162,859

Long term liabilities(3)            -          -        -        -         73,459       9,499         428      48,733

--------------------

(1) For a discussion of the reasons for the significant changes in certain selected financial data between fiscal years 1995 and 1996, see below, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the subsections thereof as follows: for "Net Sales" in the table above, see "Sales" below; for "Interest income/(expenses), net" above, see "Interest Expense" below; and for "Net income" above, see "Net income" below.


(2) Total assets increased by US$11 million from US$11.8 million in 1995 to US$22.8 million in 1996. The increase is mainly attributable to increased accounts receivable of US$5.4 million, increased inventories of US$1.2 million and fixed assets acquisition of US$3.7 million.

(3) Long-term liabilities are composed mainly of US$8.7 million which is not repayable within one year. In 1995 this loan was classified as a current liability.

        The following table sets forth certain information concerning exchange rates between Hong Kong dollars and U.S. dollars for the periods presented, expressed in HK$ per US$:

        Period  Period End  Average  High     Low
        ------  ----------  -------  ----     ---
        1991      7.7800     7.7713  7.8025   7.7155
        1992      7.7430     7.7412  7.7765   7.7237
        1993      7.7280     7.7348  7.7650   7.7230
        1994      7.7375     7.7284  7.7530   7.7225
        1995      7.7323     7.7354  7.7665   7.7300
        1996      7.7330     7.7348  7.7440   7.7310 through 9/17


-------------------------
Source: Federal Revenue Bank of New York.

Note: The average rates were determined by averaging the noon buying rate in New York for cable transfers payable in New York in foreign currencies on the last business day of each month.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

        The following discussion and analysis should be read in conjunction with the financial statements and the accompanying notes thereto and is qualified entirely by the foregoing and by other more detailed financial information appearing elsewhere. See "Financial Statements - Dransfield Paper." All dollar amounts are in U.S. dollars unless otherwise noted.

        OVERVIEW.

        Dransfield Paper was incorporated on March 11, 1994. Its fiscal year ends March 31. Accordingly, the financial information appearing in its financial statements for the year ended March 31, 1994 are almost entirely the results of operations of a predecessor company, A. Dransfield & Co. Ltd., which also is a wholly-subsidiary of Dransfield Holdings, the parent of Dransfield Paper, and relate almost entirely to the paper distribution business conducted that year by A. Dransfield & Co. Ltd. Dransfield Paper succeeded to this
business.   Certain vertical integration activities (see "Outlook" below) are reflected in the statements of operation and cash flows for the fiscal years ended March 31, 1995 and 1996.

        RESULTS OF OPERATIONS.

        The following table presents, as a percentage of sales, certain selected consolidated financial data for each of the three years in the period ended March 31, 1996:


Year ended March 31                               1994     1995    1996
-------------------------------------------------------------------------
Sales                                             100.0%   100.0%  100.0%
Cost of sales                                      77.0     80.9    89.6
                                                  ----------------------
Gross margin                                       23.0     19.1    10.4
                                                  ----------------------

Selling, general and
  administrative expenses                          16.9     11.5     7.7
Interest expense                                    0.0      0.1     1.8
Other income and expenses, net                      1.1      2.0    (0.7)
                                                  ----------------------
                                                   18.0     13.6    18.8
                                                  ----------------------

Net income                                          5.0%     5.5%    1.6%
                                                  ----------------------

     SALES.

     Sales for 1996 increased approximately $27.5 million or 225% over the prior year as compared with an increase of $2 million or 20% in 1995 over 1994. The increases were due to the institution of paper merchanting activities, in an effort to obtain experience and establish business contacts for a planned expansion into hygienic paper manufacturing, which activities were commenced in November 1994, and amounted to $3.1 million in the five months of operations in fiscal 1995 and then increased by $26.8 million, or 851%, in 1996. Sales of the Tempo brand handkerchief remained steady for the two years. Dransfield Paper's paper handkerchief market share in the Hong Kong area is approximately 46%, down from approximately 48% two years ago. Its nearest competitive brand has an approximate market share of 26%.

        INTERIM RESULTS. Sales of $11.6 million for the first six months of fiscal year 1997 (which fiscal year ends March 31, 1997) decreased by $10.3 million, or 47%, from the first six months sales of $21.9 million in fiscal year 1996. This reflects Dransfield Paper's paper merchanting activities and the volatility of paper prices in fiscal 1996. The price of pulp reached $980 a metric ton and then collapsed to a low of $380 a metric ton in March 1996. In December 1996 pulp prices appeared to settle at approximately $580 a metric ton.

        Sales in paper merchanting decreased by 63.7% - from $16.8 million to $6.1 million. Sales of Tempo brand handkerchiefs increased by 9 percent, however - from $5 million to $5.5 million, due to increased sales in Hong Kong.

     GROSS MARGIN.

     Gross margin increased by $1.8 million in 1996 or 78% over 1995 as compared with a decrease of $34,000 or 1% in 1995 from 1994. As a percentage of sales, however, the 1996 gross margin decreased to 10.4% of sales from 19.1% of sales in 1995 and 23.3% of sales in 1994. The decreases reflect the lower margins inherent in the paper merchanting activities which commenced in November 1994.

        INTERIM RESULTS. Gross margin for the first six months of fiscal 1997 decreased to 9 percent from 12 percent in the first six months of fiscal 1996. The decrease was due largely to increased costs associated with preparing for sale finished products produced by the paper converting plant at Paper Mill No. 1.

        SELLING, GENERAL AND ADMINISTRATIVE EXPENSES.

        Selling, general and administrative expenses increased $1.7 million in 1996 or 119% over 1995. In 1995 these expenses decreased by $316,000 or 18.4% from 1994. The 1996 increase was attributable to expenses involving travel, hiring new personnel, negotiating joint venture agreements, and surveying the world's used paper-making equipment for purchase - all with respect to expanding Dransfield Paper's paper business to that of a vertically-integrated, hygienic paper producer and distributor. The 1995 decrease was attributable to a reduction in advertising expenses, which reduction for part of 1995 was due to Proctor & Gamble's assumption of Tempo marketing expenses after it acquired the Tempo line of paper handkerchiefs from the former owner, and to a decrease in sales of the Tempo brand handkerchief.

        INTERIM RESULTS. Selling, general and administrative expenses decreased by $30,000, or by 2.3 percent in the first half of fiscal 1997 from the same period of fiscal 1996.

     INTEREST EXPENSE.

     The interest expense of fiscal 1996 and fiscal 1997 was attributable mainly to the financing of Dransfield Paper's paper merchanting activities. The substantial increase in interest expense in fiscal 1996 over fiscal 1995 was due to the substantial increase in such trading.

        INTERIM RESULTS. Interest expense in the first half of fiscal 1997 was $278,000, a decrease of 26 percent from $378,000 in the same period in fiscal 1996. This decrease reflects a reduction in bank loans from $13 million to $6 million during these comparable periods, the reduction reflecting reduced activities in paper merchanting.

     NET INCOME.

     Income before interest expense, income taxes and provision for minority interests increased by $839,000 from 1995 to $1,738,000 in 1996, but interest expense of $724,000 (see "Interest expense" immediately above), income taxes of $180,000 and provision for minority interests of $183,000 resulted in a reduction in net income from 1995 to 1996 of $23,000 or 3.4% from 1995 as compared with an increase of $169,000 or 33.4% in 1995 over 1994. Net income expressed as a percentage of sales began dropping sharply in November 1994 when paper merchanting activities were commenced, due to the low margins inherent in paper merchanting and the high volume of paper merchanting sales as compared to the sales derived from marketing the Tempo paper handkerchiefs.

        INTERIM RESULTS. Net income during the first half of fiscal 1997 was $49,000, a 95 percent decrease from net income of $935,000 in the first half of fiscal 1996. This significant reduction reflects losses in paper merchanting activities not overcome by modest gains in profits from sales of Tempo paper handkerchiefs. Dransfield Paper's management has reduced its paper merchanting activities to the initial needs of its planned paper mills. Yet the activities, begun in November 1994 and conducted during a period of great volatility in prices, are believed by Dransfield Paper to have been successful in establishing its credibility and business contacts among suppliers of waste paper. Sourcing raw materials will be a critical part of Dransfield Paper's planned vertical integration of its paper business.

     BALANCE SHEET ITEMS. Significant changes in several balance sheet items occurred from 1995 to 1996, in particular accounts receivable, inventories, fixed assets, and liabilities. These changes reflect the impact on Dransfield Paper's operations of the high volume, large inventory, and low gross margin paper merchanting activities, and the acquisition of plant and equipment for Paper Mill Nos. 1 and 2.

        INTERIM RESULTS. Accounts receivable during the first half of fiscal 1997 decreased by 62 percent from the same period in fiscal 1996 - from $12.9 million to $4.9 million. Similarly, inventories decreased by 81 percent - from $6.9 million to $1.3 million. These reductions were caused by reductions in paper merchanting activities, tightened collection of receivables, better control over purchasing, and more emphasis on pre-sold orders. Accordingly, bank loans decreased significantly.

     LIQUIDITY AND CAPITAL RESOURCES.

        Dransfield Paper had negative cash flows from operations of $0.7 million in 1996, $1.4 million in 1995 and $1.1 million in 1994. The acquisition of fixed assets and equipment for its planned paper business expansion (see "Outlook" below) reduced cash flow by $772,000 in 1996 and $497,000 in 1995. The shortfalls in liquidity were provided by advances from Dransfield Holdings and bank loans, with loans from one also being used to pay down the other in succeeding years. Significant capital expenditures have been both made and committed with respect to the acquisition, refurbishment, and installation of equipment, land and buildings for Dransfield Paper's planned paper business expansion. Additional capital expenditures of $11.5 million must be made to complete the first two paper mills, and additional capital expenditures of approximately $25 million, not yet obtained or committed, must be made should Dransfield Paper be able to complete its proposed third and fourth paper mills, as follows:

                                                             $000s
                                          -----------------------------------------------
                                                             To Be
Capital Requirement                       Purchased        Purchased         Timing
-------------------                       ---------        ---------         ------
MILL NO. 1:
Used Deink Line (Belgium)                                                   Apr 96
Used Paper Making Machine (USA)                                             Nov 96-Dec 96
Used Paper Converting (USA, Japan)                                          Jan 96
Land & Building (USA)                                                       Jan 95-Oct 95
                                          -------
        Sub-Total                         $ 6,820
New Auxiliary Equipment (China)                            $ 1,900          Nov 96-Apr 97
New Environmental Control
  Equipment (China/USA)                                      1,400          Jan 97-May 97
Infrastructure (China)                                       1,500          Dec 96-Apr 97
                                                           -------
        Sub-Total                                          $ 4,800

MILL NO. 2:
Used Deink Line (USA)                                                       Jan 96
Used Paper Making Machine (Belgium)                                         Jan 96
Used Paper Converting (USA, Japan)                                          Apr 96
Land & Building (USA)                                                       Sep 96-Dec 96
                                          -------
        Sub-Total                         $ 4,900
New Auxiliary Equipment (China)                            $ 3,200          Nov 96-Feb 97
New Environmental Control
  Equipment (China/USA)                                      2,000          Jan 97-Mar 97
Infrastructure (China)                                       1,500          Nov 96-Feb 97
                                                           -------
        Sub-Total                                          $ 6,700

MILL NO. 3:
Used Paper Making Machine                 $   650                           Nov 96
                                          -------
(USA)
        Sub-Total                         $   650

MILL NO. 4:
Used Paper Making Machine                 $   650                           Nov 96
                                          -------
(USA)
        Sub-Total                         $   650
                                          -------          -------
                TOTAL                     $13,020          $11,500

        The source of funds for these capital expenditures for Paper Mill Nos. 1 and 2 is as follows:

        o $9 million advance from parent, Dransfield Holdings (these funds became available in November 1996), and

        o $3 million advance from Dransfield Holdings anticipated in January 1997 (convertible debenture issue by Dransfield Holdings being planned with Hong Kong investment bankers).

        The proposed sources of funds for Paper Mill Nos. 3 and 4 are as follows:

        o $2.75 million by September 1997 from the exercise of 500,000 U.S. Callable Warrants to be distributed to 8 persons in the Spinoff-Merger transaction with the Company,

        o $2.45 million by December 1997 from the exercise of 446,004 Merger Callable Warrants to be distributed to Dransfield Holdings should the Merger with the Company be approved, and

        o $20 million by December 1997 from the sale of shares of the Company in a rights offering with standby underwriters.

        The advances from Dransfield Holdings to complete Paper Mills Nos. 1 and 2 are not proposed to be made under circumstances involving the issuance of equity securities to Dransfield Holdings. The proposed source of funds for Plant Nos. 3 and 4 would involve the issuance of equity securities by the post-merger Company and, accordingly, represent potential dilution to the Company's shareholders.

        INTERIM RESULTS. Dransfield Paper continued to require advances from Dransfield Holdings and bank loans to maintain positive cash flow - $2.3 million in the first half of fiscal 1997 compared to $10.4 million in the first half of fiscal 1996.

        OUTLOOK.

        The statements contained in this Outlook are based on current expectations. These statements are forward looking, and actual results may vary materially.

        Dransfield Paper's approximately 46 percent share of the paper handkerchief market in Hong Kong represents, to Dransfield's management, a base from which continued, significant growth in volume is difficult but an excellent base from which a vertically-integrated, consumer hygienic paper manufacturing and distribution business can be built. Such a business expansion has been planned since 1993, business contacts in the buying and selling of unfinished paper have been made, business alliances for two plants in China have been made, material capital expenditures have been both made and committed, and the first paper converting plant is operational.

        Paper merchanting activities were started in November 1994 for the purpose of establishing business contacts and acquiring skill in buying raw materials, the quality and mix of which will bear directly on Dransfield Paper's competitiveness and profitability later in recycling waste paper into pulp, making tissue paper, converting tissue paper into finished hygienic paper products and selling the products to consumers. After a year - fiscal 1996 - of high volume in sales and highly volatile paper prices, Dransfield Paper reduced its paper merchanting activities to the initial needs of its planned paper mills. From average monthly turnover volume of $2.5 million in 1996, Dransfield Paper had monthly turnover of only $397,000 in November 1996. Yet the activities were successful in establishing credibility and business contacts among suppliers of office waste paper.

        Dransfield Paper's vertical integration plans embrace the following activities, all of which are still in the development stage:

        o Recycled pulp production. Waste paper will be processed into recycled pulp. Until needed for its own further processing, approximately half of this would be offered for sale to other companies in China with paper mills and approximately half would be supplied to Dransfield Paper's own paper making operation.

        o Paper making. Paper making machines will process recycled pulp into jumbo rolls. Until needed for its own further processing, approximately half of the production would be offered for sale to other companies in China with paper converting plants and approximately half would be supplied to Dransfield Paper's own paper converting plants.


        o Paper converting. Jumbo rolls of paper will be converted into finished paper products, such as bathroom tissue, facial tissue, napkins and handkerchiefs, which finished paper products will be packaged and distributed to customers.

        TIMING OF THE EXPANSION. The business expansion is planned to take place in two phases, Phase One being the development and completion of Paper Mills No. 1 and No. 2 and Phase Two being the development and construction of Paper Mills No. 3 and No. 4. The projected dates for the completion and commencement of operations of the plants in each of the four paper mills are as follows:

                         Recycled Pulp             Paper               Paper
                          Production               Making           Converting
                         -------------             ------           ----------
Phase 1:  Under construction
----------------------------
  Paper Mill No. 1        July 1997                August 1997      Operational
  Paper Mill No. 2        March 1997               June 1997        June 1997

Phase 2:  Planned.  Not under construction
------------------------------------------
  Paper Mill No. 3        April 1998               June 1998         June 1998
  Paper Mill No. 4        January 1999             March 1999        March 1999

        PAPER MILL NO. 1. Dransfield Paper has recently invested $6 million in establishing a paper conversion plant, a conference center, and a research and development center in Conghua in the city of Guangzhou, Guangdong Province in southern China. The paper conversion plant tested production in August 1996, is anticipated to be on stream before the end of December 1996, and converts jumbo rolls of paper into such products as toilet tissue, paper handkerchiefs, napkins and facial tissue. Its capacity is approximately 23 metric tons a day. It will also serve as a training and as a research and development center to develop Dransfield Paper's paper business. An expert plant manager with 30 years' experience has been brought from the U.S. to manage and supervise this plant and to develop a capable production team to spearhead Dransfield's expansion.

        A used de-inking plant for recycled pulp production was purchased in Belgium, dismantled, shipped to China in May 1996, and is planned to commence operations by July 1997 with an output capacity of approximately 90 metric tons a day. The targeted customers for half of the recycled pulp production of this plant are located in the Pearl

River delta area, which is within 8 miles from this mill, which customers have present annual demand exceeding 800,000 metric tons.

           PAPER MILL NO. 2. Dransfield Paper will invest approximately $12 million for a 60 percent controlling voting interest and a 48 percent equity interest in a paper mill to be established in the city of Jiangyin in Jiangsu Province 90 minutes west of Shanghai, China.

        Paper Mill No. 2 will be owned by a Sino-foreign equity joint venture among Dransfield Paper, Jiangsu Huaxi Holdings Corporation and Broadsino Investment Company Ltd. ("Broadsino"). The joint venture company, Jiang Ying Dransfield Paper Co. Ltd. ("Jiang Ying") is 40 percent owned by Jiang Su Huaxi Holdings Corporation and 60 percent owned by Dransfield Broadsino Paper Holdings Limited ("Dransfield Broadsino Paper"), a company 80 percent owned by Dransfield Paper and 20 percent owned by Broadsino. Dransfield Paper has agreed to provide Broadsino's equity contribution (approximately $1.8 million) to the joint venture through a loan to Broadsino bearing compound interest at the rate of 6% a year.

        The project site is located adjacent to a tributary of the Yangtze River, which tributary will supply water to the paper mill. The Chinese partners are contributing a 12,000-kilowatt-hour, coal-fired, power plant for their 40% interest in the joint venture. The power plant is currently supplying electricity to other plants nearby and will supply the required amount of electricity and steam to the paper mill.

        Unsorted office waste will be purchased directly from U.S. suppliers such as Weyerhaeuser, Smurfit, Allan & Co., and Rock-Tenn. Dransfield Paper will also make use of other grades of waste paper to reduce its cost of production.

        A used 120-metric-tons-a-day de-inking plant for recycled pulp production has been purchased from Georgia Pacific Company in the U.S., and a used 28-metric-tons-a-day paper making plant has been purchased from VPK in Belgium. Both arrived in China in May and July 1996.

        Until needed for its own end products, it is estimated that less than half of the 120-metric tons-a-day recycled pulp production will be used in Paper Mill No. 2's own tissue paper plant and more than half of the production shall be offered for sale to other paper mills in the Jiangsu and Zhejiang Provinces, which have an annual demand of 1,400,000 metric tons.

        Operations are scheduled to commence at the recycled pulp production plant by March 1997, at the paper conversion plant by May 1997, and at the paper making plant by May 1997.

           PAPER MILLS NO. 3 AND 4. Complete paper mills - plants for recycled pulp production, paper making, and paper conversion - are planned for two other areas. One is in northern China in the Tianjin area, and the other is in western China in the Sichuan area. These two paper mills will be installed after the first two mills, now under construction, are operational. Subject to funding, Dransfield Paper's plans envision the commencement of full operations at Paper Mills No. 3 and 4 by the last quarter of 1998. Considerable equipment has already been acquired for the paper conversion plants for Paper Mills No. 3 and No. 4.

        Dransfield Paper's plans include recycling waste paper into pulp, which is against the trend in China of importing virgin fiber. Dransfield Paper estimates that, until needed for its own end products, approximately half of its recycled paper will be allocated to its own paper converting and tissue making facilities and half will be allocated for sale to other China paper mills that produce packaging grade cartons and hygienic paper. Dransfield Paper's survey indicates that the present annual demand for recycled pulp and jumbo rolls, such as Dransfield Paper expects to produce, in the areas that would be served by its 4 planned paper mills, and the annual production of these 4 planned paper mills, are as follows:

                                                   Potential        DCPC's Planned
                                                   Demand           Production
        Phase I    Province/City                   (Metric Tons)    (Metric Tons)
        -------    -------------                   -------------    -------------
        No. 1      Guangdong Province                861,022           30,000
        No. 2      Jiangsu Province                  767,050           40,000
        No. 2      Zhejiang Province                 679,100
        No. 2      Shanghai Municipality             234,547
                                                   ---------           ------
                                  Total            2,541,719           70,000

                                                  Potential        DCPC's Planned
                                                  Demand           Production
        Phase II    Province/City                 (Metric Tons)    (Metric Tons)
        --------    -------------                 -------------    -------------
        No. 3       Tianjin Municipality            221,400           30,000
        No. 3       Beijing Municipality            101,000
        No. 3       Heibei Province                 128,000
        No. 4       Sichuan Province                238,750           30,000
                                                    -------           ------

                             Total                  689,150           60,000

        Dransfield Paper's planned production represents only 4 percent of the annual requirements of the targeted markets.

        Over recent years the price of virgin pulp has ranged from $390 to $960 a metric ton. The price of office waste paper in the U.S. has ranged from $20 to $250 a metric ton. For instance, prices in September 1996 were $610 (cost and freight from U.S. West Coast to China) for virgin pulp plus $12.20 duty, or $622.20 a metric ton, compared with $165 (cost, freight and duty) for office waste paper. Recycling costs in China are estimated to average $200 a ton and not to exceed $250 a metric ton. There is little recycled fiber in China, which fiber sells at prices 5 to 10 percent cheaper than virgin fiber. Dransfield Paper expects that the net operating margin of its paper recycling division will range from 10 to 15 percent.

        Dransfield Paper has purchased equipment and is planning to make, into jumbo rolls, various grades of hygienic paper from approximately half of its recycled pulp. Until needed for its own end products of consumer hygienic paper, it plans to offer for sale to other paper mills in China approximately half of the production of jumbo rolls of hygienic paper it makes. It expects that the net operating margin of this division will range from 11 to 16 percent.

        With reference to the volatility of the prices of virgin pulp and office waste paper and the plans of Dransfield Paper to offer to other China paper mills, until required for its own needs, approximately half of its production both of recycled fiber and of jumbo rolls of hygienic paper, the table below illustrates, pro forma, how its planned integrated facilities would dampen the effects of price volatility with respect to profit margins:

                                                        ($ a Metric Ton)
                                          August 1995      March 1996       October 1996
                                          -----------      ----------       ------------
1.      Virgin Pulp Cost                  $960             $390             $580

2.      Secondary Fiber
        -Raw Material
         (Office Waste)                   $170-250         $ 20-70          $ 70-120
        -Freight Cost                       80               80               80
        -Processing Cost
         (Average)                         200              200              200
                                          --------         --------         --------
                                          $450-530         $300-350         $350-400

3.      Profit Margin
        -Recycled Pulp(1)                 High             Low              Medium
        -Jumbo Roll(1)                    Medium           Low              Medium
        -Finished Products                Low              High             Medium


-----------------------
(1) Until needed for its own production of consumer hygienic paper products, approximately half of this production is planned to be available for sale to other paper mills in China.

        In the past eighteen months, the price of virgin pulp has experienced the most volatility in the last thirty years.

        Finally, Dransfield Paper's paper converting facility in Plant No. 1 is operational and the equipment for Plant No. 2's paper converting facility has been purchased and is expected to be operating in June 1997. It plans to convert and market relatively high grade hygienic paper, using the distribution channels it has developed for the Tempo paper handkerchiefs and expanding its distribution network through working with small paper converter companies who have established distribution networks for lower grade products. Dransfield Paper expects its net operating margin in this division to range from 18 to 23 percent.

        The expansion into manufacturing and distribution of its own branded paper products could impact Dransfield Paper's sale of Tempo brand paper handkerchiefs, the distribution rights to which are exlusive in Hong Kong and Macao and nonexclusive in China. Proctor & Gamble is aware of Dransfield Paper's plans and has agreed that Dransfield Paper can distribute its own branded products; however, Dransfield Paper does not propose to distribute its own brand of paper handkerchiefs in Hong Kong and Macao - only other types of hygienic paper products. Past operating results, which are based on distributing Tempo products, are not indicative of future results, which will be influenced to a major extent by still unproven manufacturing operations.

        Dransfield Paper's future results of operations and the other forward-looking statements contained in this Outlook, in particular the statements regarding achievement of its expansion plans, capital spending, costs of office waste paper and virgin fiber, and marketing, involve a number of risks and uncertainties. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: volatility of prices of office waste paper and virgin fibers, risk of nonpayment of accounts receivable, inability of Dransfield Paper to obtain its necessary capital, political instability in China, inflation, and unforeseen competition.

THE PAPER INDUSTRY IN CHINA.


        China has more than 5,000 paper mills with the majority of them producing less than 10,000 metric tons a year. In 1992 there were 16.2 million metric tons of paper and paper boards produced and 1.2 million metric tons of hygienic paper produced by these paper mills.

        Annual per capita consumption of hygienic paper in China is only a small fraction of that in the West. For instance, the annual per capita consumption of hygienic paper in the U.S. is 18.6 kilograms, in Hong Kong is 5 kilograms, and in China is less than 1 kilogram.

        It is Dransfield Paper's belief that most of the paper mills that are producing hygienic paper in China are under-financed, poorly managed, and producing low-quality products. Dransfield Paper is building two paper mills that target the medium- and premium-quality paper products markets in which there is little competition. The only competition in these markets from an international company is Scott Shanghai (now owned by Kimberly-Clark), which has a plant with an output of 14,000 metric tons a year.

        Despite recent double-digit economic growth in China and projected annual growth of 8%, Dransfield Paper's management assumes that the majority of consumers in China will not afford themselves the luxury and expense of hygiene paper products sold at premium prices for several more years to come. Nevertheless, Dransfield Paper proposes to position itself in the premium-priced products market at the same time it develops the medium-priced and medium-quality market, because of the huge size of these two markets. The paper market targeted by Dransfield Paper covers 10% of the population of China, which is equivalent to a market base almost half the size of that of the U.S.

PROPERTIES.

        CONGHUA - PAPER MILL NO. 1.

        Dransfield Paper has the land use rights to 16,011 square meters in a development zone in Conghua, Guangzhou, PRC on which it has constructed a paper conversion plant and warehouse, a conference center, and a 52-room guest house. The recycled pulp production and paper making facilities are planned to be located on a tract of approximately 35,000 square meters in Xinhui, near Guangzhou, on a major river with ready access to road and river transportation facilities, near other manufacturers of tissue and industrial grades of paper, and with an abundant supply of electricity.

        JIANGYIN - PAPER MILL NO. 2.

        Dransfield Paper and its joint venture partners have a 50-year land use agreement with the local authority in Jiangyin for a 65,000 square meters tract on which Paper Mill No. 2 is being constructed. The tract is adjacent to a navigable river, accessible to a nearby major highway, near other manufacturers of industrial grade papers, and adequate to meet medium-term expansion needs. Electricity is provided by Jiangsu Huaxi Holdings Corporation, a PRC government corporation, one of the joint venture partners.

        OFFICE FACILITIES.

        Dransfield Paper rents office facilities in Hong Kong from another subsidiary corporation of its parent, Dransfield Holdings, and shares these facilities with other subsidiary corporations of Dransfield Holdings.

DEPENDENCE ON MAJOR CUSTOMERS AND SUPPLIERS. Dransfield Paper does not rely on any single customer for 10% or more of its consolidated revenues. It does not have and does not anticipate significant backlogs, because orders are usually met within four days out of stock. The indent business consists of orders received in advance at least 30 days on a back-to-back basis. Dransfield Paper does depend entirely on Proctor & Gamble and its manufacturers for its supply of Tempo paper handkerchiefs to be distributed.

        As for business in the PRC, because raw materials are subject to import duty, profits could be effected for a short period of time when the government raises the duty. However, the current direction of the PRC government is for a reduction in duties, not an increase.

RESEARCH AND DEVELOPMENT. Dransfield Paper has not incurred any significant expenditures on research and development activities.

ENVIRONMENTAL CONTROLS. It is anticipated that the Chinese Government will increase its requirements for environmental controls. With this in mind, Dransfield Paper is installing and employing environmental control standards that meet U.S. standards, which are higher than those currently required by the PRC.

        With respect to Paper Mill No. 2, the environmental controls proposed by and being installed by Dransfield Paper have been approved by the Provincial authorities and the Central Government. The paper mills will use an enzymatic process as the deinking agent, which employs a biological agent rather than the traditional chemical process. Approximately 90% less chemicals will be used. The entire deinking process has been designed by in-house U.S. and European experts assisted by an independent consultant. The effluent output is mostly clay, which can be used as a construction material, and the effluent water will be treated in lagoons. Similar environmental controls are proposed for Paper Mill No. 1 and are expected to be approved by the Provincial authorities and the Central Government.

        The effluent water, after treatment, will meet the standards set by the Chinese Government for biological oxygen demand (BOD), chemical oxygen demand
(COD), suspended solids (SS) and pH.

        Dransfield Paper's waste treatment process and plants have been designed by specialists in the U.S. but are built locally in China.

        The company does not anticipate having to pay any significant environmental clean-up costs in its operations other than as part of its regular operating requirements, because prior to actual installation of the equipment, the company's environmental procedures will have met the local authority requirements and approval.

NUMBER OF EMPLOYEES. On March 31, 1996 the company employed 30 persons. Once the operation in Conghua goes into full operation, the number of employees will increase substantially, as it will when installation of the deinking and tissue making operations commence at the paper mills.

VENUE OF SALES. Less than 10% of sales during the year ended March 31, 1996 were attributable to exports to China. Most of the sales for the last three fiscal years were in Hong Kong.


PATENTS, COPYRIGHTS AND INTELLECTUAL PROPERTY.

        Dransfield Paper holds no patents, copyrights or intellectual property other than trade marks established for its new paper products for the consumer market. Dransfield paper is not aware of any patents, trademarks, licenses, franchises and concessions that would affect its business and production described herein.

LEGAL PROCEEDINGS.

        Neither Dransfield Paper nor any of its property is a party to or the subject of any material pending legal proceedings other than ordinary routine litigation incidental to its business.

MARKET FOR DRANSFIELD PAPER'S CAPITAL STOCK AND RELATED STOCKHOLDER MATTERS.

        As of the date of this Prospectus, there is no public trading market for Dransfield Paper's capital stock and there is only one holder of record of Dransfield Paper's issued and outstanding capital stock.

Dransfield Paper has declared no dividends on its common stock. Should the Merger not be approved and effected, there are no restrictions that would or are likely to limit the ability of Dransfield Paper to pay dividends on its common stock, but Dransfield Paper has no plans to pay dividends in the foreseeable future and intends to use earnings for the expansion of its present business.

FINANCIAL STATEMENTS.

        See "Financial Statements - Dransfield Paper" for the consolidated financial statements of Dransfield Paper and its subsidiaries containing balance sheets at March 31, 1995 and 1996, and statements of income, cash flows, and changes in shareholders' equity for the periods ended March 31, 1994, 1995, and 1996 which have been prepared in accordance with generally accepted accounting principles in the United States.

                                    TAXATION

        The following discussion is a summary of certain anticipated tax consequences, should the Merger be approved and effected, of the operations of the Company and of an investment in the Company's Common Stock under British Virgin Islands income tax laws, U.S. Federal income tax laws, Hong Kong tax laws and PRC income tax laws. The discussion does not deal with all possible tax consequences relating to the Company's operations or to an investment in the Common Stock. The discussion does not take into account or discuss the tax laws of any other countries or tax consequences or state, local and other tax laws. Each person should consult his or her tax advisor regarding the tax consequences of the acquisition, ownership and disposition of the securities described herein. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this Prospectus, all of which are subject to change.

BRITISH VIRGIN ISLANDS TAXATION.

        The Company and Dransfield Paper are both incorporated under the International Business Companies Ordinance of the British Virgin Islands. Neither conducts any business operations in the British Virgin Islands. In the opinion of Harney, Westwood & Riegels, solicitors in the British Virgin Islands, such Ordinance provides an exemption for the Company and for Dransfield Paper from income tax on all income arising to them and on all distributions made by them to persons who are not resident in the British Virgin Islands.

U.S. FEDERAL INCOME TAXATION.

     TAXATION OF THE COMPANY.

        The Company, after the Merger, will not be a "controlled foreign corporation" and will be subject to U.S. Federal income tax only to the extent that it has U.S.-source income. Currently the Company has no U.S.-source income and anticipates none after the Merger.

     TAXATION OF SHAREHOLDERS.

        The following discussion addresses the U.S. Federal income taxation of a U.S. person (that is a U.S. citizen or resident, a U.S. corporation, a U.S. partnership, or an estate or trust subject to U.S. tax on all of its income regardless of source) ("a U.S. investor") who makes an investment in the securities of the Company. This discussion does not address the U.S. tax treatment of certain types of investors (that is, individual retirement and other tax- deferred accounts, life insurance companies and tax-exempt organizations) or of persons other than U.S. investors, all of whom may be subject to tax rules that differ significantly from those summarized below.

        TAX ON DIVIDENDS. A U.S. investor receiving a distribution on the Common Stock will be required to include such distribution in gross income as a taxable dividend to the extent such distribution is paid from earnings and profits of the Company as determined under U.S. Federal income tax law. Distributions in excess of the earnings and profits of the Company will first be treated, for U.S. Federal income tax purposes, as a nontaxable return on capital to the extent of the U.S. investor's basis in the Common Stock and then as gain from the sale or exchange of a capital asset, provided that the shares constitute a capital asset in the hands of the U.S. investor. Dividend income with respect to the Common Stock will generally be subject to the separate limitations for "passive income" for purposes of the foreign tax credit limitation. Shareholders who are corporations will not be eligible for the corporate dividends received deduction.

        SALE OR OTHER DISPOSITION. With certain exceptions, gain or loss on the sale or exchange of the shares will be treated as capital gain or loss (if the shares are held as a capital asset). Such capital gain or loss will be long- term capital gain or loss if the U.S. investor has held the shares for more than one year at the time of the sale or exchange.

HONG KONG TAXES.

        TAX ON DIVIDENDS. No tax will be payable in Hong Kong in respect of dividends paid by the Company.

        PROFITS TAX. No tax will be imposed in Hong Kong in respect of gains from the sale of the Shares if the Shares are listed on the American Stock Exchange or are quoted on the Nasdaq National Market.

        ESTATE DUTY. No estate duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the American Stock Exchange or are quoted on the Nasdaq National Market.

        STAMP DUTY. No stamp duty will be payable in Hong Kong in respect of the Shares provided that the share register is located outside of Hong Kong and that the Shares are listed on the American Stock Exchange or quoted on the Nasdaq National Market.

TAXATION OF THE COMPANY BY THE PRC.

        INCOME TAX. Income tax payable by wholly-foreign owned enterprises is governed by the Income Tax law of the PRC for Enterprises with Foreign Investment and Foreign Enterprises as well as the Detailed Rules for the Implementation of the Income Tax Law of the PRC for Foreign Investment Enterprises and Foreign Enterprises. This law and rules provide for an income tax rate of 33%, unless a lower rate is provided by law, administrative regulations, or state council regulations.

        Dransfield Paper's Paper Mill No. 1 operations are conducted through Guangzhou Dransfield Paper Ltd., a co- operative joint venture formed in the PRC, and its Paper Mill No. 2 operations are conducted through Jaing Ying Dransfield Paper Co. Ltd., an equity joint venture formed in the PRC. These two ventures are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. As such, they are eligible to full exemption from joint venture income tax for the first two years starting from their first profitable year of operations followed by a 50% deduction of the applicable tax rate from the third to the fifth year. No PRC income taxes have been levied on either of such companies, as they had not commenced operations by the close of their last full fiscal year.

        VALUE ADDED TAX. Effective January 1, 1994 the PRC introduced a value added tax ("VAT") which is assessed on the sale of products within the PRC, the importation of products, and the provision of processing or repair services within the PRC. The VAT rate on exported goods is zero, unless otherwise decided by the State Council. The VAT is levied at a rate of 17% or, in certain limited circumstances, 13%, depending on the product. Credit is allowed for VAT previously paid in respect of components of a given product.


                             MANAGEMENT INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

        The following table shows information as of November 15, 1996 with respect (i) to each beneficial owner of more than 5% of each class of voting stock of the Company and more than 10% of each class of voting stock of Dransfield Paper, (ii) to each of the officers and directors of the Company individually and as a group, and (iii) to the directors and officers of Dransfield Paper as a group, and as of the same date with respect to the same persons as adjusted to give effect to the proposed Merger between the Company and Dransfield Paper and assuming exercise of the Callable Warrants and the conversion into Common Stock by Dransfield Paper of its 2,300,000 shares of Series A Convertible Preferred Stock (12,046,004 shares):

                                                  Capital Stock Beneficially Owned
                                                  ---------------------------------
                                                Before                   Company Common
                                            Spinoff Merger                After Merger
                                            --------------                ------------
                                          No. of       % of           No. of         % of
  The Company                  Class      Shares       Class          Shares         Class
  -----------                  -----      ------       -----          ------         -----
SuperCorp Inc.
201 Robert S. Kerr, #800
Oklahoma City, OK  73102       Com.       461,572       100                0          0(1)

Thomas J. Kenan                Com.       461,572(2)    100           26,786(3)
8511 Glenwood Ave.             Options      4,000         4           20,000(4)
Oklahoma City,                                                       -------
OK 73114                                                              46,786          *

T.E. King
49 Strawberry Lane,            Com.       461,572(2)    100           26,786
Suite 200                  Ser. B Pref.    11,642        30           11,642
Palos Verdes                   Options     50,000        45          250,000(4)
Peninsula,                                                           -------
CA  90274                                                            288,428          2

J. Douglas Bowey
2127 Sawtelle Blvd.,       Ser. B Pref.    26,786(5)     70           26,786
Suite D                        Options      6,000         6           30,000(4)
Los Angeles,                                                          ------
CA 90025                                                              56,786          *

Albert L. Welsh                Com.       461,572(2)    100           26,786
3828 N.W. 69th                 Options      8,000         8           40,000(4)
Oklahoma City,                                                        ------
OK 73116                                                              66,786          *


Officers and Directors         Com.       461,572(2)    100           26,786
as a Group (1 person       Ser. B  Pref.   11,642        60           11,642
before Merger, 0               Option      50,000        50          250,000(4)
persons after Merger)                                                -------
                                                                     288,428          2

-----------------------------
*        Less than 1 percent.

(1) After allocating 1 share of Common Stock of the Company for each 14 shares of common stock of SuperCorp, SuperCorp will have 2,250 shares available for rounding up fractional shares.


(2) These shares are attributed to this person through his position as a director of SuperCorp, which owns 461,572 shares of Common Stock of the Company and accordingly represents voting and investment power shared with the other directors of SuperCorp.

(3) These shares would be owned by the Marilyn C. Kenan Trust, which trust is under the control of Marilyn C. Kenan, its sole trustee and sole beneficiary for her life. Mrs. Kenan is the spouse of Thomas J. Kenan, an officer and director of SuperCorp. Mr. Kenan disclaims any beneficial interest in shares of capital stock of the Company owned by this trust, which is a testamentary trust established in the 1980s by the estates of her deceased parents. Mr. Kenan provides legal services to the Company and to SuperCorp.

(4)      Assumes exercise of the U.S. Callable Warrants at $5.50 a Warrant.

(5) Mr. Bowey received these shares in the capacity of a finder. He has no material relationship with the Company, its officers, directors or principal shareholders.


                                                          Capital Stock Beneficially Owned
                                                --------------------------------------------------
                                                Before                          Company  Common
                                                Spinoff-Merger                    After Merger
                                                 ---------------------         --------------------
                                                 No. of        % of              No. of       % of
Dransfield Paper                                 Shares        Class             Shares       Class
---------------                                  ---------     -----             ------       -----
Dransfield
  Holdings            Com.                              80      100             9,746,004(1)
                    Series A Pref.               2,300,000      100             2,300,000
                                                                               ----------
                                                                               12,046,004         91

Officers and              Com                           80      100             9,746,004(1)
  Directors         Series A Pref.               2,300,000      100             2,300,000
  as a group                                                                   ----------
  (8 persons)                                                                  12,046,004         91


------------------------
(1) Assumes exercise of the 446,004 Merger Callable Warrants, all of which will be held by Dransfield Holdings Limited immediately after the Merger but which may be distributed to the shareholders of Dransfield Holdings Limited should the directors of Dransfield Holdings Limited so decide.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES.

         Set forth below are the names, and terms of office of each of the directors, executive officers and significant employees of both the Company and Dransfield Paper and a description of the business experience of each.

                                                Office Held            Term of
         Person             Office                 Since               Office(1)
         ------             ------                 -----               ------
Dransfield Paper:
-----------------

Horace YAO Yee Cheong, 50   Deputy Chairman        April 1994          August 1997
                            and Chief Executive
                            Officer

Warren MA Kwok Hung, 39     Treasurer and          April 1994          August 1997
                            Secretary


Jeremy LU Yuen Tong, 38     Assistant to           February 1996       August 1997
                            Chief Executive
                            Officer

James MADISON, 46           General Manager        May 1996            August 1997
                            Deinked Pulp
                            and Tissue

Peter KEATINGE, 61          Manager,
                            Maintenance            May 1996            August 1997
                            and Engineering

CHOW, Yeung Chee, 54        Plant Manager of       January 1996        August 1997
                            Guangzhou Dransfield
                            Paper Ltd.

Manuel ALVAREZ, 60          General Manager        April 1995          August 1997
                            for paper con-
                            verting operations

Terry BURTON, 53            General Manager        July 1996           August 1997
                            of Fine Paper
                            Division

Eddy WU, 37                 General Manager,       December 1996       August 1997
                            Hygienic Paper
                            (Pacific Basin)

Joseph PANKRATZ, 41         Manager of Pulp        September 1996      August 1997
                            and Paper Making



--------------------------
(1) Subject to earlier removal without cause by the directors of Dransfield.

THE COMPANY:
------------
  T.E. King, 61             President,                1996          5-97
                            Secretary and             1996          5-97
                            Director                  1996          5-97

EXECUTIVE DIRECTORS OF DRANSFIELD PAPER.

         HORACE YAO YEE CHEONG. Mr. Yao spent 17 years with Arthur Young & Company, international accountants, where he worked in accounting and business advisory services and rose to managing partner covering Hong Kong and the PRC. Mr. Yao's responsibilities include strategic planning, business development, administration and management of the Group. Mr. Yao holds a master of business administration degree from a university in the U.S. and is a certified public accountant in the U.S., Australia and Hong Kong.

         WARREN MA KWOK HUNG. Mr. Ma is a fellow of the Chartered Association of Certified Accountants and an associate of the Hong Kong Society of Accountants. He spent 16 years in the accounting profession of which 10 years are with Dransfield Holdings. He holds a Higher Diploma in Accountancy from Hong Kong Polytechnic.

         JEREMY LU YUEN TONG. Mr. Lu has over sixteen years of international experience in banking, general management and direct investment in Hong Kong, Southeast Asia, Canada and China. He graduated from the University of Southern California in Finance and Accounting. Mr. Lu is an Executive Director of Dransfield Paper Holdings Ltd., assisting Mr. Horace Yao in corporate planning and finance.


SENIOR EXECUTIVES OF DRANSFIELD PAPER.

         JAMES MADISON. Mr. Madison has more than 24 years experience in tissue paper making and converting. He holds a bachelor of science degree in mechanical engineering from a university in the U.S.

         PETER KEATINGE. Mr. Keatinge has more than 43 years of project management experience in pulp and paper, engineering and energy conservation. He holds a bachelor of science degree from London University and is a Chartered Engineer and a member of the Institute of Electrical Engineers as well as the Institute of Mechanical Engineers in the United Kingdom.

         CHOW YEUNG CHEE. Mr. Chow has more than 31 years experience chemical engineering and managing manufacturing plants. He has a bachelor of science degree in chemistry.

         MANUEL ALVAREZ. Mr. Alvarez has more than 30 years experience in the paper converting business in the U.S. Prior to joining the Group, he was the Vice President of Production of a major paper company in the U.S.

         TERRY BURTON. Mr. Burton has over 30 years commercial experience in the European paper trade including one of Europe's largest paper merchandising groups and a Spanish recycled paper mill.

         EDDY WU. Mr. Wu has a master's of business administration degree and more than 13 years' experience in managing factories and being responsible for sales and marketing for several Chinese consumer product companies, the last of which was a large company listed on the Hong Kong Stock Exchange.

         JOE PANKRATZ. Mr. Pankratz has more than 24 years' experience in recycled pulp and paper making, working for Fort Howard Paper and for Pope & Talbot. He specializes in the design of effluent treatment processes.

THE COMPANY.

         T.E. KING. Mr. King received a bachelor of arts degree in finance in 1958 from Northwestern University and attended the J.L. Kellogg Graduate School of Management in 1958-1959. He was employed during 1959-1960 as a floor specialist trainee by Cruttenden & Co., a Midwest Stock Exchange firm, in Chicago, Illinois and in 1960-1961 as an investment analyst for Cruttenden Podesta in Chicago. He was employed during the period 1961-1963 in San Francisco, California, first as vice president of research and corporate finance for Walter C. Gorey & Co. and then as the senior vice president of research for Henry F. Swift &

Co. From 1963 to 1966 he was employed in Chicago by Dempsey Tegeler & Co. as vice president of investment research for its midwest region and as a position over-the-counter trader. From 1966 to 1967 he was employed in San Francisco as the Bay area director of research for a New York-headquartered national brokerage firm. From 1967 to 1980 he was the executive vice president of Financial Relations Board, Inc. in Chicago, Illinois and Los Angeles, California. From 1980 until the present he has served as the president of King & Assoc. in Los Angeles, California. King & Assoc. provides corporate finance consulting and project financing management for both privately-held and publicly-held corporations and also provides financial community relations for publicly-held corporations.

REMUNERATION OF DIRECTORS AND OFFICERS.

         THE COMPANY.

            Mr. King, the sole officer and director of the Company, has received and is receiving no compensation for his services for the Company. No compensation is proposed to be paid to any officer or director of the Company prior to the proposed Merger with Dransfield Paper.

         DRANSFIELD PAPER.

            The directors and officers of Dransfield Paper received from it and its subsidiaries an aggregate of US$226,000 of compensation in the last fiscal year for their services in all capacities. Should the Merger be effected, they shall become the directors of the post-Merger Company. There are no present plans, arrangements, or understandings concerning any change in compensation for them after the Merger, should the Merger be effected.

         STOCK OPTIONS.

            The Company has adopted a stock option plan ("the Plan") which shall survive the Merger, the major provisions of which Plan are as follows and which are substantially the same as a similar plan of Dransfield Paper:

            THE PLAN. Nontransferable options may be granted by the directors to employees and executive officers of the Company. The options are for 4-year terms but may not be exercised during the first year. The exercise price for each option shall be set by the directors but may not be less than 80 percent of the average or closing price of the Company's Common Stock during the five trading days prior to the grant of the option or, if the Common Stock is not trading, not less than the net book value per share of the Company's Common Stock as reflected in the Company's most recent balance sheet. The total number of shares of Common Stock which can be subject to the options at any time, both under this plan and otherwise, shall not exceed 10 percent of the number of shares of Common Stock then outstanding. No person can be granted options which, if fully exercised, would result in that person's owning more than 25% of the outstanding shares of Common Stock after such exercise. No options have been granted under the Plan by the

Company, nor has Dransfield Paper granted options under its similar plan.

         OTHER OPTIONS. The directors of the Company have granted options not under the Plan to 8 persons to purchase 100,000 shares of Common Stock of the Company at $0.50 a share, the options to expire December 31, 1997. Should the Merger be approved and effected, the holders of these options shall exchange them for 500,000 Callable Common Stock Purchase Warrants ("the U.S. Callable Warrants"). See "Summary of Proposed Transaction," "Terms of the Transaction," "The Proposed Merger and Spinoff," and "Terms of the Transaction - Terms of the Merger." One of the holders of these options is T.E. King, the sole officer and director of the Company, who holds 50,000 of these options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

      COMPANY'S TRANSACTIONS WITH PROMOTERS. The following persons may be deemed to be "promoters" of the Company; J. Douglas Bowey, George W. Cole, John
E. Adams, Robert G. Rader, Gary E. Bryant, and the three directors of SuperCorp
- T.E. King, Thomas J. Kenan, and Albert L. Welsh. Each of such persons, his spouse, a trust of which his spouse is the principal beneficiary, or an entity under his control, has purchased or shall receive securities of the Company in addition to what will be received on a pro rata basis with other SuperCorp shareholders through the Spinoff, all as set forth above under "Transactions with Insiders" and "Management Information - Security Ownership of Certain Beneficial Owners and Management." To the extent that any promoter, his spouse, a trust or entity earlier described shall receive some of the Spinoff Shares, such Spinoff Shares shall be received pro rata with all other shareholders of SuperCorp. To the extent that T.E. King and J. Douglas Bowey own Preferred Stock of the Company, they each paid $0.001 a share for such Preferred Stock, T.E. King was permitted by the directors of SuperCorp to purchase such Preferred Stock by way of compensating him for his services with respect to the organization of the Company and entering into the Agreement of Merger with Dransfield Paper and J. Douglas Bowey was permitted by the directors of SuperCorp to purchase such Preferred Stock by way of compensating him for his services as a finder. To the extent that any of such promoters is the owner of Options of the Company, which Options shall be exchanged for U.S. Callable Warrants, such person was granted such Options pursuant to a decision made by the directors of SuperCorp by way of compensating such person for his efforts expended in searching for candidates for merger-spinoff transactions such as the one with Dransfield Paper described herein. Should any of the U.S. Callable Warrants held by any of such promoters be exercised by him, the Company shall receive $5.50 a share for each share purchased pursuant to an exercise of the U.S. Callable Warrants.

      DRANSFIELD PAPER'S TRANSACTIONS WITH MANAGEMENT. Since its inception in March 1994, Dransfield Paper has had transactions with fellow subsidiary companies (that is, companies which, like Dransfield Paper, are subsidiaries of Dransfield Holdings Limited) in which Mr. Horace Yao, chief executive officer and a director of Dransfield Paper, had a direct or indirect interest as a director or as a beneficial shareholder. The fellow subsidiary companies provided accounting services, electronic data processing, and building lease and management services, all at rates believed by the directors of Dransfield Paper to be at approximately normal commercial rates. It is proposed that such transactions will continue during the present fiscal year. The amounts involved are not deemed to be material by Dransfield Paper.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Thomas J. Kenan, esquire, counsel to the Company and a director of SuperCorp, is named in this Prospectus as having given an opinion on legal matters concerning the registration or offering of the securities described herein. Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, a testamentary trust which is the beneficial owner of 5.8% of the issued and outstanding shares of Common Stock of SuperCorp and, by reason of this ownership, shall become the beneficial owner of 26,786 Shares of the Company by way of SuperCorp's distribution of the 461,572 Spinoff Shares to its shareholders, and Mr. Kenan is the record and beneficial owner of an option to purchase 4,000 shares of Common Stock of the Company which shall be exchanged for 20,000 U.S. Callable Warrants of the Company. Mr. Kenan disclaims any beneficial ownership in the securities beneficially owned by his spouse's trust.

                                INDEMNIFICATION

         Under British Virgin Islands International Business Companies law, a corporation is authorized to indemnify officers, directors, or a liquidator who are made or threatened to be made parties to any civil, criminal, administrative or investigative suits or proceedings by reason of the fact that they are or were directors, officers, or liquidators of the corporation or are serving as directors, officers, liquidators or in any other capacity for another entity at the request of the corporation. Such indemnification includes expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Territory of the British Virgin Islands law provides that they shall be indemnified against reasonable expenses, including attorney fees. Indemnification and payment of expenses provided by Territory of the British Virgin Islands law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any by-law, agreement, or vote of shareholders or disinterested directors. In such regard, a Territory of the British Virgin Islands corporation is empowered to, and may, purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation. As a result of such corporation law, Dransfield Paper or, should the proposed merger become effective, the Company may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such, with respect to matters involving the proposed Merger or, should the Merger be effected, matters that occurred prior to the Merger with respect to Dransfield Paper.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                           FINANCIAL STATEMENTS INDEX

         The financial statements of the Company and of Dransfield Paper appear as follows:

DRANSFIELD CHINA PAPER CORPORATION

         Independent Auditors' Report                                                         F-1
         Balance Sheet November 30, 1996                                                      F-2
         Notes to Balance Sheet November 30, 1996                                             F-3

DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES
         Report of Independent Auditors                                                       F-6
         Consolidated Balance Sheets as of March 31, 1995 and
                 March 31, 1996                                                               F-7
         Consolidated Statements of Income for the years ended
                 March 31, 1994, March 31, 1995, and March 31, 1996                           F-8
         Consolidated Statements of Cash Flows for the years ended
                 March 31, 1994, March 31, 1995, and March 31, 1996                           F-9
         Consolidated Statements of Changes in Shareholders' Equity
                 for the years ended March 31, 1994, March 31, 1995,
                 and March 31, 1996                                                           F-10
         Notes to Consolidated Financial Statements                                           F-11
         Consolidated Balance Sheets as of March 31, 1996 and
                 September 30, 1996 (unaudited)                                               F-26
         Consolidated Statements of Income (unaudited) for the six
                 months ended September 30, 1995 and September 30, 1996                       F-27
         Condensed Consolidated Statements of Cash Flows for the six
                 months ended September 30, 1995 and September 30, 1996                       F-28
         Notes to Consolidated Financial Statements (unaudited)                               F-29

                          INDEPENDENT AUDITORS' REPORT



To the Director and Stockholder
  Dransfield China Paper Corporation



         We have audited the balance sheet of Dransfield China Paper Corporation (a Territory of the British Virgin Islands corporation), a majority owned subsidiary of Supercorp, Inc. and a development stage company, as of November 30, 1996. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Dransfield China Paper Corporation as of November 30, 1996, in conformity with generally accepted accounting principles in the United States of America.


                                           /S/ HOGAN & SLOVACEK


Oklahoma City, Oklahoma
December 13, 1996

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A Development Stage Company)

                                 BALANCE SHEET

                               NOVEMBER 30, 1996





ASSETS

   Cash - on deposit in trust account                                                US $ 500
                                                                                     ========



STOCKHOLDER'S EQUITY

   Preferred Stock - Authorized 10,000,000 shares, no par value -

       Series A - 2,300,000 shares authorized, unissued
       Series B - 100,000 shares authorized, 38,428 issued                           US $  38

   Common Stock - 40,000,000 shares authorized,
   no par value, 461,572 shares issued                                                    462
                                                                                     --------

                                                                                     US $ 500
                                                                                     ========





                  The accompanying notes are an integral part
                             of this balance sheet.

                       DRANSFIELD CHINA PAPER CORPORATION
                         (A DEVELOPMENT STAGE COMPANY)

                             NOTES TO BALANCE SHEET

                               NOVEMBER 30, 1996





(1)      ORGANIZATION

                 Dransfield China Paper Corporation (the Company) was organized in accordance with The International Business Companies Act of the Territory of the British Virgin Islands on June 24, 1996 for the purpose of merging (the merger) with a wholly-owned subsidiary, Dransfield Paper Holdings Limited (Dransfield Paper), of Dransfield Holdings Limited (Dransfield Holdings), a Cayman Islands corporation whose shares are listed for trading on the Hong Kong Stock Exchange. The Company has no business operations or significant capital and has no intention of engaging in any active business until it merges with Dransfield Paper. Should the merger not occur, the Company would seek other business opportunities, and if none were found, could be dissolved within 18 months by a vote of the majority of its common stockholders. The Company is a development stage company organized for the merger described below.

                 The former sole director of the Company is a director of Supercorp, Inc., the Company's parent. While in this office, this director was responsible for the formation of the Company. The current sole director of the Company is Supercorp, Inc.'s president.

                 Stock of the Company is owned by Supercorp, Inc. and will be distributed to its shareholders upon the effectiveness of the registration statements to be filed with the Securities and Exchange Commission and a favorable vote of Supercorp, Inc.'s shareholders on the proposed merger. The distributed stock will initially be held in escrow according to an Escrow Agreement dated August 20, 1996 between Supercorp, Inc., the Company and the Liberty Bank and Trust Company of Oklahoma City, N.A.

(2)      MERGER AGREEMENT

                 The Company agreed to merge with Dransfield Paper on November 20, 1996. Dransfield Paper is an operating company acting as a paper merchant and distributing Proctor & Gamble's "Tempo" brand paper products in Hong Kong and China.

         Dransfield Paper plans to build four paper product mills in China, one of which started operations in May, 1996 (see financial information of Dransfield Paper filed with this registration statement). The Company will be the surviving corporation (Survivor), but Dransfield Paper will elect all directors and officers of the Survivor. All currently outstanding stock of Dransfield Paper in the hands of its parent will be cancelled and converted into 9,300,000 shares of common and 2,300,000 shares of Series A Preferred stock of the Company, all authorized but unissued, to be owned by the parent of Dransfield Paper, along with 446,004 of warrants when the merger is effective. The merger of Dransfield Paper and the Company should qualify as a nontaxable reorganization under the tax laws of the Territory of the British Virgin Islands.

                 The merger is contingent upon the effectiveness of the registration statements, and upon the shareholders of the Company and of Dransfield Paper approving the proposed merger. Because the Company is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if Dransfield Paper recapitalized. Additionally, the historical financial statements for the Company prior to the merger will be those of Dransfield Paper. Upon completion of the proposed merger, Dransfield Holdings will own 9,300,000 shares of Common Stock and 2,300,000 shares of Series A Preferred Stock of the Company or 95.87% of its voting shares. The fiscal year of the Company will be March 31.

(3)      COMMON STOCK OPTIONS AND WARRANTS

                 By action of the sole director, the Company granted on August 20, 1996 100,000 common stock options to insiders, exercisable at US $.50 per share and expiring if not exercised on December 31, 1997. These common stock options are to be cancelled and exchanged for 500,000 Stock Purchase Warrants of the Company on the effective date of the merger. An additional 446,004 shares of Common Stock Purchase Warrants of the Company are to be issued to the parent of Dransfield Paper on the effective date of the merger and all warrants issued by the Company are to purchase Company common stock at a price of US $5.50 per share and expire 18 months from the effective date of the merger.

                 The sole director also approved of the Share Option Scheme
         (Plan) of the Company whereby, at the discretion of the directors, invited employees of the Company will have the option of subscribing to common shares of the Company based on a price determined by the Plan for common shares which in total may not exceed 10% of the share capital of the Company. No options have been granted in accordance with this Plan.

(4)      PREFERRED STOCK

                 The Series A Convertible Preferred Stock to be issued in connection with the merger shall be entitled to receive, out of Surplus, a cumulative dividend at the rate of US $.15 per share per annum and, after the payment of this dividend, share in any other dividends declared and paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stock holders are to receive US $1.50 for each share owned of the Series A Convertible Preferred Stock before any distribution to other capital stockholders, accrued and unpaid dividends and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible into one share of Common Stock of the Company and has equal voting rights with the Common stockholders.

                 The Series B Preferred Stock of the Company has the same voting rights as the Common stockholders and is entitled to receive in liquidation US $1.00 per share after satisfaction of the liquidation of the Series A Convertible Preferred Stock. The current outstanding Series B Preferred Stock is to be exchanged for Common Stock of the Company in connection with the merger.

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders
      Dransfield Paper Holdings Limited



         We have audited the accompanying consolidated balance sheets of Dransfield Paper Holdings Limited and subsidiaries as of March 31, 1996 and 1995 and the related statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dransfield Paper Holdings Limited and subsidiaries at March 31, 1996 and 1995, and the consolidated results of their operations and cash flows for each of the years in the three-year period ended March 31, 1996, in conformity with accounting principles generally accepted in the United States of America.





                                                         ERNST & YOUNG



Hong Kong
June 3, 1996

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 1995
                               AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)


                                                             Notes           1995              1996                1996
                                                                              HK$               HK$                 US$
                                                                            -------          --------             -------
ASSETS
Current assets
  Cash and bank balances                                                      1,561               853                 110
  Accounts receivable                                          6             43,724            85,480              11,053
  Inventories, net                                             7             12,701            21,866               2,827
  Prepaid expenses                                                              980             2,392                 309
  Due from fellow subsidiaries                                 8              5,736                 -                   -
                                                                            -------          --------             -------
Total current assets                                                         64,702           110,591              14,299
Fixed assets                                                   9             25,467            57,880               7,484
Loan to a related company                                      10                 -             6,230                 806
Deposit for fixed assets                                                          -             1,510                 195
Deferred tax asset                                             5                592               166                  21
Other assets                                                                    757               200                  26
                                                                            -------          --------             -------

                                                                             91,518           176,577              22,831
                                                                            -------          --------             -------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank loans and overdrafts, secured                           11            15,255            40,530               5,241
  Accounts payable and accrued liabilities                                    4,666            22,939               2,966
  Income tax payable                                           5                212             1,028                 133
  Due to holding company                                       12            63,966             1,884                 243
  Due to fellow subsidiaries                                   8                976            17,724               2,291
  Due to a minority shareholder                                13             1,000             7,000                 905
                                                                            -------          --------             -------
Total current liabilities                                                    86,075            91,105              11,779
Minority interests                                                            5,408             6,944                 898
Due to holding company                                         12                 -            67,229               8,693
Loan from a related company                                    10                 -             6,230                 806
                                                                            -------          --------             -------
                                                                             91,483           171,508              22,176

Commitments and contingencies                                  14                 -                 -                   -
Shareholders' equity:
Common Stock, par value US$.0125 each,
  4,000,000 shares authorized;
  80 issued, and fully paid up                                                    1                 1                   -
Contributed surplus                                                           3,000             3,000                 388
Retained earnings/(accumulated deficit)                        11           ( 2,966)            2,068                 267
                                                                            -------          --------             -------
Total shareholders' equity                                                       35             5,069                 655
                                                                            -------          --------             -------

Total liabilities and shareholders'
  equity                                                                     91,518           176,577              22,831
                                                                            -------          --------             -------



             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
           FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

       (Amounts in thousands, except number of shares and per share data)

                                   Notes      1994         1995        1996        1996
                                               HK$          HK$         HK$         US$
                                             --------    --------    --------    --------
Net sales:
  Paper handkerchiefs
    - third parties                            65,656      64,693      68,011       8,794
    - fellow subsidiaries           15         12,731       5,314       7,480         967
  Other paper products
    to third parties                             --        24,352     231,556      29,940
                                             --------    --------    --------    --------
                                               78,387      94,359     307,047      39,701
Cost of sales:
  Paper handkerchiefs                         (60,132)    (54,099)    (61,086)     (7,898)
  Other paper products                           --       (22,266)   (213,917)    (27,660)
                                             --------    --------    --------    --------
                                              (60,132)    (76,365)   (275,003)    (35,558)

Gross profit                                   18,255      17,994      32,044       4,143

Commission income                                --          --         5,644         730

Selling, general and
  administrative expenses            3
  - third parties                              (5,352)     (2,471)    (12,938)     (1,673)
  - fellow subsidiaries             15         (7,930)     (8,366)    (10,822)     (1,399)
                                             --------    --------    --------    --------
                                              (13,282)    (10,837)    (23,760)     (3,072)

Interest income                     11             66         284          94          12

Interest expense                    11             (6)       (482)     (5,697)       (736)

Other expenses, net                              (164)       (206)       (485)        (63)
                                             --------    --------    --------    --------

Income before income taxes                      4,869       6,753       7,840       1,014

Provision for income taxes:          5
  - Current                                    (1,569)     (1,113)       (965)       (125)
  - Deferred                                      609         (17)       (426)        (55)
                                             --------    --------    --------    --------

                                                 (960)     (1,130)     (1,391)       (180)
                                             --------    --------    --------    --------
Income before minority
  interests                                     3,909       5,623       6,449         834

Minority interests                               --          (408)     (1,415)       (183)
                                             --------    --------    --------    --------

Net income                                      3,909       5,215       5,034         651
                                             ========    ========    ========    ========


Earnings per share                   2          48.86       65.19       62.93        8.14
                                             ========    ========    ========    ========
Pro forma earnings per common and
  common equivalent share (dollars)  2            N/A         N/A        0.42        0.05
                                             ========    ========    ========    ========

             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)



                                                1994      1995        1996      1996
                                                HK$        HK$        HK$        US$
                                              -------    -------    -------    -------
Cash flows from operating activities:
Net income                                      3,909      5,215      5,034        651
Adjustments to reconcile income to net
  cash provided by operating activities:
Minority interests                               --          408      1,415        183
Depreciation                                       62        192        456         58
Deferred income taxes                            (609)        17        426         55
Loss on disposal of fixed assets                  135       --          113         15
Other                                            --         --          209         27
(Increase) decrease in current assets:
Accounts receivable                            (1,675)   (21,881)   (41,286)    (5,338)
Inventories                                   (12,250)     5,583     (9,165)    (1,185)
Prepaid expenses                                  361      5,335     (1,406)      (182)
Due from fellow subsidiaries                   (1,860)    (1,268)     5,736        742
Increase (decrease) in current liabilities:
Accounts payable and accrued liabilities        1,329     (3,235)    17,550      2,269
Income tax payable                                234        212        704         91
Due to fellow subsidiaries                      1,957     (1,481)    14,587      1,886
                                              -------    -------    -------    -------
Net cash provided by operating
  activities                                   (8,407)   (10,903)    (5,627)      (728)
                                              -------    -------    -------    -------

Cash flows from investing activities:
Acquisition of fixed assets                      (220)    (3,844)    (5,013)      (648)
Payment of deposit for purchase of fixed
  assets                                         --         --       (1,510)      (196)
Proceeds from disposal of other assets            105       --          557         72
                                              -------    -------    -------    -------
Net cash used in investing activities            (115)    (3,844)    (5,966)      (772)
                                              -------    -------    -------    -------

Cash flows from financing activities:
Capital contribution from a minority
  shareholder of a subsidiary                    --        5,000       --         --
Advances from a minority shareholder             --        1,000      6,000        776
Advances from holding company                     531     27,053     19,930      2,577
Repayment of loan to holding company           (9,918)    (9,335)   (40,320)    (5,213)
Bank loans and overdrafts, secured             14,720    (11,571)    25,275      3,268
                                              -------    -------    -------    -------
Net cash provided by financing activities       5,333     12,147     10,885      1,408
                                              -------    -------    -------    -------

Net decrease in cash and cash equivalents      (3,189)    (2,600)      (708)       (92)
Cash and cash equivalents, at beginning
  of year                                       7,350      4,161      1,561        202
                                              -------    -------    -------    -------

Cash and cash equivalents, at end of year       4,161      1,561        853        110
                                              =======    =======    =======    =======




             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
     FOR THE YEARS ENDED MARCH 31, 1994, MARCH 31, 1995 AND MARCH 31, 1996

                             (Amounts in thousands)


                                                                             Retained
                                                                            earnings/
                                                    Common  Contributed  (accumulated
                                                     stock      surplus      deficit)
                                                       HK$          HK$           HK$
                                                ----------  -----------   -----------
Balance at March 31, 1993                                1        3,000         (670)

Net income                                            --           --          3,909

Distribution to parent (Note 1)                       --           --         (7,399)
                                                ----------   ----------   ----------

Balance at March 31, 1994                                1        3,000       (4,160)

Net income                                            --           --          5,215

Distribution to parent (Note 1)                       --           --         (4,021)
                                                ----------   ----------   ----------

Balance at March 31, 1995                                1        3,000       (2,966)

Net income                                            --           --          5,034
                                                ----------   ----------   ----------

Balance at March 31, 1996                                1        3,000        2,068
                                                ==========   ==========   ==========





             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION

                 Dransfield Paper Holdings Limited ("the Company" and together with its subsidiaries aggregately referred as the "Group") was incorporated in the British Virgin Islands on March 11, 1994 and was inactive until May 19, 1994 when it acquired 100% of the issued share capital of Grandom Dransfield (International) and Company Limited ("GDI") and Holdsworth Investments Limited ("Holdsworth") from Dransfield Holdings Limited ("DHL"), a company incorporated in the Cayman Islands and whose shares are listed for trading on the Hong Kong Stock Exchange. The Company, in consideration for the above acquisition, issued 1 common stock at a par value of US$1 to DHL. The difference between the nominal value of the shares of GDI and Holdsworth acquired over the nominal value of the Company's share issued in exchange thereof is accounted for as contributed surplus. The Company is currently a wholly-owned subsidiary of DHL.

                 The Group is principally engaged in a single product segment of trading of various types of paper in Hong Kong, Macau and the People's Republic of China ("PRC"). In 1994, the Group was mainly engaged in trading of paper handkerchiefs. From 1995, the Group also engaged in the trading of fine paper which includes box board, art paper and woodfree paper.

                 The principal activities of GDI since April 1, 1994 are distribution and trading of paper handkerchiefs in Hong Kong. Prior to April 1, 1994, the business was conducted by A. Dransfield & Company, Limited ("ADL"), which is also a wholly owned subsidiary of DHL.

                 The acquisition by the Company of GDI and Holdsworth has been accounted for as a combination of companies under common control in a manner similar to a pooling of interests and accordingly, the historical basis has been used to record the assets and liabilities of GDI and Holdsworth as of March 31, 1995 and 1996 and retroactive effect has been given to account for the operations of GDI and Holdsworth in these financial statements at the historical cost of DHL. The results of ADL in relation to the distribution and trading of paper handkerchiefs (hereinafter referred to as the "Paper Business") for the year ended March 31, 1994 have been accounted for as a reorganisation under common control. As a result, the consolidated financial statements has reflected the results of the Paper Business of ADL for the year ended March 31, 1994 on a manner similar to a pooling of interests as if ADL's Paper Business has been under the Company's ownership since April 1, 1993. Intercompany balances and transactions have been eliminated on consolidation.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


1.       ORGANIZATION AND BASIS OF PRESENTATION (continued)

                 The consolidated financial statements have been prepared on a "stand-alone" basis that reflects all costs incurred by the Group in operating the business. Such expenses have been adjusted in the income statements to reflect all of the cost of doing business. The net effect of the above adjustments is reflected as a distribution to parent in the statement of changes in shareholders' equity.

                    The consolidated financial statements were prepared in accordance with U.S. GAAP. This basis of accounting differs from that used in the statutory accounts of the Group which were prepared in accordance with the accounting principles and the relevant financial regulations applicable to accounting principles and practices generally accepted in Hong Kong.

                    The principal adjustments made to conform with the statutory accounts to U.S. GAAP included the following:

         o       Write-off of advertising expenses deferred; and
         o       Deferred taxation.

                 The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars prevailing on March 31, 1996 which was US$1.00 = HK$7.7353. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars ("US$") at that rate or any other certain rate on March 31, 1996.


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)     Cash and bank balances

                 Cash and bank balances include cash on hand and demand deposits with banks with an original maturity of three months or less. None of the Group's cash is restricted as to withdrawal or use.

         (b)     Inventories

                 Inventories comprising raw materials held for production and goods held for resale, are stated at lower of cost, on a first-in, first-out basis, or market.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (c)     Fixed assets and depreciation

                 Property, machinery and equipment are stated at cost less accumulated depreciation. Depreciation of property, machinery and equipment is computed using the straight-line method over the assets' estimated useful life. The principal annual rates used are as follows:

                 Land and buildings held in the PRC          Over the period of the
                                                               land use rights
                 Buildings                                   4%
                 Leasehold improvements                      20% or over the lease
                                                               terms, whichever
                                                               is shorter
                 Furniture, fixtures and office equipment    20%
                 Machinery and equipment                     20 - 50%
                 Motor vehicles                              20 - 25%

         (d)     Income taxes

                 Income taxes are accounted for under Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes", which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax bases of assets and liabilities and their reported amounts in the financial statements.

         (e)     Foreign currency translation

                 Foreign currency transactions are translated into Hong Kong dollars at the approximate rates of exchange ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are translated into Hong Kong dollars at the approximate rates of exchange ruling at that date. Exchange differences are accounted for in the statement of income.

                 On consolidation, the assets and liabilities of overseas subsidiaries are translated to Hong Kong dollars at the approximate rates of exchange ruling at the balance sheet date and the income and expenses of overseas subsidiaries are translated to Hong Kong dollars at the average rate. The resulting translation differences are included in the exchange fluctuation reserve.

         (f)     Operating leases

                 Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals applicable to such operating leases are charged to income on the straight-line basis over the lease terms.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

         (g)     Revenue recognition

                 Revenue from sales of goods are recognised on delivery to customers and acceptance of the goods. Commission income is recognised as the services are provided.

         (h)     Advertising expenses

                 Advertising expenses, net of cooperative advertising reimbursements, are charged to the profit and loss account when incurred.

         (i)     Use of estimates

                 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from stated estimates.

         (j)     Earnings per common and common equivalent share

                 The earnings per share is based on the net income applicable to common share and on the weighted average of 80 common shares outstanding during each of the years presented.

                 The pro forma earnings per common and common equivalent share for the year ended March 31, 1996 is based on the net income applicable to common and common equivalent share of HK$5,034, the issuance of 2.3 million shares of Series A Convertible Preferred Stock of the Company on conversion of HK$26,687 (US$3,450) of the amount due to the holding company on 4 September 1996 (see note 20 (A)), and after giving effect to the proposed merger - spin-off transaction described in note 20 (B), the 12.1 million shares of Dransfield China Paper Corporation ("DCPC") issued and outstanding. Under the proposed merger - spin-off transaction, the 80 shares of Common Stock in the Company shall be exchanged for 9.3 million shares of Common Stock in DCPC, resulting in a total of 9.8 million shares of DCPC Common Stock issued and outstanding. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding shall be exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC. Each share DCPC Preferred Stock is convertible into one share DCPC Common Stock. The pro forma earnings per common and common equivalent share is determined on the assumptions that such a capital structure existed at 1 April 1995 and that convertible preferred shares were converted at that date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


3.       SUPPLEMENTARY INCOME STATEMENT INFORMATION

                                                          Year ended March 31,
                                               1994      1995       1996      1996
                                                HK$       HK$       HK$        US$
                                               ------    ------    ------    ------
         Selling, general and administrative
           expenses:
             Depreciation                          62       192       456        58
             Advertising expenses               5,414     1,383       599        77
             Exchange gain, net                   (20)      (36)     (680)      (88)
                                               ======    ======    ======    ======

4.       SUPPLEMENTAL CASH FLOW INFORMATION

                                                     Year ended March 31,
                                             1994     1995     1996     1996
                                             HK$      HK$       HK$      US$
                                            ------   ------   ------   ------
         Cash paid during the year for:
           Interest                              6      687    6,805      880
           Income taxes                      1,569      901      149       19
                                            ======   ======   =====    ======
         Non cash investing and financing
           activities:
             Loan from a related company
               financed by a loan to a
               related company - note 10      --       --      6,230      806
                                            ======   ======   =====    ======
             Fixed assets paid by
               holding company                --      9,035   27,698    3,581
                                            ======   ======   =====    ======

5.       INCOME TAXES

                 The Company was incorporated in the British Virgin Islands and, under current law of the British Virgin Islands, is not subject to tax on income or on capital gains.

                 Grandom Dransfield (International) and Company Limited, Dransfield Paper (HK) Trading Limited and Central National Hong Kong Limited were incorporated in Hong Kong and under the current Hong Kong tax law, any income arising in and deriving from business carried on in Hong Kong is subject to tax. No tax is charged on dividends received and capital gains earned.

                 Dransfield Paper (S.E.A.) Pte Ltd was incorporated in the Republic of Singapore and is subject to Singapore tax and under the current Singapore tax law, any income accrued in, derived from or received in Singapore is subject to tax at a rate of 27%.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


5.       INCOME TAXES (continued)

                 Guangzhou Dransfield Paper Limited is a co-operative joint venture formed in the PRC and Jiang Ying Dransfield Paper Co. Ltd. ("JYDP") is an equity joint venture formed in the PRC and are subject to PRC income taxes at the applicable tax rate of 33% for Sino-foreign joint venture enterprises. These two subsidiaries are eligible for full exemption from joint venture income tax for the first two years starting from its first profitable year of operations followed by a 50% deduction from the third to fifth year. Under the Income Tax Law applicable to Sino-foreign joint ventures, no PRC income tax was levied on the above companies as they have not commenced operation as at March 31, 1996.

                 Total income tax expense differs from the amount computed by applying Hong Kong statutory income tax rate of 16.5% (1995: 16.5% and 1994: 17.5%) to income before taxes as follows:

                                                            Year ended March 31,
                                                     1994     1995      1996      1996
                                                     HK$       HK$       HK$       US$
                                                   ------    ------    ------    ------
         Computed expected income taxes              (852)   (1,114)   (1,294)     (168)
         Non-deductible losses of subsidiaries        (72)      (31)     (126)      (16)
         Difference between Hong Kong statutory
           rate and Singapore statutory tax rate     --        --         (10)       (1)

         Other                                        (36)       15        39         5
                                                   ------    ------    ------    ------

                                                     (960)   (1,130)   (1,391)     (180)
                                                   ======    ======    ======    ======

                 The deferred tax asset arises from temporary difference associated with the advertising expenses deferred for income tax purposes.


6.       ACCOUNTS RECEIVABLE

         Accounts receivable are comprised of:

                                                           March 31,
                                                    1995     1996     1996
                                                     HK$      HK$      US$
         Accounts receivable - trade               43,724   85,480   11,053
         Less: Allowance for doubtful debts          --       --       --
                                                   ------   ------   ------

         Accounts receivable, net                  43,724   85,480   11,053
                                                   ======   ======   ======

  No provision for doubtful debts has been made at March 31, 1996 (1995: nil).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


7.       INVENTORIES, NET

         Inventories are comprised of:                    March 31,
                                                   1995      1996       1996
                                                    HK$       HK$       US$
         Raw materials                               --       1,299        168
         Finished goods                            12,701    21,269      2,750
         Less: Allowance for obsolescence            --        (702)       (91)
                                                  -------   -------    -------

         Inventories, net                          12,701    21,866      2,827
                                                  -------   -------    -------

         Movement of allowance for obsolescence
           Balance as at April 1,                    --        --         --
           Provided during the year                  --         702         91
                                                  -------   -------    -------

           Balance as at March 31,                   --         702         91
                                                  =======   =======    =======

8.       DUE FROM (TO) FELLOW SUBSIDIARIES

                 Balances with fellow subsidiaries are unsecured, interest-free and repayable within one year. The Group utilized the banking facilities of a fellow subsidiary and the interest incurred on the banking facilities were reimbursed by the Group.


9.       FIXED ASSETS

                                                              March 31,
                                                      1995       1996      1996
                                                      HK$         HK$       US$
         Land and buildings                          15,955     18,325      2,369
         Leasehold improvement                          132        132         17
         Machinery and equipment                      9,083     38,596      4,990
         Motor vehicles                                 610        819        106
         Furniture, fixtures and office equipment       540      1,303        169
                                                    -------    -------    -------
                                                     26,320     59,175      7,651

         Less: Accumulated depreciation                (853)    (1,295)      (167)
                                                    -------    -------    -------

                                                     25,467     57,880      7,484
                                                    =======    =======    =======

                 The Group's land and buildings are located in the PRC and held under land use rights of 50 years from December 1, 1992 to November 30, 2041.

                 During the year, no depreciation was provided on the land and buildings and machinery and equipment as they have not been put into use at the balance sheet date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


10.      LOAN WITH A RELATED COMPANY

                 In May 1995, the Company entered into an agreement with a third party, Broadsino Investment Company Limited ("Broadsino") to establish Dransfield Broadsino Paper Holdings Limited ("DBPHL"), a company which is 80% owned by the Company. DBPHL then entered into an agreement to establish a Sino-foreign equity joint venture company, JYDP, which is 60% owned by DBPHL and is principally engaged in paper manufacturing. DBPHL has committed to contribute an amount of US$9.26 million (approximately HK$72 million) to JYDP, to be financed by a shareholders' loan.

                 The Company, DBPHL and Broadsino entered into a loan agreement whereby the Company and Broadsino agreed to make an interest-free shareholders' loan of US$9.26 million (approximately HK$72 million) (the "Shareholders' Loan") to DBPHL. Pursuant to another agreement, the Company agreed to make a loan of US$1,852 (approximately HK$14 million) to Broadsino, bearing compound interest at the rate of 6 percent per annum, to finance its share of the Shareholders' Loan to DBPHL. DBPHL has pledged all its assets with the Company and Broadsino for the repayment in full of the Shareholders' Loan. In addition, DBPHL also undertakes to apply any amounts, including dividends, which may be distributed by JYDP to it to repay, in full, the Shareholders' Loan. Broadsino has pledged both its 20 per cent shareholding in DBPHL and any amount it may receive from DBPHL as repayment of its proportion of the Shareholders' Loan to secure the repayment, in full, of the loan from the Company. A promissory note has been issued by a wholly owned subsidiary of Broadsino in favour of the Company.

                 As at March 31, 1996, the Company advanced HK$6,230 (US$806) to Broadsino for the capital injection in JYDP, which is classified as a loan to a related company. The same amount of HK$6,230 (US$806) is recorded in the consolidated financial statements as long term loan payable to Broadsino by DBPHL. The loan to and loan from a related company have no fixed repayment terms.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS

                 The Company and its principal subsidiaries obtained certain working capital credit facilities from several banks, representing short-term loans and overdrafts of HK$8 million (US$1,034) and letters of credit and letters of guarantee of HK$123 million (US$15.9 million). As at March 31, 1996, the unutilized credit facilities amounted to HK$90,538 (US$11,705), representing short-term loans and overdrafts of HK$3,627 (US$469) and letters of credit and letters of guarantee of HK$86,911. The credit facilities are collateralized by:

         (a) corporate guarantees given by DHL to the extent of HK$95,850 (US$12,391);

         (b) personal guarantees given by a minority shareholder of a subsidiary to the extent of HK$48,150 (US$6,225); and

         (c) a charge over a bank deposit of HK$3 million (US$388) plus accrued interest held by the above minority shareholder of a subsidiary.

                 Pursuant to the letters of undertaking with a banker to obtain general banking facilities, CS Paper Holdings (International) Limited ("CSP"), a subsidiary of the Company, undertakes not to declare dividends at more than 50% of the profits without the bank's prior written approval and to maintain its net assets value, plus shareholders' loans, at not less than HK$30 million (US$3,878). The amount of consolidated retained earnings restricted pursuant to this undertaking is not material.

                 In addition, the Company and its principal subsidiaries also obtained working capital credit facilities from several banks which are shared with DHL and certain of the Company's fellow subsidiaries (the "Shared Facilities"). These facilities comprise short-term loans and overdrafts of HK$35,158 (US$4,545) and letters of credit of HK$41,498 (US$5,365). As at March 31, 1996, the unutilized amount of the Shared Facilities amounted to HK$40,992 (US$5,299) representing short-term loans and overdrafts of HK$5,678 (US$734) and letters of credit of HK$35,314 (US$4,565). As at March 31, 1996, the Company and its subsidiaries have not drawn down the Shared Facilities. The Shared Facilities are collateralized by:

         (a) a corporate guarantee given by DHL to the extent of HK$40 million (US$5,171);

         (b) a corporate guarantee given by a fellow subsidiary to the extent of HK$21 million (US$2,715); and

         (c) unlimited cross guarantees given by a subsidiary of the Company and certain fellow subsidiaries.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


11.      BANK BORROWINGS (continued)

                 The weighted average interest rates on bank borrowings as at the balance sheet date are as follows:

                                                                   March 31,
                                                               1995        1996

                 Interest on bank loans and overdrafts          8%          9%

                 Interest expense on bank loans, net of the amounts capitalized, is as follows:

                                                           Year ended March 31,
                                                    1994     1995      1996      1996
                                                    HK$       HK$      HK$        US$
                 Interest incurred                      6      687     6,805       880
                 Interest capitalized                --       (205)   (1,108)     (143)
                                                   ------   ------    ------    ------

                 Interest expense                       6      482     5,697       737
                                                   ======   ======    ======    ======

12.      DUE TO HOLDING COMPANY

                 The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to April 1, 1997. The Group utilized the banking facilities of the holding company and the interest incurred on the banking facilities were reimbursed by the Group.

                 The current balance is unsecured, interest-free and has no fixed term of repayment.


13.      DUE TO A MINORITY SHAREHOLDER

                 The balance represents loans from a minority shareholder and a director of a subsidiary, amounting to HK$5 million (US$646) and HK$2 million (US$259), respectively at March 31, 1996. The balances are unsecured, interest-free and are repayable in full in May to June 1996 by three instalments (March 31, 1995: HK$1 million due to a minority shareholder of a subsidiary is unsecured and interest-free).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


14.      COMMITMENTS AND CONTINGENCIES

                 Capital commitments

                 As of March 31, 1996, the Group had outstanding capital commitments in respect of its contribution to a subsidiary in the PRC of approximately HK$43 million (US$5.5 million) and capital expenditure of HK$10 million (US$1,293).

                 Contingencies

                 A subsidiary provided guarantee to DHL and DHL group of companies to certain banks for an unlimited amount as at March 31, 1996. The amount of banking facilities utilised by DHL group of companies as at March 31, 1996 is HK$36 million (US$4.6 million). Besides, another subsidiary also provided guarantee to a bank for a supplier for an amount of HK$4 million (US$517) and HK$2.3 million (US$297) was utilized by the supplier as at March 31, 1996.


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

                 The major related party transactions are described in further detail below. Management believes that the methods used in allocating costs are reasonable.

                                                                Year ended March 31,
         Nature of transactions                   Notes   1994     1995     1996      1996
                                                           HK$      HK$      HK$      US$
         Revenue:
           Sales of products                       (a)   12,731    5,314    7,480      967
                                                         ======   ======   ======   ======
         Expenses:
           Electronic data processing and
             accounting services charges           (b)    1,514    1,425    2,312      299
           Storage and delivery charges            (c)    4,877    4,436    7,069      914
           Equipment rental                        (d)     --        434      105       13
           Operating lease rental for land
             and building                          (e)    1,539    2,071    1,336      173
                                                         ------   ------   ------   ------

                                                          7,930    8,366   10,822    1,399
                                                         ======   ======   ======   ======

         (a)     Sales of products

                 The Group sold products to Victorison Marketing Limited and Dransfield Pacific Limited, fellow subsidiaries of the Company at cost plus 3% (3% to 6% in 1994 and 1995).

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


15.      RELATED PARTY TRANSACTIONS AND ARRANGEMENTS (continued)

         (b)     Electronic data processing and accounting services charges

                 Dransfield Secretarial & Administrative Services Limited, a fellow subsidiary of the Company, provides various administrative services to the Group including electronic data processing, accounting, shipping, personnel, legal and general administrative services. The service fee charged by the fellow subsidiary is based on apportioned salary costs on the basis of estimated time incurred and cost of other resources consumed to provide these services to the Group.

         (c)     Storage and delivery charges

                 Victorison Services Limited and Victorison Delivery Limited, two fellow subsidiaries of the Company, provide storage and delivery services to the Group at agreed prices, which, in the opinion of the management, approximate prices negotiated with third parties on an arm's length basis.

         (d)     Equipment rental

                 The equipment rental is paid to A. Dransfield & Company, Limited, a fellow subsidiary of the Company, at the rate equivalent to the depreciation of the equipment over its estimated useful live.

         (e)     Operating lease rental for land and building

                 The rental under operating leases is paid to Well Assessed Limited, a fellow subsidiary of the Company based on the actual floor area occupied by the Group at agreed rates, which, in the opinion of the management, approximate rates negotiated with third parties on an arm's length basis.


16.      FINANCIAL INSTRUMENTS

                 The carrying amount of the Company's cash and bank balances approximate their fair value because of the short maturity of those instruments. The carrying amounts of the Company's borrowings approximate their fair value based on the borrowing rates currently available for borrowings with similar terms and average maturities, except for the loans from holding company, which, due to their nature, the fair value is not determinable.

                 The carrying amount reported in the balance sheet for accounts receivable and accounts payable approximate their fair value.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


17.      CONCENTRATION OF RISK

         Concentration of credit risk:

                 The Group's principal activities are distribution of fine paper and paper handkerchiefs. The Group has long standing relationships with most of its customers. The Group performs ongoing credit evaluation of its customers' financial conditions and, generally does not require collateral.

                 The allowance for doubtful accounts the Group maintains is based upon the expected collectibility of all accounts receivable.

         Current vulnerability due to certain concentrations:

                 The Group has investment in the PRC. The value of the Group's investment may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies for the past 17 years, no assurance can be given that the PRC government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC's political, economic and social life. There is also no guarantee that the PRC government's pursuit of economic reforms will be consistent or effective.


18.      PENSION SCHEME

                 The Group is a member of a defined contribution pension scheme of DHL (the "Scheme"). All the full time permanent staff, after completion of one year's service, are eligible to join the Scheme.
         The participants contribute 5% of their basic monthly salaries to the Scheme while the Group contributes 5% to 6.5% of the basic monthly salaries of the participants depending on the number of years of employment of individual participants and such contributions are charged to the profit and loss account as they become payable in accordance with the rules of the Scheme. When an employee leaves the Scheme prior to his/her interest in the Group employer contributions vesting fully, the ongoing contributions payable by the Group may be reduced by the relevant amount of forfeited contributions. Pension scheme expenses, net of forfeited contributions, is HK$93 (US$12), HK$62 (US$8), HK$44 (US$6) for the years ended March 31, 1994, 1995 and 1996.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


19.      SEGMENT REPORTING AND MAJOR SUPPLIERS



                 The Group operates in three industry segments, paper distribution, paper merchanting and paper manufacturing. Operations in paper distribution include the distribution of paper handkerchiefs. Operations in paper merchanting include the buying and selling of paper both on an indent basis and on an agency basis. Management believes that the operations in paper merchanting activities are incidental to the core business. The Group is in the process of setting up a paper manufacturing facility and operations have not commenced.


                Operating profit is total revenue less operating expenses, excluding interest expense and general corporate expenses. Identifiable assets by industry segment include assets directly identified with those operations. Corporate assets consist primarily of prepayments and deposits. Information about the Group's operations in different industry segments were as follows:



                                       1994       1995     1996      1996
                                        HK$        HK$      HK$       US$

NET SALES AND OTHER INCOME

   Distribution of paper
     handkerchiefs
       - third parties                  65,722   64,829   68,062    8,800
       - fellow subsidiaries            12,731    5,314    7,480      967
                                       -------  -------  -------  -------
                                        78,453   70,143   75,542    9,767

   Paper merchanting                        -    24,500  237,243   30,676
                                       -------  -------  -------  -------

TOTAL REVENUE                           78,453   94,643  312,785   40,443
                                       =======  =======  =======  =======
OPERATING PROFIT

  Distribution of paper
     handkerchiefs                       4,875    5,706    4,296      555
  Paper merchanting                         -     1,529    9,241    1,195
                                       -------  -------  -------  -------

TOTAL OPERATING PROFIT                   4,875    7,235   13,537    1,750

Interest Expense                            (6)    (482)  (5,697)    (736)
                                       -------  -------  -------  -------

INCOME BEFORE INCOME TAXES               4,869    6,753    7,840    1,014
                                       =======  =======  =======  =======

IDENTIFIABLE ASSETS

   Distribution of paper
     handkerchiefs                      56,654   35,967   20,499    2,650
   Paper merchanting                        -    29,990   90,574   11,711
   Paper manufacturing                  12,562   25,561   64,308    8,315
                                       -------  -------  -------  -------
                                        69,216   91,518  175,381   22,676


   General corporate assets                 -         -    1,176      155
                                       -------  -------  -------  -------
TOTAL ASSETS                            69,216   91,518  176,577   22,831
                                       =======  =======  =======  =======

DEPRECIATION AND AMORTIZATION

   Distribution of paper
     handkerchiefs                          62      185      143
   Paper merchanting                         -        7      313

CAPITAL EXPENDITURES

   Distribution of paper
     handkerchiefs                           -      679        6
   Paper merchanting                         -       73      381
   Paper manufacturing                       -   12,999   32,468




                The Group's business in conducted in Hong Kong, Macau and the PRC. The sales to Macau and the PRC during the three years ended March 31, 1996 were insignificant. There is no single customer who accounted for more than 10% of net sales for the three years ended March 31, 1996.

                 In 1994, the Group had one supplier who accounted for approximately 66% of total purchases. In 1995, the Group purchased substantially all of its merchandise from two suppliers. In 1996, the Group had three suppliers who accounted for approximately 57% of total purchases.


20.      SUBSEQUENT EVENTS (UNAUDITED)

         (A) Pursuant to a resolution passed by the board of directors on August 20, 1996, the authorized share capital of the Company increased from 50,000 shares of Common Stock of US$1 par value to 4,000,000 shares of Common Stock of US$.0125 par value and 2,500,000 shares of Preferred Stock without par value. The one share of Common Stock of US$1 par value at the balance sheet date was split into 80 shares of Common Stock of US$.0125 par value. The above has been reflected in the financial statements for the three-year period ended March 31, 1996 as if the split had taken place at the beginning of the periods presented.

                          2,300,000 shares of the Preferred Stock were
                 designated as Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stock holders shall be entitled to receive US$1.50 for each share of the Series A Convertible Preferred Stock before any distribution of the assets of the Company to other capital stock holders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible at the option of the holders into one share of Common Stock of the Company and has equal voting rights with the Common Stockholders.

                          On September 4, 1996, the Company issued 2.3 million
                 shares of Series A Convertible Preferred Stock on conversion of HK$26,687 (US$3,450) of the amount due to the holding company.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

       (Amounts in thousands, except number of shares and per share data)


20.      SUBSEQUENT EVENTS (UNAUDITED) (continued)

         (B)     Proposed merger - spin-off

                          On 20 August 1996, the Company entered into an
                 agreement, which was amended on November 15, 1996 (the "Merger Agreement") with Dransfield China Paper Corporation ("DCPC") and SuperCorp Inc. ("SuperCorp"), the controlling shareholder of DCPC and a U.S. corporation with no substantial assets, for a proposed merger - spin-off transaction to create a public market for DCPC's stock. The proposed merger - spin-off would be effected by SuperCorp forming a new subsidiary, DCPC which would sell 461,572 shares of US$.001 par value Common Stock to SuperCorp and 38,428 shares of Common Stock to two individuals at a par value of US$.001. DCPC will authorize 50 million shares of Common Stock with a par value of US$.001 per share and 946,004 Common Stock Purchase Warrants which have eighteen months term and would be exercisable at US$8 per share and 2.3 million shares of Series A Convertible Preferred Stock with equivalent term as the Preferred Stock of the Company. Dransfield Holdings Limited will exchange its 80 shares of stock in the Company for a total of 9.3 million shares of Common Stock in DCPC. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding shall be exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC, all authorised but unissued. SuperCorp will file a registration statement on Form S-1 with the Securities and Exchange Commission to register the spinoff of the 461,572 shares by SuperCorp. The merger agreement is subject to approval by the shareholders of Dransfield Holdings Limited and to any approvals required by the regulations of the Hong Kong Stock Exchange.

                          446,004 Common Stock Purchase Warrants of DCPC are to
                 be issued to Dransfield Holdings Limited on the effective date of the merger and all warrants issued by DCPC are to purchase common stock of DCPC at a price of $8.00 per share and expire 18 months from the effective date of the merger.

                          Because DCPC is only a corporate shell and not an
                 operating entity, the proposed merger will be accounted for as if the Company recapitalized. Additionally, the historical financial statements for DCPC prior to the merger will be those of the Company.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                  AS OF MARCH 31, 1996 AND SEPTEMBER 30, 1996

       (Amounts in thousands, except number of shares and per share data)


                                                                                          (unaudited)    (unaudited)
                                                             Notes          3/31/96           9/30/96        9/30/96
                                                                             HK$                HK$            US$
                                                                           --------          --------        -------
ASSETS
Current assets
  Cash and bank balances                                                        853             2,611            337
  Accounts receivable                                                        85,480            37,671          4,870
  Inventories, net                                             3             21,866            10,412          1,346
  Prepaid expenses                                                            2,392             3,293            426
  Due from fellow subsidiaries                                                    -            26,825          3,468
                                                                           --------          --------        -------
Total current assets                                                        110,591            80,812         10,447
Fixed assets                                                                 57,880            72,975          9,434
Loan to a related company                                                     6,230             8,191          1,059
Deposit for fixed assets                                                      1,510                 -              -
Deferred tax asset                                                              166               681             88
Other assets                                                                    200               200             26
                                                                           --------          --------        -------

                                                                            176,577           162,859         21,054
                                                                           ========          ========        =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Bank loans and overdrafts, secured                                         40,530            46,355          5,993
  Accounts payable and accrued liabilities                                   22,939            10,245          1,324
  Income tax payable                                                          1,028             1,362            176
  Due to holding company                                       4              1,884            13,873          1,793
  Due to fellow subsidiaries                                                 17,724               607             78
  Due to a minority shareholder                                               7,000             3,782            489
                                                                           --------          --------        -------
Total current liabilities                                                    91,105            76,224          9,853
Minority interests                                                            6,944             5,767            745
Due to holding company                                                       67,229            40,542          5,243
Loan from a related company                                                   6,230             8,191          1,059
                                                                           --------          --------        -------
                                                                            171,508           130,724         16,900

Shareholders' equity:
Common Stock, par value US$.0125 each,
  4,000,000 shares authorized;
  80 issued, and fully paid up                                 5                  1                 1              -
Preferred Stock, no par value,
  2,500,000 shares authorized;
  2,300,000 issued, and fully paid up                          5                  -            26,687          3,450
Contributed surplus                                                           3,000             3,000            388
Retained earnings                                                             2,068             2,447            316
                                                                          ---------          --------        -------
Total shareholders' equity                                                    5,069            32,135          4,254
                                                                          ---------          --------        -------

Total liabilities and shareholders'
  equity                                                                    176,577           162,859         21,054
                                                                           ========          ========        =======

             The accompanying notes form an integral part of these
                       consolidated financial statements.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 30, 1996

       (Amounts in thousands, except number of shares and per share data)

                                                      Six          Six             Six
                                                   months       months          months
                                                    ended        ended           ended
                                      Notes       9/30/95      9/30/96         9/30/96
                                                     HK$          HK$             US$
                                                     ---          ---             ---
Net sales:
  Paper handkerchiefs
    - third parties                                 33,956          --            --
    - fellow subsidiaries                            5,392        42,747         5,526
  Other paper products                             130,093        47,218         6,104
                                                ----------    ----------    ----------
                                                   169,441        89,965        11,630
Cost of sales:
  Paper handkerchiefs                              (31,641)      (36,811)       (4,759)
  Other paper products                            (116,042)      (45,009)       (5,818)
                                                ----------    ----------    ----------
                                                  (147,683)      (81,820)      (10,577)

Gross profit                                        21,758         8,145         1,053

Commission income                                    3,871         3,966           513

Selling, general and
  administrative expenses
  - third parties                                   (4,438)       (7,193)         (930)
  - fellow subsidiaries                             (5,716)       (2,731)         (353)
                                                ----------    ----------    ----------
                                                   (10,154)       (9,924)       (1,283)

Interest income                                         50            30             4
Interest expense                                    (2,921)       (2,149)         (278)
Other income/(expenses), net                          (248)           72             9
                                                ----------    ----------    ----------

Income before income taxes              6           12,356           140            18

Provision for income taxes:
  - Current                                         (1,825)         (614)          (80)
  - Deferred                                          (161)          520            68
                                                ----------    ----------    ----------
                                                    (1,986)          (94)          (12)
                                                ----------    ----------    ----------
Income before minority
  interests                                         10,370            46             6
Minority interests                                  (3,136)          336            43
                                                ----------    ----------    ----------

Net income                                           7,234           382            49
                                                ==========    ==========    ==========

Earnings per share (dollars)            7           90,425          1.13          0.14
                                                ==========    ==========    ==========
Shares used in computation of
  earnings per share                    7               80       339,424       339,424
                                                ==========    ==========    ==========
Pro forma earnings per common
  and common equivalent share (cents)   7              N/A          3.16          0.40
                                                ==========    ==========    ==========

             The accompanying notes form an integral part of these
                       consolidated financial statements.

              DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
      FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND SEPTEMBER 30, 1996

                             (Amounts in thousands)



                                                     Six          Six           Six
                                                  months       months        months
                                                   ended        ended         ended
                                                 9/30/95      9/30/96       9/30/96
                                                     HK$          HK$           HK$
                                                     ---          ---           ---
Net cash provided by/(used for) operating
  activities                                     (69,791)          835           109


Cash flows from investing activities:
Acquisition of fixed assets                      (15,353)      (13,673)       (1,768)
Proceeds from disposal of other assets               557          --            --
                                              ----------    ----------    ----------
Net cash used in investing activities            (14,796)      (13,673)       (1,768)
                                              ----------    ----------    ----------


Cash flows from financing activities:
Advances from a minority shareholder               4,000          --            --
Repayment of loan to a minority shareholder         --          (3,218)         (416)
Advances from holding company                       --          11,989         1,550
Repayment of loan to holding company              (4,848)         --            --
Bank loans and overdrafts, secured                85,067         5,825           752
                                              ----------    ----------    ----------
Net cash provided by financing activities         84,219        14,596         1,886
                                              ----------    ----------    ----------

Net increase/(decrease) in cash and
  cash equivalents                                  (368)        1,758           227

Cash and cash equivalents, at beginning
  of period                                        1,561           853           110
                                              ----------    ----------    ----------

Cash and cash equivalents, at end of period        1,193         2,611           337
                                              ==========    ==========    ==========





             The accompanying notes form an integral part of these
                       consolidated financial statements.

              DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

              (Amounts in thousands, unless otherwise stated and
                 except number of shares and per share data)


1.       BASIS OF PRESENTATION

                  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six month period ended September 30, 1996 are not necessarily indicative of the results that may be expected for the year ending March 31, 1997. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended March 31, 1996 included elsewhere in this Registration Statement.


2.       FOREIGN CURRENCY EXCHANGE

                  The financial information has been prepared in Hong Kong dollars ("HK$"), the official currency of Hong Kong. Solely for the convenience of the reader, the financial statements have been translated into United States dollars prevailing on March 31, 1996 which was US$1.00 = HK$7.7353. No representation is made that the Hong Kong dollar amounts could have been, or could be, converted into United States dollars ("US$") at that rate or any other certain rate on March 31, 1996.


3.       INVENTORIES, NET

         Inventories are comprised of:

                                                        (Unaudited) (Unaudited)
                                                3/31/96    9/30/96    9/30/96
                                                    HK$        HK$        US$
         Raw materials                            1,299      1,375        178
         Finished goods                          21,269     11,020      1,424
         Less: Allowance for obsolescence          (702)    (1,983)      (256)
                                                -------    -------    -------

         Inventories, net                        21,866     10,412      1,346
                                                =======    =======    =======


4.       DUE TO HOLDING COMPANY

                The long term liability balance, which is used to finance the Group's capital investment, is unsecured and interest-free. The holding company has agreed that it will not demand payment of the amount prior to April 1, 1998.

                The current balance is unsecured, interest-free and has no fixed term of repayment.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


5.       NUMBER OF SHARES OUTSTANDING

                 Pursuant to a resolution passed by the board of directors on August 20, 1996, the authorized share capital of the Company increased from 50,000 shares of Common Stock of US$1 par value to 4,000,000 shares of Common Stock of US$.0125 par value and 2,500,000 shares of Preferred Stock without par value. The one share of Common Stock of US$1 par value at that date was split into 80 shares of Common Stock of US$.0125 par value. The above has been reflected in the financial statements for the periods ended September 30, 1995 and 1996 as if the split had taken place at the beginning of the periods presented.

                 2,300,000 shares of the Preferred Stock were designated as Series A Convertible Preferred Stock. The holders of Series A Convertible Preferred Stock are entitled to receive, out of surplus, a cumulative dividend at the rate of US$.15 per share per annum and, after the payment of this dividend, they are entitled to participate in dividends set apart or paid on other capital stock of the Company on the same basis as the holders of the Company's Common Stock. In case of liquidation of the Company, these Preferred Stock holders shall be entitled to receive US$1.50 for each share of the Series A Convertible Preferred Stock before any distribution of the assets of the Company to other capital stock holders, plus all accrued and unpaid dividends declared hereon and other considerations before the other capital stockholders share in the liquidation of the assets. This class of Preferred Stock is convertible at the option of the holders into one share of Common Stock of the Company and has equal voting rights with the Common Stockholders.

                 On September 4, 1996, the Company issued 2.3 million shares of Series A Convertible Preferred Stock on conversion of HK$26,687 (US$3,450) of the amount due to the holding company.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


6.       EARNINGS PER SHARE

                 The earnings per common share for the period ended September 30, 1995 is based on the net income applicable to common share and on the weighted average of common shares outstanding during the period.

                 The earnings per common and common equivalent share for the period ended September 30, 1996 were computed by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding during the year. The convertible preferred stock has been considered to be the equivalent of common stock from its issuance on September 4, 1996. Each share of Preferred Stock is convertible into one share of Common Stock. The number of shares issuable on conversion of preferred stock was added to the number of common shares.

                 The pro forma earnings per common and common equivalent share for the period ended September 30, 1996 is based on the net income applicable to common and common equivalent share of HK$186, the issuance of 2.3 million shares of Series A Convertible Preferred Stock of the Company on conversion of HK$26,687 (US$3,450) of the amount due to the holding company on 4 September 1996), and after giving effect to the proposed merger - spin-off transaction described in note 6, the
         12.1 million shares of Dransfield China Paper Corporation ("DCPC") issued and outstanding. Under the proposed merger - spin-off transaction, the 80 shares of Common Stock in the Company shall be exchanged for 9.3 million shares of Common Stock in DCPC, resulting in a total of 9.8 million shares of DCPC Common Stock issued and outstanding. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding shall be exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC. Each share DCPC Preferred Stock is convertible into one share DCPC Common Stock. The pro forma earnings per common and common equivalent share is determined on the assumptions that such a capital structure existed at 1 April 1995 and that convertible preferred shares were converted at that date.

               DRANSFIELD PAPER HOLDINGS LIMITED AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

               (Amounts in thousands, unless otherwise stated and
                  except number of shares and per share data)


7.       SUBSEQUENT EVENTS

                 On 20 August 1996, the Company entered into an agreement, which was amended on November 15, 1996 (the "Merger Agreement") with Dransfield China Paper Corporation ("DCPC") and SuperCorp Inc. ("SuperCorp"), the controlling shareholder of DCPC and a U.S. corporation with no substantial assets, for a proposed merger - spin-off transaction to create a public market for DCPC's stock. The proposed merger - spin-off would be effected by SuperCorp forming a new subsidiary, DCPC which would sell 461,572 shares of US$.001 par value Common Stock to SuperCorp and 38,428 shares of Common Stock to two individuals at a par value of US$.001. DCPC will authorize 50 million shares of Common Stock with a par value of US$.001 per share and 946,004 Common Stock Purchase Warrants which have eighteen months term and would be exercisable at US$8 per share and 2.3 million shares of Series A Convertible Preferred Stock with equivalent term as the Preferred Stock of the Company. Dransfield Holdings Limited will exchange its 80 shares of stock in the Company for a total of 9.3 million shares of Common Stock in DCPC. The 2.3 million shares of Series A Convertible Preferred Stock of the Company issued and outstanding shall be exchanged for 2.3 million shares of Series A Convertible Preferred Stock of DCPC, all authorised but unissued. SuperCorp will file a registration statement on Form S-1 with the Securities and Exchange Commission to register the spinoff of the 461,572 shares by SuperCorp. The merger agreement is subject to approval by the shareholders of Dransfield Holdings Limited and to any approvals required by the regulations of the Hong Kong Stock Exchange.

                 446,004 Common Stock Purchase Warrants of DCPC are to be issued to Dransfield Holdings Limited on the effective date of the merger and all warrants issued by DCPC are to purchase common stock of DCPC at a price of $8.00 per share and expire 18 months from the effective date of the merger.

                 Because DCPC is only a corporate shell and not an operating entity, the proposed merger will be accounted for as if the Company recapitalized. Additionally, the historical financial statements for DCPC prior to the merger will be those of the Company.

                                   APPENDIX A

                              AGREEMENT OF MERGER
                     This Agreement of Merger ("the Agreement") is made and entered into as of November 20, 1996, by and among Dransfield China Paper Corporation, a British Virgin Islands company ("the Company"); Dransfield Paper Holdings Limited, a British Virgin Islands company ("Dransfield Paper"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

                     WHEREAS, the Directors of the Company and the Directors of
              Dransfield Paper have each agreed to submit to their respective shareholders, for such shareholders' approval or rejection, the merger of Dransfield Paper into the Company ("the Merger") in accordance with the provisions of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands and of the provisions of this Agreement; and

                     WHEREAS, SuperCorp is the controlling shareholder of the
              Company;

              NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, Dransfield Paper, and SuperCorp agree as follows:

              1. Merger; Effective Date. Pursuant to the terms and provisions of this Agreement and of the International Business Companies Ordinance (No. 8 of 1984) of the Territory of the British Virgin Islands, and subject to the prior approval by the shareholders of each of the Company and Dransfield Paper, Dransfield Paper shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement or a certificate of merger with the Registrar of the Companies of the Territory of the British Virgin Islands ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and Dransfield Paper shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of Dransfield Paper, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein.

              2. Memorandum and Articles of Association. The Memorandum of Association and the Articles of Association of the Surviving

       Corporation shall be the Memorandum of Association, as amended by the certificate of merger, and the Articles of Association of the Company as in effect on the Effective Date.

              3.     Directors.   The directors of Dransfield Paper on the
       Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Memorandum of Association as amended by the certificate of merger and the Articles of Association of the Surviving Corporation, until their successors are duly elected and qualified.

              4. Officers. The officers of Dransfield Paper on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Association.

              5. Manner of Conversion. The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                     5.1. The shares of Common Stock of Dransfield Paper which shall be issued and outstanding on the Record Date (November 15, 1996) shall, on the Effective Date, be cancelled and exchanged for 9,300,000 shares of Common Stock ("the Merger Shares") and 446,004 Common Stock Purchase Warrants ("the Merger Warrants").

                     5.2 The 2,300,000 shares of Series A Convertible Preferred Stock of Dransfield Paper which shall be issued and outstanding on the Record Date shall, on the Effective Date, be cancelled and exchanged for 2,300,000 shares of Series A Convertible Preferred Stock of the Company ("the Merger Preferred Shares"), which two preferred stocks shall be identical in every respect.

                     5.3. There shall be 461,572 shares of Common Stock, no par value, of the Company issued and outstanding on the Record Date ("the Spinoff Shares"), which shares shall, on the Effective Date, continue to be outstanding and which shall have been distributed by the record holder thereof, SuperCorp, to its shareholders ("the Spinoff").

                     5.4 There shall be 38,428 shares of Preferred Stock of the Company issued and outstanding on the Record Date ("the Preferred Stock"), which shares, on the Effective Date, shall have been exchanged for 38,428 shares of Common Stock of the Company ("the Escrow Shares").

                     5.5 There shall be options to purchase, at US$0.50 a share, 100,000 shares of Common Stock of the Company outstanding on the Record Date ("the Options"), each of which Options, on the Effective Date, shall have been cancelled and exchanged for 5 Common Stock Purchase Warrants of the Company ("the U.S. Warrants").

                     5.6    By reason of the provisions of paragraphs 5.1 and
       5.5 above, the Company shall have 946,004 Common Stock Purchase Warrants ("the Warrants") issued and outstanding after the merger. Each Warrant shall entitle the holder to purchase 1 share of Common Stock of the Company for US$5.50. Each Warrant shall expire 18 months after the Effective Date and is callable by the Company on 30-days notice at such time as the Company's Common Stock has traded at or above a US$8 closing price for 10 consecutive trading days.

              6. Representations and Warranties. SuperCorp and the Company jointly represent and warrant to, and agree with, Dransfield Paper that:

                     6.1 The Company has been duly organized and is validly existing under the International Business Companies Ordinance (No. 8 of
       1984) of the Territory of the British Virgin Islands. The Company has no subsidiary and does not own an equity interest in any entity.

                     6.2 The authorized capital of the Surviving Corporation shall be 50,000,000 shares of capital stock, which shall be of two classes as follows:

                                          Number of       Par value
       Class         Series                Shares         of shares
       -----         ------              ----------       ---------
       Common        None                40,000,000         No Par
       Preferred     Series A             2,300,000         No Par
                     To be designated     7,700,000         No Par
                     by the directors

                     6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has authorized and outstanding capital as follows: (i) 461,572 shares of Common Stock, no par value,
       (ii) 38,428 shares of Series B Preferred Stock, no par value, and (iii) options to purchase 100,000 shares of Common Stock. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of Common Stock and Series A Convertible Preferred Stock to be issued upon exercise of the warrants to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                     6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

                     6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

                     6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and shareholders.

                     6.7 The Company is not an "investment company" or an entity "controlled" by and "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

              7. Conditions of Dransfield Paper's obligations. The obligations of Dransfield Paper to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

                     7.1 The shares of Common Stock of the Company to be distributed pursuant to the provisions of paragraph 5.3 above shall, prior to the distribution thereof, be registered with the U.S. Securities and Exchange Commission ("SEC"), the shares of Common Stock and Warrants of the Company to be distributed pursuant to the provisions of paragraphs 5.1 and 5.2 above shall, prior to the distribution thereof, be approved for issuance by the Hong Kong Stock Exchange Limited as may be necessary, and the shares of Common Stock and Warrants of the Company to be distributed pursuant to the provisions of paragraphs 5.4 and 5.5 above shall, after the distribution thereof, be registered with the SEC for resale by the holders thereof.

                     7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                     7.3 The Company shall have registered with the SEC pursuant to Section 12(b) or (g) of the Securities and Exchange Act ("the Act") of 1934, as amended, and is required to file reports pursuant to Section 13 or 15(d) of the Act.

                     7.4 All certificates of Preferred Stock and Options shall have been returned to the executive office of the Company.

                     7.5 The directors of the shareholder of Dransfield Paper are free to approve or disapprove the Merger in their full discretion and exercise of their duties as directors.

              8. Listing of the Company Common Stock on the American Stock Exchange or the Nasdaq Stock Market's National Market. SuperCorp covenants that it will exert its best efforts to obtain a listing of the Company's Common Stock, after the Effective Date, on the American Stock Exchange or the Nasdaq Stock Market's National Market, at the choice of Dransfield Paper.

              9. Tax Treatment. The merger of the Company and Dransfield Paper shall be accomplished as a tax-free reorganization under the laws of the Territory of the British Virgin Islands.

              10. Certificate of Merger. Upon the approval of the merger by the shareholders of the Company and of Dransfield Paper, the officers of the Company shall file with the Registrar of Companies of the Territory of the British Virgin Islands either a certified copy of this Agreement or a Certificate of Merger, containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Registrar of Companies of the Territory of the British Virgin Islands, the Agreement may be terminated by the board of directors of Dransfield Paper notwithstanding approval of this Agreement by the shareholders of Dransfield Paper or of the Company.




                                       Dransfield China Paper Corporation, a
                                       Territory of the British Virgin Islands
                                       company


                                       By: /s/ T.E. King
                                          -------------------------------------
                                          T.E. King, President

                                       Dransfield Paper Holdings Limited, a
                                       Territory of the British Virgin Islands
                                       company

                                       By: /s/ Warren Ma
                                          -------------------------------------
                                          Warren Ma, Director

                                       SuperCorp Inc.


                                       By: /s/ T.E. King
                                          -------------------------------------
                                          T.E. King, President

                                   APPENDIX B

                     THE PEOPLE'S REPUBLIC OF CHINA ("PRC")

AREA AND POPULATION

       The PRC has a territory of approximately 9.6 million square kilometers (3.71 million square miles) and is the third largest country in the world.

       The PRC is the most populous country in the world. It had a population at the end of 1993 of over 1.18 billion - about one-fifth of the world's population. Its population is unevenly distributed, being very dense in the east, particularly in the nine eastern coastal provinces and municipalities which make up 31.7% of the total population. The western part of the PRC is sparsely populated.

       The PRC is becoming increasingly urbanized. From 1949 to 1994, the PRC urban population increased from 11% of the total population to about 28% of the population (that is, more than 300 million people). Chongqing and Shanghai, with populations of approximately 15 to 13 million, respectively, are the largest cities in the PRC.

POLITICAL OVERVIEW

       The PRC political system is organized on the basis of the PRC Constitution. The National People's Congress ("NPC") is the highest organ and law-making body under the PRC Constitution, and the State Council is the highest executive organ of the laws and decisions made by the NPC.

       All state organs derive official authority from the PRC Constitution and other laws. The principal powers of the NPC include amending and enacting the PRC Constitution, promulgating and reviewing China's national laws and other regulations, appointing and removing the Premier and other members of the State Council, the Chairman of the Central Military Commission, the President of the Supreme People's Court, the Procurator General of the Supreme People's Procurate, and the President and Vice President of the PRC and approving national, social and economic plans. Delegates to the NPC come from the various provinces, regions, municipalities and armed force units and hold five year terms. The NPC meets annually with the Standing Committee of the NPC exercising state power when the NPC is not in session.

       The State Council is the highest executive organ of the state. The Premier of the State Council is appointed by the NPC. The State Council is responsible for the supervision and co-ordination of all ministries and commissions at the state level and all administrative agencies at the local level. It prepares and supervises the implementation of the State Plan and budget. There are 38 ministries and commissions together with the People's Bank of China and the State Auditing Administration which are currently under the authority of the State Council.

       The Chinese Communist Party ("CCP") plays a leading role in formulating policy and selecting and providing personnel at all levels of the State structure.

       Administratively, the PRC is divided into 23 provinces (which includes Taiwan), three municipalities (Beijing, Shanghai and Tianjin) and five autonomous regions. At the local level, administrative entities derive their authority from, and are accountable to, the People's Congresses at the provincial and municipal levels.

ECONOMIC REVIEW

ECONOMIC STRUCTURE.

       The PRC's economy contains four major sectors: state-owned enterprises, collectively-owned enterprises, individually-owned enterprises and other enterprises including enterprises with foreign capital. The proportion of industrial output attributable to state-owned enterprises has been decreasing, but state-owned enterprises still play a leading role in the economy. In 1993, state-owned enterprises accounted for approximately 43% of the PRC's output and enterprises owned by collectives and individuals accounted for 38.4% and 8.4%, respectively. The fastest growing sector of the economy is other types of enterprises, including enterprises with foreign capital, which accounted for 10.2% of the total industrial output in 1993, representing an increase of approximately 43.7% over 1992 figures.

       A recent reform has been the conversion of selected state-owned enterprises into limited liability shareholding companies and the issue of shares to public and private investors (including employees). Several of these state-owned enterprises, after being converted into limited liability shareholding companies, have been granted approval to list on the Shanghai Stock Exchange and the Shenzhen Stock Exchange, the two emerging stock markets in the PRC.

       Collectively-owned enterprises are predominately located in rural areas and concentrated in industries with lower demands for capital and technology or with greater consumer orientation. Collectively-owned enterprises are not subject to strict control but are only under the guidance of the State Plan. This allows them more operational flexibility than state-owned enterprises but entitles them to fewer state subsidies. In 1992, collectively-owned enterprises accounted for approximately 38% of total industrial production value in the PRC.

       Individually-owned enterprises are typically family-run small businesses. Individually-owned and other enterprises generally engage in service industries or retail businesses and are not covered by the State Plan.

ECONOMIC PLANS AND DEVELOPMENT.

       The development of the PRC's economy has been characterized by the adoption, since 1953, of Five Year Plans. Implementation of the plans is carried out under the supervision of the State Planning Commission, which reports directly to the State Council. The Ninth Five Year Plan for national, economic and social development for 1996-2000 was adopted earlier this year by the Standing Committee of the NPC.

       One objective for the Plan is for the PRC's output to grow at an average annual rate of growth of about 8%. From 1980 to 1990, the PRC had an average GNP growth rate of approximately 9%.

       The Plan also calls for the establishment of an economic structure consistent with a socialist planned economy based on public ownership and market regulation. In addition, emphasis is placed on the further opening of the PRC to the outside world by expanding economic and technological exchanges with other countries. The Plan also seeks to relieve supply problems which have arisen from rapid growth during the 1980s and to allocate resources to the priority areas of agriculture, energy, transportation, telecommunications and basic materials industries.

ECONOMIC REFORMS.

       In 1978, the PRC began implementing an economic reform program in an effort to revitalize the economy and improve the standard of living. Since that time, the PRC Government's economic policies have allowed for an increasing degree of liberalization from a centrally-planned economy to a more market-oriented economy. At the fourteenth Party Congress held in October 1992, the Congress called for a "socialist market economy" in which full rein should be given to market forces with the government limiting its role to setting and implementing broad macro-economic policies. This was later endorsed by the eighth session of the NPC amending the Constitution. As part of the economic reforms, managers of enterprises have been granted more decision-making powers and responsibilities in relation to matters such as production, marketing, use of funds, and employment and disciplining of staff.

       The PRC Government is gradually relaxing many of its controls over product prices. Although some products are still controlled and distributed by the PRC Government at planned prices, the range of products subject to planned prices has been substantially reduced, particularly in 1992 and the first half of 1993. Products which are not subject to the State Plan are generally sold at prices determined by market conditions. In addition, a state-owned enterprise which has fulfilled its production obligations under the State Plan may obtain additional raw materials and sell products which it has produced in excess of the State Plan at market prices in both the international and domestic markets.

       The following table sets out major economic indicators of the PRC from 1989 to 1993:

                                         1989   1990   1991  1992  1993
                                         ----   ----   ----  ----  ----
Gross national product
    % change                             4.4     4.1    8.2  13.4  13.2
Industrial output
    % change                             8.5     7.8   14.8  27.5  28.0
  Light industries                       8.2     9.2   13.0  26.1   n/a
  Heavy industries                       8.9     6.2   14.5  29.0   n/a
Per capita GNP
    % change                             2.8     9.0   12.8  19.1  27.2
Inflation rate
    % change in Retail
    Price Index                         17.8     2.1    2.9   5.4  13.2
Gross industrial output value
    % change                             8.5     7.8   14.8  27.5  28.0
Merchandise exports
    US$ billion                         52.5    62.1   71.9  85.0  91.8
    % change                            10.6    18.2   15.7  18.2   8.0
Merchandise imports
    US$ billion                         59.1    53.4   63.8  80.6 104.0
    % change                             7.0    -9.8   19.6  26.4  29.0
Trade balance
    US$ billion                         -6.6     8.7    8.1   4.4 -12.2

------------------------------

Source:  State Statistical Bureau of the PRC China Statistical Yearbook 1994;

    As indicated in the table above, industrial output in the PRC has grown rapidly since 1988. The last decade of economic reform has resulted in a great change in the PRC's industrial pattern. In the first three decades after 1949, the PRC placed great emphasis on heavy industry rather than light industry and as a result the growth rate of heavy industry consistently out-performed that of light industry. In recent years growth in industrial output has become relatively balanced between light industry and heavy industry.

    The PRC's economic reform has had its problems. Overheating of the economy, inflation and stagnation in its basic infrastructure development prompted the government to implement policies to curb inflation from time to time during the 1980s. An austerity policy in 1988, in particular, led to two years of stagnant markets and an economic downswing. Starting in early 1992, boosted by Deng Xiaoping's calls for faster economic development during his visit to southern China, the pace of the PRC's economic reform has accelerated.

    At present, the PRC is in another period of very fast economic development. However, economic problems are being encountered mainly due to over-investment in fixed assets, rapid growth in the monetary supply, serious bottle-neck problems in transport infrastructure, excessive increases in the prices of some consumer goods and the costs of production. Commencing in the second half of 1993, the PRC implemented macro-economic and fiscal policies in an effort to control its overheated economy. The plan included raising interest rates, calling in speculative loans, cutting government expenditure and suspending some price reform measures. The challenge facing the PRC's economic planners is to ensure that the economy continues to grow but that this growth takes place in a stable and non- inflationary environment.

FOREIGN TRADE.

    The PRC's foreign trade has grown rapidly since 1987. Trading partners now include about 170 countries and regions. From 1978 to 1993, the value of total trade grew from US$20.6 billion to US$195.7 billion.

    In 1993, the PRC's foreign trade yielded a trade deficit of US$12.2 billion. Exports reached US$91.8 billion, representing an increase of 8% over those of 1992, and imports reached US$103.95 billion, representing an increase of 29%.

    The PRC currently enjoys Most Favored Nation ("MFN") trading status with the United States, which status is subject to renewal on an annual basis. The PRC's MFN status means that the PRC maintains those trading privileges enjoyed by all normal trading partners of the United States. The PRC has retained MFN privileges since 1980. Rescission of MFN status would subject PRC exports to the United States to significantly higher tariffs.

FOREIGN INVESTMENT.

    Since 1978, the number of enterprises with foreign investment has increased rapidly in the PRC. By the end of 1993, about 167,507 foreign investment enterprises with an aggregate amount of contracted investment of about US$382 billion had been established. In 1990, foreign investment enterprises constituted approximately 4.3% of the PRC's total industrial production value. Since 1978, the PRC Government has afforded even greater flexibility to foreign parties in relation to the industries in which investments may be made, access to domestic markets, and management of foreign investment enterprises, including greater latitude in the hiring and dismissal of employees, in setting levels of wages, bonuses and allowances, and in purchasing raw materials and marketing products.

FOREIGN INVESTMENT IN THE PRC FROM 1979 TO 1993.
(excluding joint stock limited companies)

                            1979-84    1985-89  1990    1991    1992    1993
                            -------    -------  ----    ----    ----    ----
Number of contracts         3,248      18,530   7,273  12,978  48,764   83,437

Contractual value
  (in US$ billions)        10.41        26.46    6.60   11.98    58.1    111.4

---------------------

Source:  State Statistical Bureau of the PRC.

LEGAL SYSTEM

    The legal system of the PRC is based principally on written laws and regulations as supplemented by State Council Commission and Ministry level measures, rules, interpretations, procedures and directives. Government departments under the State Council in charge of state planning, economic restructuring, foreign trade and investment, tax, customs and environmental protection in particular have broad powers to establish binding legal rules applicable to all industrial and commercial enterprises. Decided court cases have no generally binding effect, although such cases are used for the purposes of judicial reference and guidance. To date, court decisions have not played a significant role in the interpretation of the PRC legislation relating to the economy.

    As stated above, the NPC is responsible for enacting national laws in the PRC. The People's Congresses at the provincial and municipal levels have power to promulgate rules and regulations which are effective only within the relevant provinces and municipalities. The State Council, certain government agencies under the State Council and the People's Congresses at the provincial and municipal levels have authority to issue administrative measures, but such administration measures, rules, regulations, decisions and directives must not be in conflict with national laws.

    The PRC is still in the course of developing a comprehensive system of laws since its adoption of the economic opening-up policy and reform in 1978. It has promulgated a series of laws and regulations principally on various economic matters and foreign investment in the PRC. Such laws and regulations mainly deal with foreign investments in the PRC, taxation, foreign trade, economic contracts between PRC entities and foreign parties, technology transfer and the protection of certain intellectual property rights. The PRC Constitution was amended in December 1982 to permit investment by foreign entities and individuals in the PRC and guarantee protection of the lawful rights and interests of foreign investors in the PRC.

THE JUDICIAL SYSTEM.

    The PRC judicial system is composed of four levels of court: the Supreme People's Court, the Higher People's Court, the Intermediate People's Court and the Basic People's Court. The People's Court is established with criminal, civil and economic tribunals. In addition to these three tribunals, the People's Court may establish other tribunals (such as an intellectual property rights tribunal) if necessary. A higher-level People's Court and People's Procuratorate are both responsible for the supervision of a lower-level People's Court. The Supreme People's Court is the highest judicial authority in the PRC judicial system and exercises supervisory power over the various levels of People's Courts. The PRC adopts a two-tier final appeal system for ordinary civil cases. Such cases are first heard by a People's Court of first instance and then subject to appeal to the People's Court of second instance at the next higher level, whose decision is final. However, an application for re-trial may be made to the court of original jurisdiction which delivered the judgment or ruling, or a higher-level court pursuant to the Judicial Supervisory Procedures.

    The PRC legal system is based on statutes, and court cases do not constitute binding precedents. The National People's Congress and its standing committee, the Supreme People's Court, the Supreme People's Procuratorate and the State Council may give opinions on the interpretation of laws and regulations so as to resolve uncertainties and ambiguities. Interpretations made by legislative bodies carry general legal effect. Interpretations made by the Supreme People's Court and the Supreme People's Procuratorate are divided into specific interpretations, which are binding interpretations in respect of specific cases and general interpretations, which carry general legal effect. Interpretations made by the State Council carry general legal effect but their scope is restricted to administrative rules, regulations and provisions.

    For civil cases, if a party fails to comply with a legally binding judgment, ruling or settlement agreement, the other party to the dispute may apply to the court of jurisdiction for enforcement. There are time limits imposed on the right to apply for such enforcement. If at least one of the parties to the dispute is an individual, the time limit is one year. If both parties to the dispute are legal persons or other institutions, the time limit is six months.

    Foreign judgments and rulings will be recognized and enforced by the People's Courts, if there is an international treaty or other reciprocal enforcement between the PRC and the relevant foreign country and the enforcement will not violate the public security, state sovereignty, public interests or basic principles of law of the PRC.

ARBITRATION AND ENFORCEMENT OF ARBITRATION AWARDS.

    The Arbitration Law of the People's Republic of China became effective September 1, 1995. The Arbitration Law provides that it is applicable to trade disputes involving foreign parties. The parties thereto may, pursuant to their arbitration agreement, submit their dispute to arbitration before an arbitration committee constituted in accordance with the Arbitration Law. The arbitration rules to be applied by the arbitration committee shall be formulated in accordance with Arbitration Law and the PRC Civil Procedure Law.

    The China International Economic and Trade Arbitration Commission ("CIETAC") is one of the arbitration institutions in the PRC, whose jurisdiction covers foreign related disputes arising from "international economic and trade transactions" where the parties have reached an arbitration agreement selecting CIETAC to be the venue of the arbitration.

       An award made by CIETAC is final and binding on the parties. Under the PRC Civil Procedure Law and the Arbitration Law, the People's Court shall enforce arbitration awards governed by CIETAC unless certain errors or irregularities relating to the jurisdiction, arbitration procedures or composition of the tribunal are proved or if in the view of the People's Court the execution of the award would be contrary to the interests of the place of domicile of the party subject to execution or the place where his property is located.

       Foreign arbitration awards may be enforced in China in accordance with the PRC Civil Procedure Law provided that the relevant foreign country has entered into an international treaty or other reciprocal enforcement arrangement with China. An application for enforcement shall be submitted to the Intermediate People's Court.

       In 1987, China acceded to the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"). Because Hong Kong participates in the New York Convention by virtue of the United Kingdom being a signatory to the New York Convention, an award by an arbitration organization in Hong Kong can generally be enforced in the PRC. However, the PRC's accession is subject to the reservation that (a) the PRC will recognize and enforce foreign arbitration awards on the principles of reciprocity, and (b) the PRC will only abide by the New York Convention in disputes considered to be arising from contractual and non-contractual mercantile legal relations under Chinese laws.

EXCHANGE CONTROL

       On December 28, 1993, the People's Bank of China, authorized by the State Council of the PRC, announced that the dual exchange rate system for Renminbi against foreign currencies would be replaced by a unified exchange rate system, with effect from January 1, 1994. The PRC's foreign exchange control system has been in a state of flux since that time. Numerous rules and regulations and implementation measures have been issued. To the extent that existing provisions stipulated in previous regulations do not contradict new regulations as mentioned above, the existing regulations should remain valid. Set out below is a summary of these regulations which remain valid and effective:

    (1) Foreign exchange dealings are centralized and administered by the State Administration for Exchange Control and its branches ("SAEC"). Foreign exchange transactions are to be carried out under the approval of SAEC in the PRC through authorized banks and other financial institutions, including certain designated foreign banks.

    (2) PRC residents and foreigners residing in the PRC with foreign exchange incomes may deposit the foreign exchange in banks or sell the foreign exchange to banks.

    (3) Foreign parties to Sino-foreign equity joint ventures, Sino-foreign cooperative joint ventures, foreign investors in wholly foreign-owned enterprises and other foreign enterprises in China are permitted to remit their profits out of the PRC, subject to the availability of foreign exchange.

    Since March 1, 1993, each PRC or non-PRC resident has been permitted to bring in or take out of the PRC RMB6,000 in cash.

    The People's Bank of China, with authority from the State Council, on December 28,1993 issued the Notice on Further Reform of the Foreign Exchange Control Structure with effect from January 1, 1994. The Notice unifies the official Renminbi exchange rate and the market rate for Renminbi established at the foreign exchange swap centers throughout the PRC. Under the Notice, all foreign exchange income of PRC enterprises must be sold to designated banks authorized to deal in foreign exchange. However, enterprises with foreign equity interests and enterprises allowed to have foreign exchange bank accounts are allowed to retain their foreign exchange earnings.

    Control on the purchase of foreign exchange is also relaxed. Enterprises which require foreign exchange for their ordinary trading activities may purchase foreign exchange from designated foreign exchange banks if the applicant is supported by proper import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and payment notices. For import activities which require quotas, import licenses and registration, foreign exchange may be purchased if the applications are supported by import contracts and the relevant required documents. For non-trading activities, any application for purchase of foreign exchange needs to be supported by payment contracts or payment notices from relevant overseas organizations. According to Article 14 of the Provisional Regulations on the Sale, Purchase and Payment of Foreign Exchange, the payment of dividends to foreign shareholders is one of the activities permitting the purchase of foreign exchange through the banking system.

    A unified foreign exchange inter-bank market among designated foreign banks is to be established, to be supervised and administered by the People's Bank of China through the SAEC.

    A single exchange rate system has been set up to replace the official rate and the swap center rate. Based on market conditions and supply and demand, and based on the PRC interbank foreign exchange market rate on the previous day, with reference to current exchange rates in the world financial markets, the People's Bank of China announces each day an exchange rate which is to be followed by all designated foreign exchange banks within the permitted range.

    Further, foreign investment enterprises may distribute profit to their foreign investors with funds in their foreign exchange bank accounts kept with designated foreign exchange banks. Should such foreign exchange be insufficient, enterprises may apply to the relevant department of the state for permission to purchase foreign exchange from designated foreign exchange banks.

    The foreign exchange quota system is being phased out and outstanding holdings of foreign exchange quota and other entitlements may still be used to obtain foreign currencies through swap centers which shall continue to operate for an interim period.

                                    PART II

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following are all expenses of this issuance and distribution. There are no underwriting discounts or commissions. None of the expenses are being paid by the distributing security holder, SuperCorp Inc. All expenses are being paid by Dransfield Paper Holdings Limited, the company with which the Registrant proposes to merger.

    Item                                         Amount
                                                 ------
Registration fees                              $ 1,380
Escrow agent's fee                                 500
Stock transfer agent's fee                       4,375
Printing and engraving                          10,000
Postage                                          4,000
Legal                                           40,000
Accounting & auditors                           75,000
Stock Exchange or Nasdaq listing fee            50,000
                                              --------
                                              $185,255

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    There is set forth in the Prospectus under "Terms of the Transaction - Indemnification for Securities Act Liabilities" a description of the laws of the Territory of the British Virgin Islands with respect to the indemnification of officers, directors, and agents of corporations incorporated in the Territory of the British Virgin Islands.

    Both the Company and Dransfield Paper Holdings Limited have Memorandum and Articles of Association provisions that insure or indemnify, to the full extent allowed by the laws of the Territory of the British Virgin Islands, directors, officers, employees, agents or persons serving in similar capacities in other enterprises at the request either of the Company or Dransfield Paper Holdings Limited, as the case may be.

    To the extent of the indemnification rights provided by the Territory of the British Virgin Islands statutes and provided by the Company's and Dransfield Paper Holdings Limited's Memorandum and Articles of Association, and to the extent of Dransfield Paper Holdings Limited's and the Company's abilities to meet such indemnification obligations, the officers, directors and agents of Dransfield Paper Holdings Limited or the Company would be beneficially affected.

RECENT SALES OF UNREGISTERED SECURITIES.

    On June 30, 1996 the Registrant issued 461,572 shares of its common stock to its corporate parent, SuperCorp Inc., an Oklahoma corporation, for a cash consideration of $462, or $0.001 a share, and on August 15,

1996 issued 26,786 shares of its Series B Preferred Stock to J. Douglas Bowey and 11,642 shares of its Series B Preferred Stock to T.E. King for a cash consideration of $38, or $0.001 a share.

    On August 15, 1996 the Registrant issued to 9 persons options to purchase 100,000 shares of its Common Stock at $0.50 a share, each option expiring December 31, 1997. These options are to be exchanged at the time of the Spinoff described in Part I of this Registration Statement for 500,000 U.S. Callable Warrants. The persons to whom the shares of Series B Preferred Stock and the options were issued have the following relationships with the
Registrant:

                                                   Shares of
                        Position with              Series B      Number
                          Company or               Preferred       of
Insider                   SuperCorp                 Stock       Options(1)
-------                   ---------               ------------  -------
J. Douglas Bowey        Finder                    26,786(2)        6,000

T.E. King               Company president and     11,642(2)       50,000
                        sole director; Super-
                        Corp president and
                        director

Thomas J. Kenan         Company counsel;               0           4,000(3)
                        SuperCorp counsel;
                        SuperCorp officer
                        and director

Albert L. Welsh         SuperCorp officer              0           8,000
                        and director

George W. Cole          None                           0           8,000(4)

John E. Adams           None                           0           8,000(5)

Robert G. Rader         None                           0           8,000(6)

Gary E. Bryant          None                           0           8,000(7)

--------------------

(1) 500,000 U.S. Callable Warrants, at the time of the Spinoff, will be exchanged for 100,000 options that were issued to the 8 insiders listed above as partial payment for the services described immediately below. The options entitle the option holders to purchase 100,000 shares of Common Stock of the Company at $0.50 a share and expire if not exercised on December 31, 1997. Each U.S. Callable Warrant entitles the holder to purchase 1 share of the Company's Common Stock for $5.50 and expires 18 months from the effective date of a Merger with Dransfield Paper. The Warrants are callable by the Company on 30 days notice at such time as the

    Company's Common Stock has traded at $8 a share for 10 consecutive days.

(2) Shares of Common Stock, at the time of the Spinoff, will be received by the holders in exchange for an equal number of shares of Series B Preferred Stock of the Company that were issued to the two insiders listed above as partial payment for the services described immediately below. The Series B Preferred Stock has the same rights as the Company's Common Stock and, in addition, is entitled to receive in liquidation $1 a share before liquidating distributions are made to the Common Stock holders.

(3) These warrants will be held by the Marilyn C. Kenan Trust, of which trust Mr. Kenan's spouse, Marilyn C. Kenan, is the trustee and sole beneficiary.

(4) These warrants will be held by Marjorie J. Cole, Mr. Cole's spouse.

(5) These warrants will be held by Meridyne Corporation, of which Mr. Adams is an officer and director.

(6) These warrants will be held by Judith Rader, Mr. Rader's spouse.

(7) Half of these warrants will be held by Suzanne Kerr, Mr. Bryant's wife.

SERVICES RENDERED BY INSIDERS.

    Mr. Bowey's finder services consisted of introducing Mr. King to SuperCorp in 1995, and the Company securities he will receive represent compensation to him for these services.

    Mr. King developed personal contacts with officers of Dransfield Paper in 1995 and, together with Messrs. Kenan and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper. Subsequent to the November 1995 due diligence trip and throughout 1996, Mr. King has done additional due diligence services, financial and economic analyses, economic projections with respect to the business of Dransfield Paper and near-daily liaison with officers of Dransfield Paper. Mr. King is the sole officer and director of the Company prior to the Merger, should the Merger be approved, and is and will be the Company's agent for service of process after the Merger. For these services, Mr. King has received $45,000 from Dransfield Paper and will receive the securities listed above.

    Mr. Kenan, together with Messrs. King and Welsh during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper and throughout 1996 has done additional due diligence services and has performed legal services in organizing the Company and registering the Spinoff transaction with the Securities and Exchange Commission ("the Commission"). For these services and for additional legal services Mr. Kenan is to perform with respect to the Commission should the Merger be approved by Dransfield

Paper, Mr. Kenan has been paid $60,000 by Dransfield Paper and will receive the securities listed above.

    Mr. Welsh, together with Messrs. King and Kenan during a due diligence trip to Hong Kong and China in November 1995, negotiated the merger-spinoff transaction with Dransfield Paper.

    Other than as stated above, none of the insiders has received any compensation from SuperCorp or the Company with respect to the transaction with Dransfield Paper. Further, none has received a salary or other compensation from SuperCorp for his services as an officer or director of SuperCorp.

    All of the insiders have performed services for SuperCorp, Messrs. Kenan and Adams since 1989, Mr. Welsh since 1991, and the others since 1994, such services being in the nature of searching for and developing candidates, such as Dransfield Paper, for a spinoff-merger transaction that will benefit SuperCorp shareholders. These services go uncompensated, and the attendant expenses in most instances go unreimbursed unless and until an opportunity for indirect compensation presents itself, such as the 500,000 U.S. Callable Warrants to be distributed or attributed to the eight insiders. Until such time, should it ever occur, that the Company's Common Stock should qualify as a "covered security" under the National Securities Market Improvement Act, the distribution of these warrants to approximately 2,500 SuperCorp shareholders in 48 states on a pro rata basis would require registration under the state Blue Sky laws and would be economically prohibitive and, in some states, impossible, due to state securities laws and regulations. Yet, the distribution and potential exercise of the 500,000 U.S. Callable Warrants was essential to the negotiation of the transaction with Dransfield Paper.

    There was no underwriter, and none of the above-described securities were offered to any persons other than the present holders of these securities.

    The securities were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and by Regulation D, Rule 506. Each of the 8 persons was a promoter and insider to the organization of the Registrant and fully informed as to the details of organization of the Registrant.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Separately bound but filed as part of this Registration Statement are the following exhibits:

       Exhibit Item
       ------------
          2                 -      Agreement of Merger of August 1, 1996,
                                   between Dransfield China Paper Corporation and Dransfield Paper Holdings Limited.*

          3(i)       -      Memorandum of Association of Dransfield China Paper
                            Corporation.*

          3(ii)      -      Articles of Association of Dransfield China
                            Paper Corporation.  (superseded by Exhibit 3(ii).1)

          3(ii).1    -      Restated and Amended Articles of Association of
                            Dransfield China Paper Corporation.**

          3.1(i)     -      Memorandum of Association of Dransfield Paper
                            Holdings Limited.*

          3.1(ii)    -      Articles of Association of Dransfield China Paper
                            Holdings Limited.*

          4          -      Relevant portion of the Memorandum of Association
                            of Dransfield China Paper   Corporation defining
                            the rights of the holder of its Series A
                            Convertible Preferred Stock.*

          4.1        -      Relevant portion of the Memorandum of Association
                            of Dransfield China Paper Corporation defining the rights of the holders of its Series B Preferred
                            Stock.*

          4.2        -      Relevant portion of director's resolution defining
                            and authorizing grant of stock options to 9 persons.*

          5          -      Opinion of Thomas J. Kenan, Esq., as to the
                            legality of the securities covered by the
                            Registration Statement.  (superseded by Exhibit
                            5.1)

          5.1        -      Opinion of Harney, Westwood & Riegels as to
                            legality of the securities covered by this Registration Statement.**

          8          -      Opinion of Thomas J. Kenan, Esq., as to tax matters
                            and tax consequences.* (superseded by Exhibit 8.3).

          8.1        -      Opinion of Harney, Westwood & Riegels as to matters
                            concerning British Virgin Islands law. (superseded by Exhibit 8.2).

          8.2        -      Opinion by Harney, Westwood & Riegels as to matters
                            concerning British Virgin Islands law.**

          8.3        -      Opinion of Thomas J. Kenan, Esq., as to tax matters
                            and tax consequences.

         10.1        -      Escrow Agreement among Dransfield China Paper
                            Corporation; SuperCorp Inc., and Liberty Bank &
                            Trust Company of Oklahoma City, N.A. (superseded by Exhibit 10.4)

         10.2        -      1996 Share Option Scheme adopted by Dransfield
                            China Paper Corporation.*

         10.3        -      Representative agreement among certain shareholders
                            of SuperCorp relating to compliance with S.E.C.
                            Rule 419.*

         10.4        -      Escrow Agreement among Dransfield China Paper
                            Corporation SuperCorp Inc., and Liberty Bank &
                            Trust Company of Oklahoma City, N.A.**

         21          -      List of all subsidiaries of Dransfield Paper
                            Holdings Limited.*

         23          -      Consent of Thomas J. Kenan, Esq. to the reference
                            to him as an attorney who has passed upon certain information contained in the Registration
                            Statement.  (superseded by Exhibit 23.7)

         23.1        -      Consent of Ernst & Young, independent auditors of
                            Dransfield Paper Holdings Limited.  (superseded by
                            Exhibit 23.8)

         23.2        -      Consent of Hogan & Slovacek, independent auditors
                            of Dransfield China Paper Corporation. (superseded by Exhibit 23.9)

         23.3        -      Consent of Horace Yao Yee Cheong to serve as a
                            director of Dransfield China Paper Corporation should the proposed merger with Dransfield Paper
                            Holdings Limited become effective.**

         23.4        -      Consent of Warren Ma Kwok Hung to serve as a
                            director of Dransfield China Paper Corporation should the proposed merger with Dransfield Paper
                            Holdings Limited become effective.**

         23.5        -      Consent of Jeremy Lu Yuen Tong to serve as a
                            director of Dransfield China Paper Corporation should the proposed merger with Dransfield Paper
                            Holdings Limited become effective.**

         23.6        -      Consent of Harney, Westwood & Riegels, solicitors,
                            to the reference to them as experts who have passed
                            upon certain information contained in the
                            Registration Statement.  (superseded by Exhibit
                            23.10)

         23.7        -      Consent of Thomas J. Kenan, Esq. to the reference
                            to him as an attorney who has passed upon certain information contained in the Registration
                            Statement. (superseded by Exhibit 23.11)

         23.8        -      Consent of Ernst & Young, independent auditors of
                            Dransfield Paper Holdings Limited. (superseded by
                            Exhibit 23.13)

         23.9        -      Consent of Hogan & Slovacek, independent auditors
                            of Dransfield China Paper Corporation. (superseded by Exhibit 23.14)

         23.10       -      Consent of Harney, Westwood & Riegels, solicitors,
                            to the reference to them as experts who have passed
                            upon certain information contained in the
                            Registration Statement. (superseded by Exhibit
                            23.12)

         23.11       -      Consent of Thomas J. Kenan, Esq. to the reference
                            to him as an attorney who has passed upon certain
                            information contained in the Registration Statement.
                            ***

         23.12       -      Consent of Harney, Westwood, & Riegels, solicitors,
                            to the reference to them as experts who have passed upon certain information contained in the Registration Statement.***


         23.13       -      Consent of Ernst & Young, independent auditors of
                            Dransfield Paper Holdings Limited. (superseded by
                            Exhibit 23.15)



         23.14       -      Consent of Hogan & Slovacek, independent auditors
                            of Dransfield China Paper Corporation.(superseded by Exhibit 23.16)



         23.15       -      Consent of Ernst & Young independent auditors of
                            Dransfield Paper Holdings Limited.****



         23.16       -      Consent of Hogan & Slovacek, independent auditors
                            of Dransfield China Paper Corporation.****


         27          -      Financial Data Schedule.*

         99          -      Designation of T.E. King as the authorized
                            representative in the United States of Dransfield
                            China Paper Corporation.*

       *      Previously filed with Form S-1; incorporated herein.

       ** Previously filed with this Amendment No. 1 to Form S-1; incorporated herein.


       *** Previously filed with Amendment No. 2 to Form S-1; incorporated herein.


       ****   Filed with this Amendment No. 3.


       UNDERTAKINGS.

       Dransfield China Paper Corporation will:

              1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

                     (iii) include any additional or changed material information on the plan of distribution.

              2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

              3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

              4. File a post-effective amendment to the registration statement to include any financial statements required by Regulation 210.3-19 under the Securities Act of 1933 at the start of a delayed offering or throughout a continuous offering.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the Act") may be permitted to directors, officers and controlling persons of Dransfield China Paper Corporation pursuant to the foregoing provisions, or otherwise, Dransfield China Paper Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Dransfield China Paper Corporation of expenses incurred or paid by a director, officer or controlling person of Dransfield China Paper Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Dransfield China Paper Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

       Dransfield China Paper Corporation hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of an included in the registration statement when it became effective.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California.




Date: February 5, 1997                     Dransfield China Paper Corporation




                                           By: /s/ T.E. King
                                              ------------------------------
                                              T.E. King, president



       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.





Date: February 5, 1997                      /s/ T.E. King

                                           ------------------------------------
                                           T.E. King, president, sole director,
                                           principal financial officer, and
                                           authorized representative in the
                                           United States of the registrant

                  EXHIBIT INDEX (AMENDMENT NO. 3 TO FORM S-1)


Exhibit                                  Item
-------                                  ----
   23.15                 Consent of Ernst & Young, independent auditors of
                         Dransfield Paper Holdings Limited.

   23.16                 Consent of Hogan & Slovacek, independent auditors of
                         Dransfield China Paper Corporation.